UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.  )

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Oasis Petroleum Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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OASIS PETROLEUM INC.

1001 Fannin Street

Suite 1500

Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Oasis Petroleum Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Oasis Petroleum Inc. (the “Company”) will be held at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas 77010, on Thursday, May 1, 2014, at 9:00 a.m. Central Time (the “Annual Meeting”). The Annual Meeting is being held for the following purposes:

1. To elect two Class I directors, each for a term of three years.

2. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2014.

3. To approve the Amended and Restated 2010 Long Term Incentive Plan.

4. To approve the Amended and Restated 2010 Annual Incentive Compensation Plan.

5. To transact such other business as may properly come before the Annual Meeting.

These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting only if you were a stockholder of record at the close of business on March 3, 2014.

YOUR VOTE IS IMPORTANT

Please vote over the internet at www.proxyvote.com or by phone at 1-800-690-6903 promptly so that your shares may be voted in accordance with your wishes and so we may have a quorum at the Annual Meeting. Alternatively, if you did not receive a paper copy of the proxy materials (which includes the proxy card), you may request a paper proxy card, which you may complete, sign and return by mail.

By Order of the Board of Directors,

Nickolas J. Lorentzatos
Corporate Secretary

Houston, Texas

March 10, 2014

OASIS PETROLEUM INC.

1001 Fannin Street

Suite 1500

Houston, Texas 77002

PROXY STATEMENT

2014 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors of the Company requests your Proxy for the Annual Meeting that will be held Thursday, May 1, 2014, at 9:00 a.m. Central Time, at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas 77010. By granting the Proxy, you authorize the persons named on the Proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares may be voted only by a person to whom you have given a proper Proxy. You may revoke the Proxy in writing at any time before it is exercised at the Annual Meeting by delivering to the Corporate Secretary of the Company a written notice of the revocation, by submitting your vote electronically through the internet or by phone after the grant of the Proxy, or by signing and delivering to the Corporate Secretary of the Company a Proxy with a later date. Your attendance at the Annual Meeting will not revoke the Proxy unless you give written notice of revocation to the Corporate Secretary of the Company before the Proxy is exercised or unless you vote your shares in person at the Annual Meeting.

ELECTRONIC AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT

As permitted under the rules of the Securities and Exchange Commission (the “SEC”), the Company is making this proxy statement and its Annual Report available to its stockholders electronically via the internet. The Company is sending on or about March 13, 2014, a Notice Regarding the Availability of Proxy Materials (the “Notice”) to its stockholders of record as of the close of business on March 3, 2014, which Notice will include (i) instructions on how to access the Company’s proxy materials electronically, (ii) the date, time and location of the Annual Meeting, (iii) a description of the matters intended to be acted upon at the Annual Meeting, (iv) a list of the materials being made available electronically, (v) instructions on how a stockholder can request to receive paper or e-mail copies of the Company’s proxy materials, (vi) any control/identification numbers that a stockholder needs to access his or her proxy card and instructions on how to access the proxy card, and (vii) information about attending the Annual Meeting and voting in person.

Stockholders of Record and Beneficial Owners

Most of the Company’s stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with the Company’s transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice is being sent directly to you by our agent. As a stockholder of record, you have the right to vote by proxy or to vote in person at the Annual Meeting. If you received a paper copy of the proxy materials by mail instead of the Notice, the proxy materials include a proxy card or a voting instruction card for the Annual Meeting.

Beneficial Owners. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice will be forwarded to you by your broker or nominee. The broker or nominee is considered the stockholder of record with respect to those shares.

As the beneficial owner, you have the right to direct your broker how to vote. Beneficial owners that receive the Notice by mail from the stockholder of record should follow the instructions included in the Notice to view the proxy statement and transmit voting instructions. If you received a paper copy of the proxy materials by mail instead of the Notice, the proxy materials include a proxy card or a voting instruction card for the Annual Meeting.

QUORUM AND VOTING

Voting Stock. The Company’s common stock, par value $0.01 per share, is the only class of securities that entitles holders to vote generally at meetings of the Company’s stockholders. Each share of common stock outstanding on the record date is entitled to one vote.

Record Date. The record date for stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on March 3, 2014. As of the record date, 101,201,720 shares of common stock were outstanding and entitled to be voted at the Annual Meeting.

Quorum and Adjournments. The presence, in person or by Proxy, of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

If a quorum is not present, a majority of the stockholders entitled to vote who are present in person or by Proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

Vote Required. Directors will be elected by the affirmative vote of the holders of a plurality of the shares present and entitled to be voted at the Annual Meeting. Ratification of the selection of the Company’s independent registered public accountants will require the affirmative vote of the holders of a majority of the shares present and entitled to be voted at the Annual Meeting. Approval of Items 3 and 4 requires the affirmative vote of the holders of a majority of the shares present and entitled to be voted at the Annual Meeting. An automated system that Broadridge Financial Solutions administers will tabulate the votes. Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote (a “broker non-vote”) on non-discretionary items absent instructions from the beneficial owner. Brokers do not have discretionary voting authority with respect to the election of directors. For ratification of the selection of the Company’s independent registered public accountants, brokers will have discretionary authority in the absence of timely instructions from their customers. For approval of Items 3 and 4, brokers will not have discretionary authority in the absence of timely instructions from their customers. Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on Items 1, 3 or 4. For purposes of voting on the ratification of the selection of independent registered public accountants, abstentions will be included in the number of shares voting and will have the effect of a vote against the proposal.

Default Voting. A Proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the Proxy. If you properly complete and submit a Proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

•	FOR the election of the two persons named in this proxy statement as the Board of Directors’ nominees for election as Class I directors.

•	FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2014.

•	FOR the approval of the Amended and Restated 2010 Long Term Incentive Plan.

•	FOR the approval of the Amended and Restated 2010 Annual Incentive Compensation Plan.

If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of the Proxy. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

ITEM ONE

ELECTION OF DIRECTORS

The Board of Directors has nominated the following individuals for election as Class I directors of the Company to serve for a three year term to expire in 2017 and until either they are re-elected or their successors are elected and qualified:

Ted Collins, Jr.

Douglas E. Swanson, Jr.

Messrs. Collins and Swanson are currently serving as directors of the Company. Their biographical information is contained in the “Directors and Executive Officers” section below.

The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the persons acting under the Proxy will vote for the election of a substitute nominee that the Board of Directors recommends.

The Board of Directors unanimously recommends that stockholders vote FOR the election of each of the nominees.

DIRECTORS AND EXECUTIVE OFFICERS

After the Annual Meeting, assuming the stockholders elect the nominees of the Board of Directors as set forth in “Item One—Election of Directors” above, the Board of Directors of the Company will be, and the executive officers of the Company are:

Name	Age	Title
Thomas B. Nusz	54	Chairman and Chief Executive Officer
Taylor L. Reid	51	Director, President and Chief Operating Officer
William J. Cassidy(1)(2)(3)	48	Director
Ted Collins, Jr.(1)(3)	75	Director
Michael McShane(1)(2)	60	Director
Bobby S. Shackouls(2)	63	Director
Douglas E. Swanson, Jr.(2)(3)	42	Director
Michael H. Lou	39	Executive Vice President and Chief Financial Officer
Nickolas J. Lorentzatos	45	Executive Vice President, General Counsel and Corporate Secretary
Roy W. Mace	55	Senior Vice President and Chief Accounting Officer

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Governance Committee.

The Company’s Board of Directors currently consists of seven members. The Company’s directors are divided into three classes serving staggered three-year terms. Each year, the directors of one class stand for re-election as their terms of office expire. Messrs. Collins and Swanson are designated as Class I directors, and their terms of office expire in 2014. Messrs. Cassidy, Reid and Shackouls are designated as Class II directors, and their terms of office expire in 2015. Messrs. McShane and Nusz are designated as Class III directors, and their terms of office expire in 2016.

Set forth below is biographical information about each of the Company’s executive officers, directors and nominees for director.

Thomas B. Nusz has served as our Director and Chief Executive Officer (or in similar capacities) since our inception in March 2007. He also served as our President until January 1, 2014, and has 32 years of experience in the oil and gas industry. From April 2006 to February 2007, Mr. Nusz managed his personal investments, developed the business plan for Oasis Petroleum LLC and secured funding for the Company. He was previously a Vice President with Burlington Resources Inc., a formerly publicly traded oil and gas exploration and production company or, together with its predecessors, Burlington, and served as President International Division (North Africa, Northwest Europe, Latin America and China) from January 2004 to March 2006, as Vice President Acquisitions and Divestitures from October 2000 to December 2003 and as Vice President Strategic Planning and Engineering from July 1998 to September 2000 and Chief Engineer for substantially all of such period. He was instrumental in Burlington’s expansion into the Western Canadian Sedimentary Basin from 1999 to 2002. From September 1985 to June 1998, Mr. Nusz held various operations and managerial positions with Burlington in several regions of the United States, including the Permian Basin, the San Juan Basin, the Black Warrior Basin, the Anadarko Basin, onshore Gulf Coast and Gulf of Mexico. Mr. Nusz was an engineer with Mobil Oil Corporation and for Superior Oil Company from June 1982 to August 1985. He is a current member of the National Petroleum Council, an advisory committee to the Secretary of Energy of the United States. Mr. Nusz holds a Bachelor of Science in Petroleum Engineering from Mississippi State University.

Taylor L. Reid has served as our Director, President and Chief Operating Officer since January 1, 2014. He served as our Director, Executive Vice President and Chief Operating Officer (or in similar capacities) since our inception in March 2007 and has 29 years of experience in the oil and gas industry. From November 2006 to February 2007, Mr. Reid worked with Mr. Nusz to form the business plan for Oasis Petroleum LLC and secure funding for the Company. He previously served as Asset Manager Permian and Panhandle Operations with ConocoPhillips from April 2006 to October 2006. Prior to joining ConocoPhillips, he served as General Manager Latin America and Asia Operations with Burlington from March 2004 to March 2006 and as General Manager Corporate Acquisitions and Divestitures from July 1998 to February 2004. From March 1986 to June 1998, Mr. Reid held various operations and managerial positions with Burlington in several regions of the continental United States, including the Permian Basin, the Williston Basin and the Anadarko Basin. He was instrumental in Burlington’s expansion into the Western Canadian Sedimentary Basin from 1999 to 2002. Mr. Reid holds a Bachelor of Science in Petroleum Engineering from Stanford University.

William J. Cassidy has served as our Director since September 2010, is the Chair of our Nominating and Governance Committee, and serves on our Audit and Compensation Committees. Mr. Cassidy currently serves as Executive Vice President and Chief Financial Officer at Bonanza Creek Energy, Inc. Prior to his current position, Mr. Cassidy served as the Global Head of Corporate Finance and Treasury for Puma Energy, a midstream and downstream oil company with operations spanning 37 countries and a subsidiary of the commodity trading multinational Trafigura Beheer BV. From November 2009 until April 2013, Mr. Cassidy was a Principal at RPA Capital, LLC an asset management fund focused on providing mezzanine capital to commodity producers. He served as a non-executive director of GasValpo, SA, a Chilean gas distribution company, from September 2008 until September 2012. Previously, Mr. Cassidy worked at USDCM, LLC, a Greenwich, Connecticut based drilling fund from the end of 2008 until the end of 2009. From 2006 until 2008, Mr. Cassidy served at Barclays Capital as Head of Exploration and Production Investment Banking. From 2002 to 2006 he worked as a senior member of the Energy and Power Investment Banking division at Banc of America Securities. Mr. Cassidy began his investment banking career with JPMorgan Chase in varying capacities from 1995 to 2001. During that time he spent two years in London, focused on the emerging deregulation of the European natural gas industry, spending the balance of his time in New York focused on providing strategic advice to North American and Latin American E&P companies. He worked as a Geophysicist for Conoco from 1989 to 1993 focused on the North Sea and emerging deepwater Gulf of Mexico. He earned his Bachelor of Science in Geology and Math from the National University of Ireland, Cork, a Masters of Science in Petroleum Geophysics from the Royal School of Mines, Imperial College, London and a Masters of Business Administration from the Wharton School of the University of Pennsylvania.

Ted Collins, Jr. has served as our Director since February 2011 and serves on our Audit and Nominating and Governance Committees. Mr. Collins is currently an independent oil and gas operator. He serves as a director on the Boards of CLL Global Research Foundation, Energy Transfer Group, L.P. and RSP Permian, Inc. Mr. Collins began his career in 1960 as a Petroleum Engineer with Pan American Petroleum Corporation. He left in 1963 to become an independent oil operator. He then joined American Quasar Petroleum Company as Executive Vice President in 1969 until 1982 at which time he became President of Enron Oil & Gas Company, whose predecessor companies were HNG Oil Co. and HNG/InterNorth Exploration. He left Enron in 1988 and became President of Collins & Ware, Inc., an independent oil and gas exploration and production company, which sold the majority of its assets to Apache Corp. in 2000. From 2000 to 2006, he served as President of Collins & Ware Investments Co. He earned his Bachelor of Science in Geological Engineering from the University of Oklahoma.

Michael McShane has served as our Director since May 2010, is the Chair of our Audit Committee and serves on our Compensation Committee. Mr. McShane served as a director and President and Chief Executive Officer of Grant Prideco, Inc., a manufacturer and supplier of oilfield drill pipe and other drill stem products, from June 2002 until the completion of the merger of Grant Prideco with National Oilwell Varco, Inc. in April 2008, and Chairman of the Board of Grant Prideco from May 2003 through April 2008. Prior to joining Grant Prideco, Mr. McShane was Senior Vice President—Finance and Chief Financial Officer and director of BJ Services Company, a provider of pressure pumping, cementing, stimulation and coiled tubing services for oil and gas operators, from 1990 to June 2002. Mr. McShane has also served as a director of Complete Production Services, Inc., an oilfield service provider, since March 2007, and has served as a director of Superior Energy Services since its merger with Complete Production Services in February 2012. Mr. McShane has also served as a director of Spectra Energy Corp, a provider of natural gas infrastructure, since April 2008 and Forum Energy Technologies, Inc., a global provider of manufactured and applied technologies to the energy industry, since August 2010. Mr. McShane also serves as an advisor and director for various private companies and private equity firms, including Advent International, a global private equity firm.

Bobby S. Shackouls has served as our Director since March 1, 2012. Until the merger of Burlington Resources Inc. and ConocoPhillips, which became effective in 2006, Mr. Shackouls was Chairman of the Board of Burlington Resources Inc., a natural resources business, since July 1997 and its President and Chief Executive Officer since December 1995. He had been a director since 1995 and President and Chief Executive Officer of Burlington Resources Oil and Gas Company (formerly known as Meridian Oil Inc.) since 1994. Subsequent to the merger, Mr. Shackouls served on the ConocoPhillips Board of Directors until 2011. He currently serves as a director of The Kroger Co. and Plains GP Holdings, L.P. Mr. Shackouls holds a Bachelor of Science in Chemical Engineering from Mississippi State University.

Douglas E. Swanson, Jr. has served as our Director since our inception in March 2007, is the Chair of our Compensation Committee and serves on our Nominating and Governance Committee. Mr. Swanson is a Partner of EnCap Investments L.P., an investment management firm, which he joined in 1999. Prior to his position at EnCap, he was in the corporate lending division of Frost National Bank from 1995 to 1997, specializing in energy related service companies, and was a financial analyst in the corporate lending group of Southwest Bank of Texas from 1994 to 1995. Mr. Swanson has extensive industry experience serving on numerous boards of private oil and gas exploration and production companies over his 14-year history with EnCap and is a member of the Independent Petroleum Association of America and the Texas Independent Producers & Royalty Owners Association. Mr. Swanson holds a Bachelor of Arts in Economics and a Masters of Business Administration, both from the University of Texas at Austin.

Michael H. Lou has served as our Executive Vice President and Chief Financial Officer since August 2011. Mr. Lou served as our Senior Vice President Finance (or similar capacities) from September 2009 to August 2011 and has 17 years of experience in the oil and gas industry. Prior to joining us, Mr. Lou was an independent contractor from January 2009 to August 2009. From February 2008 to December 2008, he served as the Chief Financial Officer of Giant Energy Ltd., a private oil and gas management company, from July 2006 to December

2008 he served as Chief Financial Officer of XXL Energy Corp., a publicly listed Canadian oil and gas company, and from August 2008 to December 2008, he served as Vice President Finance of Warrior Energy N.V., a publicly listed Canadian oil and gas company. From October 2005 to July 2006, Mr. Lou was a Director for Macquarie Investment Bank. Prior to joining Macquarie, Mr. Lou was a Vice President for First Albany Investment Banking from 2004 to 2006. From 1999 to 2004, Mr. Lou held positions of increasing responsibility, most recently as a Vice President, for Bank of America’s investment banking group. From 1997 to 1999, Mr. Lou was an analyst for Merrill Lynch’s investment banking group. Mr. Lou holds a Bachelor of Science in Electrical Engineering from Southern Methodist University.

Nickolas J. Lorentzatos has served as our Executive Vice President, General Counsel and Corporate Secretary since January 1, 2014. Mr. Lorentzatos served as our Senior Vice President, General Counsel and Corporate Secretary from September 2010 to December 31, 2013, and has 14 years of experience in the oil and gas industry and 18 years practicing law. He previously served as Senior Counsel with Targa Resources from July 2007 to September 2010. From April 2006 to July 2007, he served as Senior Counsel to ConocoPhillips. Prior to the merger of Burlington Resources Inc. and ConocoPhillips which became effective in 2006, he served as Counsel and Senior Counsel to Burlington since August 1999. From September 1995 to August 1999, he was an associate with Bracewell & Patterson, LLP. Mr. Lorentzatos holds a Bachelor of Arts from Washington and Lee University, a Juris Doctor from the University of Houston, and a Masters of Business Administration from the University of Texas at Austin.

Roy W. Mace has served as our Senior Vice President and Chief Accounting Officer (or in similar capacities) since our inception in March 2007 and has 32 years of experience in the oil and gas industry. He previously served as Business Process Improvement & Integration Advisor with ConocoPhillips from March 2006 to March 2007. Prior to the merger of Burlington Resources Inc. and ConocoPhillips which became effective in 2006, Mr. Mace was a Senior Accounting Manager with Burlington since June 1999. Upon starting his career with Burlington as a Senior Corporate Auditor, Mr. Mace advanced into various managerial accounting positions at Burlington during the period from August 1986 to June 1999. Prior to joining Burlington, Mr. Mace worked as an Assistant Controller for Permian Tank & Manufacturing from June 1984 to August 1986 and as a staff accountant for KPMG from July 1982 to June 1984. Mr. Mace holds a Bachelor of Business Administration and Accounting from Eastern New Mexico University and is a licensed Certified Public Accountant.

MEETINGS AND COMMITTEES OF DIRECTORS

The Board of Directors of the Company held eight meetings during 2013, and its independent directors met in executive session five times during 2013. During 2013, each of our directors attended all of the meetings of the Board of Directors, with the exception of Ted Collins, Jr., who did not attend the May 3, 2013 meeting, and all of the meetings of the committees of the Board of Directors on which that director served, with the exception of Ted Collins, Jr., who did not attend the May 3, 2013 Audit and Nominating and Governance committee meetings.

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

Audit Committee. Information regarding the functions performed by the Audit Committee and its membership is set forth in the “Audit Committee Report” included herein and also in the “Audit Committee Charter” that is posted on the Company’s website at www.oasispetroleum.com. The members of the Audit Committee are Messrs. McShane (Chairman), Cassidy and Collins. The Audit Committee held five meetings during 2013.

Compensation Committee. Responsibilities of the Compensation Committee, which are discussed in detail in the “Compensation Committee Charter” that is posted on the Company’s website at www.oasispetroleum.com, include among other duties, the responsibility to:

•	periodically review the compensation, employee benefit plans and fringe benefits paid to, or provided for, executive officers of the Company;

•	approve the annual salaries, bonuses and share-based awards paid to the Company’s executive officers;

•	periodically review and recommend to the full Board of Directors total compensation for each non-employee director for services as a member of the Board of Directors and its committees; and

•	exercise oversight of all matters of executive compensation policy.

The Compensation Committee is delegated all authority of the Board of Directors as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate. Meetings may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board of Directors, consultants or advisors, and such other persons as the Compensation Committee or its chairperson may determine.

The Compensation Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or executive officer compensation, including employment contracts and change in control provisions. The Compensation Committee has sole authority to approve the consultant’s fees and other retention terms and has authority to cause the Company to pay the fees and expenses of such consultants. During 2013, the Compensation Committee engaged the services of Longnecker & Associates (“Longnecker”). In selecting Longnecker as its independent compensation consultant, the Compensation Committee assessed the independence of Longnecker pursuant to SEC rules and considered, among other things, whether Longnecker provides any other services to us, the policies of Longnecker that are designed to prevent any conflict of interest between Longnecker, the Compensation Committee and us, any personal or business relationship between Longnecker and a member of the Compensation Committee or one of our executive officers and whether Longnecker owns any shares of our common stock. The terms of Longnecker’s engagement are set forth in an engagement agreement that provides, among other things, that Longnecker is engaged by, and reports only to, the Compensation Committee and will perform the compensation advisory services requested by the Compensation Committee. Longnecker does not provide any other services to the Company, and the Compensation Committee has concluded that we do not have any conflicts of interest with Longnecker. Among the services Longnecker was asked to perform were apprising the Compensation Committee of compensation-related trends, developments in the marketplace and industry best practices; informing the Compensation Committee of compensation-related regulatory developments; providing peer group survey data to establish compensation ranges for the various elements of compensation; providing an evaluation of the competitiveness of the Company’s executive and director compensation and benefits programs; assessing the relationship between executive pay and performance; and advising on the design of the Company’s incentive compensation programs.

The members of the Compensation Committee are Messrs. Swanson (Chairman), Cassidy, McShane, and Shackouls. The Compensation Committee held five meetings during 2013.

Nominating and Governance Committee. The Nominating and Governance Committee assists the Board of Directors in evaluating potential new members of the Board of Directors, recommending committee members and structure, and advising the Board of Directors about corporate governance practices. Additional information regarding the functions performed by the Nominating and Governance Committee is set forth in the “Corporate Governance” section included herein and also in the “Nominating and Governance Committee Charter” that is posted on the Company’s website at www.oasispetroleum.com. The members of the Nominating and Governance Committee are Messrs. Cassidy (Chairman), Swanson and Collins. The Nominating and Governance Committee held four meetings during 2013.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

This compensation discussion and analysis, or CD&A, provides information about our compensation objectives and policies for our principal executive officer, our principal financial officer, and our other three most highly-compensated executive officers during the last completed fiscal year (collectively referred to as our “Named Executive Officers”), and is intended to place in perspective the information contained in the executive compensation tables that follow this discussion. This CD&A provides a general description of our compensation program and specific information about its various components.

Throughout this discussion, the following individuals are referred to as our “Named Executive Officers” and are included in the Summary Compensation Table:

Name	Title and Position During 2013
Thomas B. Nusz	Chairman, President and Chief Executive Officer
Taylor L. Reid	Executive Vice President and Chief Operating Officer
Michael H. Lou	Executive Vice President and Chief Financial Officer
Nickolas J. Lorentzatos	Senior Vice President, General Counsel and Corporate Secretary
Roy W. Mace	Senior Vice President and Chief Accounting Officer

Effective January 1, 2014, Mr. Reid was promoted to the position of President and Chief Operating Officer, and Mr. Lorentzatos was promoted to the position of Executive Vice President, General Counsel and Corporate Secretary. Mr. Nusz remains Chairman and Chief Executive Officer but, effective January 1, 2014, no longer served as our President. To reflect these promotions, we amended our employment agreement with Mr. Reid and entered into an employment agreement with Mr. Lorentzatos, in each case, effective January 1, 2014, which make certain changes to the compensation arrangements with Mr. Reid and Mr. Lorentzatos beginning in 2014, as described in greater detail below in this CD&A.

Although this CD&A focuses on the information in the tables below and related footnotes, as well as the supplemental narratives, relating to the fiscal year ended December 31, 2013, we also describe compensation actions taken before or after the last completed fiscal year to the extent such discussion enhances the understanding of our executive compensation disclosures.

Executive Summary

We believe that our executive management team created significant value for our stockholders in 2013. The following are key highlights of our achievements during fiscal year 2013:

•	Increased average daily production 51% year-over-year to 33,904 barrels of oil equivalent per day (“Boepd”) in 2013, up from 22,469 Boepd in 2012.

•	Completed and placed on production 136 gross (106.1 net) operated wells during 2013, including 47 gross (36.4 net) operated wells in the fourth quarter of 2013.

•

Increased total estimated net proved oil and natural gas reserves to 227.9 million barrels of oil equivalent at December 31, 2013, a 59% increase over year-end 2012 total estimated net proved reserves, with an associated increase in SEC PV-10 of approximately 69%.(1) Approximately 87% of estimated net proved reserves at year-end 2013 consisted of oil and 54% were developed.

(1)	PV-10 is a non-GAAP financial measure and generally differs from Standardized Measure, the most directly comparable GAAP financial measure, because it does not include the effect of income taxes on discounted future net cash flows. A reconciliation of PV-10 to the Standardized Measure of discounted future net cash flows can be found in Item 1 of our annual report on Form 10-K for the year ended December 31, 2013.

•

Grew and high-graded the Company’s leasehold position by 54% to 515,314 total net acres at December 31, 2013 from 335,383 at December 31, 2012 in the Williston Basin, primarily targeting the Bakken and Three Forks formations. In addition, the Company had 422,386 net acres held-by-production as of December 31, 2013.

•	Acquired approximately 161,000 net acres in four separate transactions for $1,554 million, subject to further customary post-close adjustments.

•	Increased inventory by 78% to 3,590 drilling locations in 2013, up from 2,020 drilling locations as of year-end 2012.

•	Reduced total well costs, including the impact of Oasis Wells Services, by 12% from $8.5 million per well in the fourth quarter of 2012 to $7.5 million per well in the fourth quarter of 2013.

•	Ended the year with $91.9 million of cash and cash equivalents and had total liquidity of $1,251.1 million, including the Company’s $1,500 million revolving credit facility.

At the 2013 Annual Meeting, we held our second stockholder advisory vote on the compensation paid to our Named Executive Officers, which resulted in over 98% of the votes cast approving such compensation. Our Compensation Committee evaluated the results of the 2013 advisory vote on executive compensation and the support expressed by stockholders, and our Compensation Committee also considered many other factors in evaluating our executive compensation programs as discussed in this CD&A, including our Compensation Committee’s assessment of the interaction of our compensation programs with our corporate business objectives, evaluations of our programs by external consultants, and review of data of a peer group of companies. While each of these factors bore on our Compensation Committee’s decisions regarding our Named Executive Officers’ compensation, our Compensation Committee did not make any changes to our executive compensation program and policies as a result of our most recent “say on pay” advisory vote. Given the support stockholders expressed for our executive compensation programs, our Compensation Committee generally elected to apply the same principles in determining the types and amounts of compensation to be paid to our Named Executive Officers for 2013 and so far in 2014. As recommended by our Board of Directors at the 2011 Annual Meeting, a majority of stockholders expressed their preference for an advisory vote on executive compensation occurring every two years. We have implemented that recommendation, and our stockholders will again be asked to approve our Named Executive Officers’ compensation in a non-binding advisory vote at next year’s Annual Meeting.

We made limited changes to our compensation program and corporate governance policies applicable to our Named Executive Officers during 2013. In order to more closely align with the market 50th percentile of our 2013 compensation peer group (defined below) and create opportunities for our Named Executive Officers to earn up to the market 75th percentile in total direct compensation, and in order to ensure that executives within our organization are being consistently compensated, we implemented base salary increases for each of our Named Executive Officers effective March 1, 2013. See “—Elements of Our Compensation and Why We Pay Each Element—Base Salary.” Consistent with, and in recognition of, the key achievements highlighted above, we awarded 2013 annual cash incentive bonuses to our Named Executive Officers, as described in greater detail below under “—Elements of Our Compensation and Why We Pay Each Element—Annual Performance-Based Cash Incentive Awards.” We believe the total direct compensation received by our Named Executive Officers for 2013 reflects the Company and individual performance for the year. Effective May 3, 2013, we updated our securities trading policy to specify that our executive officers are prohibited from pledging our stock without prior approval by our Board of Directors. See “—Prohibitions on Hedging, Insider Trading and Pledging Company Securities.”

Compensation Program Philosophy and Objectives

Our future success and the ability to create long-term value for our stockholders depends on our ability to attract, retain and motivate the most qualified individuals in the oil and gas industry. Our compensation program is designed to reward performance that supports our long-term strategy and achievement of our short-term goals. We believe that compensation should:

•

help to attract and retain the most qualified individuals in the oil and gas industry by being competitive with compensation paid to persons having similar responsibilities and duties in other companies in the same and closely related industries;

•	align the interests of the individual with those of our stockholders and long-term value creation;

•	be directly tied to the attainment of annual performance targets and reflect individual contribution thereto;

•	pay for performance, whereby an individual’s total direct compensation is heavily influenced by company performance; and

•	reflect the unique qualifications, skills, experience and responsibilities of each individual.

Setting Executive Officer Compensation

Our Compensation Committee makes all compensation decisions related to our Named Executive Officers. For each fiscal year, Mr. Nusz, our Chief Executive Officer, Mr. Reid, our Chief Operating Officer, and Mr. Lou, our Chief Financial Officer, together review our Named Executive Officers’ current compensation and make a recommendation to our Compensation Committee on overall compensation structure and individual compensation levels for each executive officer, including themselves.

As discussed in greater detail throughout this CD&A, our Compensation Committee met numerous times during 2013 to review and discuss executive compensation matters with respect to 2013. Our Compensation Committee intends to target approximately the market 50th percentile for base salary within our peer group and to provide our executive officers with an opportunity to earn up to approximately the market 75th percentile for total direct compensation, subject to target performance metrics being met or exceeded. Although our Compensation Committee reviews survey information as a frame of reference, ultimately the compensation decisions are qualitative, not quantitative, and take into consideration in material part factors such as the age of the data in the survey, the particular officer’s contribution to our financial performance and condition, as well as such officer’s qualifications, skills, experience and responsibilities. Our Compensation Committee considers outside factors as well, such as industry shortages of qualified employees for such positions, recent experience in the marketplace, and the elapsed time between the surveys used and when compensation decisions are made. In light of these qualitative and other considerations, the base salary of a particular officer may be greater or less than the market 50th percentile and total direct compensation may be greater or less than the market 75th percentile and, in any event, our Compensation Committee recognizes that the compensation of certain of our executive officers may continue to build to these targeted levels. In order to provide our Named Executive Officers with an opportunity to attain up to the market 75th percentile for total direct compensation for 2013, as well as to motivate and retain our executive talent, we increased the base salary of each Named Executive Officer for 2013 to more competitive levels.

Our Compensation Committee reviews our executive compensation program on an annual basis. During the last quarter of 2012, our Compensation Committee reviewed recommendations regarding changes to 2013 executive compensation and, following consultation with management, in December 2012, our Compensation Committee and our Board of Directors approved certain changes to our executive compensation program for 2013 that are described in the following sections of this CD&A. Similarly, during the last quarter of 2013, our Compensation Committee reviewed preliminary recommendations regarding changes to 2014 executive compensation and met with management and other members of our Board of Directors to discuss these recommendations. In December 2013, our Compensation Committee and our Board of Directors approved certain changes to our executive compensation program for 2014 that are also discussed below under “Elements of Our Compensation and Why We Pay Each Element.”

Benchmarking and Peer Group. For 2013, members of our management team met with representatives from Longnecker, our compensation consultant, and our Compensation Committee to select a group of companies that they consider a “peer group” for executive and director compensation analysis purposes. This peer group was then used for purposes of developing the recommendations presented to our Board of Directors for 2013 compensation packages for our executive officers and non-employee directors. The oil and gas companies that comprise this peer group were selected primarily because they (i) have similar annual revenue, assets, market capitalization and enterprise value as us and (ii) potentially compete with us for executive-level talent. In light of these considerations, it was determined that certain changes to the 2012 peer group were necessary in order to establish an appropriate peer group for 2013 as a result of the Company’s significant growth during this period.

The 2013 peer group for compensation purposes consisted of:

• Berry Petroleum Company	• Forest Oil Corporation
• Bill Barrett Corp.	• Gulfport Energy Corp.
• Cabot Oil and Gas Corporation	• Kodiak Oil & Gas Corp.
• Carrizo Oil and Gas, Inc.	• QEP Resources Inc.
• Cimarex Energy Co.	• Rosetta Resources Inc.
• Comstock Resources Inc.	• SM Energy Co.
• Concho Resources Inc.	• Swift Energy Company
• Continental Resources, Inc.	• Ultra Petroleum Corp.
• EXCO Resources, Inc.	• Whiting Petroleum Corporation

Longnecker compiled compensation data for the peer group from a variety of sources, including proxy statements and other publicly filed documents. Longnecker also provided published survey compensation data from multiple sources. This compensation data was then used to compare the compensation of our Named Executive Officers to comparably titled persons at companies within our peer group and in the survey data, generally targeting base salaries for our Named Executive Officers at the market 50th percentile of our peer group, and targeting annual cash and long-term incentives so that our Named Executive Officers will have the opportunity to realize in future years total direct compensation up to the market 75th percentile of our peer group based on company performance. In order to provide our Named Executive Officers with these targeted levels of base salary and total compensation opportunities for 2013, as well as to motivate and retain our executive talent and further align their interests with those of our stockholders, we increased the base salary rates of our Named Executive Officers for 2013, which reflects our Company’s growth from 2012 to 2013 and the changes in our peer group composition. Please see “—Elements of Our Compensation and Why We Pay Each Element-Base Salary” for more information.

Prior to the December 2013 meeting of our Compensation Committee, Longnecker worked with members of our management team and our Compensation Committee to adjust our peer group for 2014 so that the companies considered for compensation-setting purposes continue to be appropriate comparators based on the criteria described above. During 2013, our Company continued to grow significantly from organic efforts and due to various acquisitions of additional net acreage, with resulting increases in revenue and net income. To reflect this increased growth, the 2014 peer group for compensation purposes consists of:

• Cabot Oil and Gas Corporation	• Kodiak Oil & Gas Corp.
• Cimarex Energy Co.	• Newfield Exploration Company
• Concho Resources Inc.	• QEP Resources Inc.
• Continental Resources, Inc.	• Rosetta Resources Inc.
• Energen Corporation	• SM Energy Co.
• Gulfport Energy Corp.	• Whiting Petroleum Corporation
• Halcon Resources Corp.	• WPX Energy, Inc.

For subsequent years, our Compensation Committee will review and re-determine on an annual basis the composition of our peer group so that the peer group will continue to consist of oil and gas exploration and production companies (i) with annual revenue, assets, market capitalization and enterprise value (or other appropriate metrics) similar to us and (ii) which potentially compete with us for executive-level talent.

Role of the Compensation Consultant. Our Compensation Committee’s charter grants the Committee the sole authority to retain, at our expense, outside consultants or experts to assist it in its duties. For 2013, our Compensation Committee engaged Longnecker to advise it with respect to executive compensation matters, including development of the annual compensation peer group and an annual review and evaluation of our executive and director compensation packages generally, based on, among other things, survey data and information regarding general trends. Representatives from Longnecker periodically meet with our Compensation Committee throughout the year and advise our Compensation Committee with regard to general trends in director and executive compensation, including (i) competitive benchmarking; (ii) incentive plan design; (iii) peer group selection; and (iv) other matters relating to executive compensation. In addition, Longnecker provides our Compensation Committee and management with survey compensation data regarding our compensation peer group for each fiscal year. As discussed above under “Meetings and Committees of Directors—Compensation Committee,” the Compensation Committee has concluded that we do not have any conflicts of interest with Longnecker.

Elements of Our Compensation and Why We Pay Each Element

The compensation program for our Named Executive Officers is comprised of the following four elements:

•	base salary;

•	annual performance-based cash incentive awards;

•	long-term equity-based compensation (including restricted stock awards and performance share units (“PSUs”)); and

•	other employee benefits.

Base Salary. Base salary is the fixed annual compensation we pay to each Named Executive Officer for performing specific job responsibilities. It represents the minimum income a Named Executive Officer may receive in any year. We pay each Named Executive Officer a base salary in order to:

•	recognize each executive officer’s unique value and contributions to our success in light of salary norms in the industry and the general marketplace;

•	remain competitive for executive-level talent within our industry;

•	provide executives with sufficient, regularly-paid income; and

•	reflect position and level of responsibility.

In setting annual base salary amounts, our Compensation Committee intends to generally target by position the market 50th percentile of our peer group, although the Compensation Committee also takes into consideration factors such as the particular officer’s contribution to our financial performance and condition, as well as the officer’s qualifications, skills, experience and responsibilities. Our Compensation Committee reviewed data provided by Longnecker with respect to our 2013 compensation peer group and, at its December 2012 meeting, approved certain changes to the base salaries of our Named Executive Officers for fiscal year 2013. Specifically for 2013, (i) Mr. Nusz’s annual base salary was increased from $450,000 to $660,000; (ii) Mr. Reid’s annual base salary was increased from $350,000 to $450,000; (iii) Mr. Lou’s annual base salary was increased from $320,000 to $350,000; (iv) Mr. Lorentzatos’ annual base salary was increased from $260,000 to $300,000; and (v) Mr. Mace’s annual base salary was increased from $260,000 to $275,000. These increases were primarily implemented so that the base salaries of our Named Executive Officers would more closely align with the market

50th percentile of our 2013 compensation peer group, the executive officers would have an opportunity to earn up to the market 75th percentile for total direct compensation, and the executive officers at the same level of responsibility within our organization are consistently compensated. These increased base salaries reflect changes to our peer group composition as a result of the Company’s significant growth from 2012 to 2013. In light of Mr. Mace’s additional responsibilities in a variety of areas throughout our organization, Mr. Mace’s base salary for 2013 remained above the market 50th percentile of base salaries for other chief accounting officers at companies within our 2013 compensation peer group. The following table shows how the 2013 base salary rate of each Named Executive Officer, which became effective March 1, 2013, compares to the base salary rates of similarly situated officers at the market 50th percentile of our peer group:

	2013 Base Salary	50th Percentile of 2013 Peer Group	Percentage of 50th Percentile
Thomas B. Nusz	$660,000	$659,395	100%
Taylor L. Reid	$450,000	$429,613	105%
Michael H. Lou	$350,000	$351,682	100%
Nickolas J. Lorentzatos	$300,000	$311,150	96%
Roy W. Mace	$275,000	$240,428	114%

At its December 2013 meeting, our Compensation Committee reviewed data with respect to our 2014 compensation peer group and approved certain increases to the base salaries of our Named Executive Officers for fiscal year 2014. These increases were primarily implemented so that the base salaries of our Named Executive Officers would more closely align with the market 50th percentile of our 2014 compensation peer group. During 2013, our Company continued to grow significantly from organic efforts and net acreage acquisitions, and these base salary increases reflect changes to our peer group composition as a result of the Company’s growth in 2013, including increased revenues and net income. In addition, the base salary increases for Mr. Reid and Mr. Lorentzatos reflect their promotions, effective January 1, 2014, to President and Chief Operating Officer and Executive Vice President, General Counsel and Corporate Secretary, respectively. As such, the 2014 base salaries of our Named Executive Officers as compared to the base salary rates of officers with like positions at the market 50th percentile of our peer group were set as follows:

	2014 Base Salary(1)	50th Percentile of 2014 Peer Group	Percentage of 50th Percentile
Thomas B. Nusz	$820,000	$820,688	100%
Taylor L. Reid	$500,000	$497,643	100%
Michael H. Lou	$420,000	$419,702	100%
Nickolas J. Lorentzatos	$360,000	$389,216	92%
Roy W. Mace	$285,000	$248,080	115%

(1)	Base salary increases were effective March 1, 2014, except with respect to Mr. Reid and Mr. Lorentzatos, whose base salary increases were effective January 1, 2014 to correspond with their promotions.

Annual Performance-Based Cash Incentive Awards. We have historically utilized, and expect to continue to utilize, performance-based annual cash incentive awards to reward achievement of specified performance goals for the Company as a whole with a time horizon of one year or less. We include an annual performance-based cash incentive award as part of our compensation program because we believe this element of compensation helps to:

•	motivate management to achieve key annual corporate objectives, and

•	align executives’ interests with our stockholders’ interests.

Our annual cash performance incentive program for our Named Executive Officers is governed by our 2010 Annual Incentive Compensation Plan (the “Incentive Plan”). For 2013, the annual performance incentive metrics included most of the same metrics that we utilized for the 2012 fiscal year, such as reserve growth and efficiency, cost structure (operating costs and general and administrative expenses), and specified milestones relating to our short- and long-term strategic objectives, including the successful execution of our business plan, securing capital, development and management of our project inventory and organizational improvements. In addition, we evaluated overall production growth and adjusted EBITDAX, and also considered these two metrics on a per share basis, because we believe these are good indicators of performance for public companies within our industry. Further, certain broad categories such as “reserve growth and efficiency” and “cost structure” also included specific, quantifiable metrics to be consistent with the remaining categories.

We set threshold, target and maximum levels for the performance metrics to serve as a guideline for determining the actual bonus amounts earned by our Named Executive Officers for 2013. In general, for our Named Executive Officers, our Board of Directors attempted to set objectives for 2013 such that there was approximately a 90% probability of achieving the threshold performance metrics, a 60% probability of achieving the target performance metrics and a 20% probability of achieving the maximum performance metrics. In setting the performance incentive metrics for 2013, our Board of Directors considered the extent to which targets were met in prior years.

Our performance goals serve more as guidelines for our Compensation Committee to utilize throughout the year to ensure that our goals and targets will ultimately reflect our true performance. The performance goals are only one factor utilized by our Compensation Committee, alongside a number of other subjective features, such as extenuating market circumstances, individual performance and safety performance, when determining actual amounts of awards. Our Compensation Committee retains the ability to apply discretion to awards based on extenuating market circumstances or individual performance and to modify amounts based on safety performance.

If we achieve the target performance metric, the cash incentive awards are expected to be paid at target levels. In order to create additional incentive for exceptional company performance based on the metrics described above and the discretion of our Compensation Committee, awards can be up to a maximum percentage of the base salary designated for each Named Executive Officer, but it is not expected that payment at this level would occur in most years. For 2013, the target award to Mr. Nusz was set at 120% of 2013 base salary and could range from 60% to 240% of 2013 base salary, depending on performance relative to specified performance metrics and subject to the discretion of our Compensation Committee. In the case of Messrs. Reid and Lou, the target award was set at 80% of their respective 2013 base salary amounts and could range from 40% to 160% of 2013 base salary. Target awards for Messrs. Lorentzatos and Mace were set at 60% of 2013 base salary and could range between 30% and 120% of 2013 base salary. For 2013, we did not increase the threshold, target and maximum percentages of base salary that each Named Executive Officer may earn with respect to our annual cash incentive bonus awards over the 2012 percentages.

Following the end of 2013, our Compensation Committee reviewed our performance for 2013, along with the other subjective factors discussed above, with members of management and our full Board of Directors to determine the cash incentive award amounts to be awarded to our Named Executive Officers with respect to 2013. In general, the actual results we attained with respect to the Company performance metrics for 2013 were above our targeted performance goals. As a result of performance attained in 2013, each Named Executive Officer was awarded more than his target bonus amount. Specifically, the Named Executive Officers received the following bonus amounts, which are included in the “Bonus” column of the “Summary Compensation Table” for 2013: (i) Mr. Nusz—$1,188,000; (ii) Mr. Reid—$540,000; (iii) Mr. Lou—$420,000; (iv) Mr. Lorentzatos—$270,000; and (v) Mr. Mace—$247,500.

With respect to annual incentive awards for 2014, our Compensation Committee has adopted substantially the same performance metrics as those applicable to the 2013 incentive awards. On a going forward basis, our Compensation Committee will determine appropriate methods of evaluating our Company’s achievement relative to various performance metrics and will determine if the current categories and associated metrics should be adjusted for future fiscal years, including making adjustments to the performance metrics and goals, along with the award process generally, in order that future annual incentive awards may qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. See “—Accounting and Tax Considerations” for more information. In connection with their promotions, the percentages used to determine the target bonus opportunities for Mr. Reid and Mr. Lorentzatos for 2014 have been increased to 100% and 80% of base salary, respectively, with corresponding adjustments to their threshold and maximum bonus opportunity percentages. The percentages used to determine the target bonus opportunities for the other Named Executive Officers remain the same for 2014 as they were in 2013.

Long-Term Equity-Based Incentives. We believe a formal long-term equity incentive program is essential and consistent with the compensation programs of the companies in our peer group. We maintain a Long-Term Incentive Plan, or LTIP, which permits the grant of our stock, options, restricted stock, restricted stock units, phantom stock, stock appreciation rights and other awards, any of which may be designated as performance awards or be made subject to other conditions, to our Named Executive Officers and other eligible employees. We believe that long-term equity-based incentive compensation is an important component of our overall compensation program because it:

•	balances short and long-term objectives;

•	aligns our executives’ interests with the long-term interests of our stockholders;

•	rewards long-term performance relative to industry peers;

•	makes our compensation program competitive from a total remuneration standpoint;

•	encourages executive retention; and

•	gives executives the opportunity to share in our long-term value creation.

Our Compensation Committee has the authority under the LTIP to award incentive equity compensation to our executive officers in such amounts and on such terms as the Committee determines appropriate in its sole discretion. Prior to 2012, our long-term equity-based incentive compensation program consisted solely of restricted stock awards; however, in 2012 and 2013, our Compensation Committee granted both restricted stock awards and PSUs to our Named Executive Officers and key employees. For 2013, the Compensation Committee made annual awards of restricted stock and PSUs to our Named Executive Officers and also made a discretionary grant of restricted stock to certain Named Executive Officers during the first quarter of 2013, which the Compensation Committee awarded in recognition of achievements and contributions made by certain executive officers to the Company (the “Discretionary Grants”). The Compensation Committee may determine in the future that different and/or additional award types are appropriate.

We believe restricted stock awards and PSUs effectively align our executive officers with the interests of our stockholders on a long-term basis and have retentive attributes. PSUs also have an additional performance-based component that compares our stock price performance with that of our peer companies. For 2013, our Compensation Committee made annual awards of restricted stock and PSUs to our Named Executive Officers with an aggregate value at the time of grant equal to a specified percentage of the individual’s base salary for the year. Currently, our Named Executive Officers receive 50% of their total annual equity-based incentive compensation in the form of restricted stock awards (not including the Discretionary Grants) and 50% of their total annual equity-based incentive compensation in the form of PSUs, valued based on the aggregate value of the shares subject to such awards at the date of grant (in the case of PSUs, based on the initial number of PSUs subject to the award). We believe this combination of long-term equity awards appropriately provides incentives that capture absolute total return performance of our common stock as well as awards that also capture variable performance relative to the performance of other oil and gas companies.

At its December 2012 meeting, our Board of Directors approved annual restricted stock awards to our Named Executive Officers. These awards will vest over a three-year period, provided the award recipient remains continuously employed through the applicable vesting dates. The first 1/3 tranche vested on February 15, 2014, the second 1/3 tranche will vest on February 15, 2015, and the final 1/3 tranche will vest on February 15, 2016, in each case, subject to the award recipient’s continued employment. The vesting of these awards will accelerate in full if the award recipient’s employment is terminated due to either death or disability, and the awards are subject to the accelerated vesting provisions contained in any existing employment agreement or in our Amended and Restated Executive Change in Control and Severance Benefit Plan, to the extent an award recipient participates in the plan. These accelerated vesting provisions are described in greater detail below in the section entitled “Potential Payments upon Termination or Change in Control.” The annual restricted stock awards were granted to our Named Executive Officers on February 15, 2013 in the following amounts: (i) Mr. Nusz—35,240 restricted shares, (ii) Mr. Reid—18,020 restricted shares, (iii) Mr. Lou—14,010 restricted shares, (iv) Mr. Lorentzatos—8,010 restricted shares, and (v) Mr. Mace—7,340 restricted shares. The awards to the Named Executive Officers were intended to represent a number of shares with an aggregate value at the time of grant approximately equal to the following percentages of base salary: (i) Mr. Nusz—200%, (ii) Mr. Reid—150%, (iii) Mr. Lou—150%, (iv) Mr. Lorentzatos—100%, and (v) Mr. Mace—100%. While a Named Executive Officer holds unvested restricted shares, he is entitled to all the rights of ownership with respect to the shares, including the right to vote the shares and to receive dividends thereon, which dividends must be paid within 30 days of the date dividends are distributed to our stockholders generally.

The Compensation Committee also approved at its December 2012 meeting annual grants of PSUs to the Named Executive Officers. The PSUs are awards of restricted stock units, with each PSU that becomes earned representing the right to receive one share of our common stock. The initial number of PSUs granted to each Named Executive Officer on the February 15, 2013 grant date is as follows: (i) Mr. Nusz—35,620 PSUs, (ii) Mr. Reid—18,210 PSUs, (iii) Mr. Lou—14,170 PSUs, (iv) Mr. Lorentzatos—8,090 PSUs, and (v) Mr. Mace—7,420 PSUs. The initial PSUs awarded to the Named Executive Officers were intended to represent a number of shares with an aggregate value approximately equal to the following percentages of base salary: (i) Mr. Nusz—200%, (ii) Mr. Reid—150%, (iii) Mr. Lou—150%, (iv) Mr. Lorentzatos—100%, and (v) Mr. Mace—100%. The initial number of PSUs awarded was determined by dividing the dollar value of each Named Executive Officer’s percentage of base salary listed above by the volume weighted average price of our common stock over the 30 day period preceding the date of grant.

The PSUs are subject to a designated initial three-year performance period beginning on February 15, 2013 and ending on February 14, 2016. The number of PSUs eligible to be earned is subject to a market condition, which is based on a comparison of the total shareholder return (“TSR”) achieved with respect to shares of our common stock against the TSR achieved by each company in the PSU comparator group, which consists of the following: (i) Berry Petroleum Company, (ii) Bill Barrett Corp., (iii) Cabot Oil and Gas Corporation, (iv) Carrizo Oil and Gas, Inc., (v) Cimarex Energy Co., (vi) Comstock Resources Inc., (vii) Concho Resources Inc., (viii) Continental Resources, Inc., (ix) EXCO Resources, Inc., (x) Forest Oil Corporation (xi) Gulfport Energy Corp., (xii) Kodiak Oil & Gas Corp., (xiii) QEP Resources Inc., (xiv) Rosetta Resources Inc., (xv) SM Energy Co., (xvi) Swift Energy Company, (xvii) Ultra Petroleum Corp., (xviii) Whiting Petroleum Corporation, and (xix) the Standard & Poor’s Oil & Gas Exploration & Production Select Industry Index, weighted as a single company. Depending on the relative TSR achieved by us, a Named Executive Officer may earn between 0% and 200% of the initial PSUs granted. Specifically, the number of earned PSUs will be calculated based on which quartile our TSR percentage falls as of the end of the performance period relative to the other companies in the PSU comparator group as follows: (a) if our TSR falls below the market 25th percentile, 0% of the initial PSUs will be earned, (b) if our TSR falls between the market 25th and the market 50th percentile, 75% of the initial PSUs will be earned, (c) if our TSR falls between the market 50th and the market 75th percentile, 125% of the initial PSUs will be earned, and (d) if our TSR falls at the market 75th percentile or above, 200% of the initial PSUs will be earned. If less than 200% of the initial PSUs granted are earned at the end of the initial performance period, then the performance period will be extended for an additional year and the award recipient will have the opportunity to earn up to an aggregate of 200% of the initial PSUs granted based on our relative TSR over the extended four-year performance period. A Named Executive Officer generally must remain employed during the entirety of the performance period (or extended performance period, if applicable) to earn the PSUs, although certain accelerated vesting provisions apply in the case of certain events, such as a change in control and certain specified terminations of employment. See “—Potential Payments upon Termination and Change in Control” for additional information regarding these provisions. With respect to each PSU held by a Named Executive Officer (up to the maximum number of PSUs), we will credit an account with an amount equal to any cash dividends paid on one share of stock. Amounts credited to the account will be paid at the same time and on the same terms and conditions applicable to the PSUs, but only with respect to PSUs that become earned.

In addition to the annual grants described above, at its December 2012 meeting, our Board of Directors made Discretionary Grants of restricted stock to certain of the Named Executive Officers for 2013 as a result of their achievements and contributions to the Company. Effective February 15, 2013, the following Discretionary Grants were made: (i) Mr. Nusz—2,950 restricted shares, (ii) Mr. Reid—1,870 restricted shares, and (iii) Mr. Lou—1,690 restricted shares. These awards vest over three years, and are subject to the same accelerated vesting provisions described above for the annual restricted stock grants. The first 1/3 tranche of the awards vested on February 15, 2014, the second 1/3 tranche will vest on February 15, 2015, and the final 1/3 tranche will vest on February 15, 2016.

At its December 2013 meeting, our Board of Directors again approved annual restricted stock awards to our Named Executive Officers. The number of shares of restricted stock granted to each Named Executive Officer is as follows: (i) Mr. Nusz—79,390 restricted shares, (ii) Mr. Reid—39,460 restricted shares, (iii) Mr. Lou—27,210 restricted shares, (iv) Mr. Lorentzatos—19,790 restricted shares, and (v) Mr. Mace—13,190 restricted shares. These awards were granted to our Named Executive Officers on February 14, 2014 and will vest ratably over a three year period, subject to the same accelerated vesting terms as the prior annual restricted stock awards. The aggregate value of the restricted shares awarded to each Named Executive Officer pursuant to these grants exceeded the value determined based on the base salary percentage guidelines in order to reward the performance of our Named Executive Officers and their contributions to us. Also at its December 2013 meeting, our Board of Directors approved annual grants of PSUs to our Named Executive Officers. The initial number of PSUs granted to each Named Executive Officer is as follows: (i) Mr. Nusz—48,290 PSUs, (ii) Mr. Reid—23,560 PSUs, (iii) Mr. Lou—14,840 PSUs, (iv) Mr. Lorentzatos—12,720 PSUs, and (v) Mr. Mace—6,710 PSUs. The number of shares awarded to each Named Executive Officer pursuant to each of these grants was determined based on the same percentages of base salary described above with respect to the 2013 annual awards, except that, in connection with their promotions, Mr. Reid’s base salary percentage for these purposes was increased to 200% and Mr. Lorentzatos’ base salary percentage was increased to 150%.

Finally, the Board of Directors approved an award of 15,250 restricted shares to Mr. Reid and 8,230 restricted shares to Mr. Lorentzatos in connection with their January 1, 2014 promotions. These awards were granted on January 15, 2014, and will vest ratably over a three-year period, subject to the same accelerated vesting provisions described above for the annual restricted stock awards.

With respect to annual restricted stock and PSUs to be awarded in future years, our Compensation Committee has not, to date, adopted any additional changes to the base salary percentages to be used in determining the aggregate value of the awards to be granted to our Named Executive Officers.

Employee Benefits. In addition to the elements of compensation previously discussed in this section, our Named Executive Officers are eligible for the same health, welfare and other employee benefits as are available to all our employees generally, which include medical and dental insurance, short and long-term disability insurance, a health and/or professional club subsidy and a 401(k) plan with a dollar-for-dollar match on the first 6% of eligible employee compensation. In addition, the 401(k) plan permits the Board of Directors, in its discretion, to make an employer contribution for a plan year equal to a uniform percentage of eligible compensation for each active participant in the plan, including our Named Executive Officers, subject to applicable IRS limitations. For 2013, the Board of Directors elected to make a discretionary employer contribution to the 401(k) plan equal to 2% of each participant’s eligible compensation, and each Named Executive Officer received a discretionary employer contribution of $5,100 for 2013 due to certain applicable IRS limitations. We do not sponsor any defined benefit pension plan or nonqualified deferred compensation arrangements at this time.

The general benefits offered to all employees (and thus to our Named Executive Officers) are reviewed by our Compensation Committee each year. Currently, we provide our Named Executive Officers with minimal perquisites, including certain parking and transportation benefits, which for 2013 did not exceed $10,000 in the aggregate for any individual Named Executive Officer. Benefits offered only to Named Executive Officers are reviewed by our Compensation Committee in conjunction with its annual review of executive officer compensation.

How Elements of Our Compensation Program are Related to Each Other

We view the various components of compensation as related but distinct and emphasize “pay for performance” with a significant portion of total direct compensation reflecting a risk aspect tied to long- and short-term financial and strategic goals. Our compensation philosophy is to foster entrepreneurship at all levels of the Company by awarding long-term equity-based incentives, currently in the form of restricted stock and PSUs, as a significant and integral component of executive compensation. We determine the appropriate level for each compensation component based in part, but not exclusively, on our view of internal equity and consistency, and other considerations we deem relevant, such as rewarding extraordinary performance. We have not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation. However, we believe that our compensation packages are representative of an appropriate mix of compensation elements, and we anticipate that we will continue to utilize a similar, though not identical, mix of compensation in future years. The approximate allocation of compensation elements in the 2013 compensation packages for each Named Executive Officer (based on each Named Executive Officer’s annualized base salary as in effect on December 31, 2013, and target amounts of compensation with respect to annual cash incentive bonus awards and long-term equity-based incentive awards and not including the Discretionary Grants) is as follows:

	Thomas B. Nusz	Taylor L. Reid and Michael H. Lou	Nickolas J. Lorentzatos and Roy W. Mace
Base Salary	13%	18%	25%
Annual Cash Incentive Bonus	26%	22%	22%
Restricted Stock Awards	29%	28%	25%
PSUs	32%	32%	28%
Total	100%	100%	100%

Accounting and Tax Considerations

Under Section 162(m) of the Internal Revenue Code a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to “covered employees” (within the meaning of Section 162(m) of the Internal Revenue Code) of such corporation exceeding $1,000,000 in any taxable year, unless the compensation meets certain requirements for qualified, “performance-based compensation.” Newly public companies generally are not subject to the deduction limitations of Section 162(m) of the Internal Revenue Code until the first meeting of stockholders occurring after the close of the third calendar year following the calendar year in which the Company’s initial public offering occurred. Therefore, we will become subject to the limitations and requirements of Section 162(m) as of the 2014 Annual Meeting.

Our policy is to have compensation programs that recognize and reward performance that increases stockholder value and, to the extent consistent with this policy, to seek to maintain the favorable tax treatment of that compensation. We believe, however, that under some circumstances, such as to attract or retain key executives or to recognize outstanding performance, it is in our best interest and in the best interest of our stockholders to provide compensation to selected executives even if it is not deductible. In this proxy statement, we are asking our stockholders to approve amended and restated versions of our LTIP and AICP and the material terms of those plans so that we may grant qualified “performance-based compensation” under those arrangements in the future, if determined by the Compensation Committee to be in our best interest and in the best interest of our stockholders. Please see “Item Three—Approval of the Amended and Restated 2010 Long Term Incentive Plan and Material Plan Terms for Purposes of Complying with the Requirements of Section 162(m) of the Internal Revenue Code” and “Item Four—Approval of the Amended and Restated 2010 Annual Incentive Compensation Plan and Material Plan Terms for Purposes of Complying with the Requirements of Section 162(m) of the Internal Revenue Code.”

If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Internal Revenue Code, and such compensation does not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture and are subject to certain additional adverse tax consequences. We intend to design any such arrangements with our Named Executive Officers and other service providers to be exempt from, or to comply with, Section 409A.

All equity awards to our employees, including our Named Executive Officers, and to our directors will be granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance, at fair market value on the grant date in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), Topic 718, “Compensation—Stock Compensation.”

Employment Agreements

During 2013, we had employment agreements in effect with Messrs. Nusz, Reid and Lou. These employment agreements are designed to ensure an individual understanding of how the employment relationship may be extended or terminated, the compensation and benefits that we provide during the term of employment and the obligations each party has in the event of termination of the officer’s employment. In connection with his promotion, we entered into an employment agreement with Mr. Lorentzatos effective January 1, 2014; however, we have not entered into employment agreements with any of our other employees and we expect the remainder of our employees to remain “at will.” Mr. Reid’s employment agreement was amended, effective January 1, 2014, in connection with his promotion to President and Chief Operating Officer. In consultation with our compensation consultant, Longnecker, we determined that, due to the historical roles they have played in our success and growth, Messrs. Nusz and Reid are critical to the ongoing stability and development of the business and, therefore, entering into employment agreements with these individuals was advisable. In addition, in light of Mr. Lou’s promotion to Executive Vice President and Chief Financial Officer in 2011 and Mr. Lorentzatos’s promotion to Executive Vice President, General Counsel and Corporate Secretary in 2014, we determined that it was in our best interest to enter into an employment agreement with each of these officers in recognition of their level of responsibility within our organization.

The term of each employment agreement ends on March 1, 2015, and may be renewed upon agreement between us and the executive prior to the end of the then-current term. None of the employment agreements with our Named Executive Officers contains an automatic extension provision.

The employment agreements provide for specified minimum annual base salary rates, which may be increased (but not decreased) by our Board of Directors in its discretion. The employment agreements also provide that the executives are eligible to receive annual performance-based bonuses each year during the employment term. Further, the employment agreements provide the executives with the opportunity to participate in the employee benefit arrangements offered to similarly situated executives and provide that they may periodically receive stock grants pursuant to our long-term incentive compensation plan.

The employment agreements provide for severance and change in control benefits to be paid to Messrs. Nusz, Reid, Lou and, effective January 1, 2014, Mr. Lorentzatos under certain circumstances. The severance benefits are provided to reflect the fact that it may be difficult for executive officers to find comparable employment within a short period of time if they are involuntarily terminated. Change in control benefits are provided in order that the executives may objectively assess and pursue aggressively our interests and the interests of our stockholders with respect to a contemplated change in control, free from personal, financial and employment considerations. The employment agreements also impose certain non-compete, non-disclosure and similar obligations on the executives.

The severance and change in control benefits and the post-termination obligations imposed on the executives are described in greater detail below. See “—Executive Compensation—Potential Payments Upon Termination and Change in Control.”

Severance and Change in Control Arrangements

As described above, the employment agreements provide certain benefits and compensation to Messrs. Nusz, Reid, Lou and, effective January 1, 2014, Mr. Lorentzatos in the event of certain terminations from employment, including in connection with a change in control. These benefits are described in greater detail in the section below entitled “—Executive Compensation—Potential Payments Upon Termination and Change in Control.”

For executive officers and other key employees who do not have employment agreements with us, including Mr. Mace, we maintain the Amended and Restated Executive Change in Control and Severance Benefit Plan (the “Amended CIC Plan”) to provide severance and change in control benefits to participants. During fiscal 2013 and prior to the January 1, 2014 effective date of his employment agreement with us, Mr. Lorentzatos was a participant in the Amended CIC Plan. We believe that adoption of the Amended CIC Plan was appropriate because we believe that the interests of our stockholders are best served if we provide separation benefits to eliminate, or at least reduce, the reluctance of executive officers and other key employees to pursue potential corporate transactions that may be in the best interests of our stockholders, but that may have resulting adverse consequences to the employment situations of our executive officers and other key employees. Further, this plan ensures an understanding of what benefits are to be paid to participants in the event of termination of their employment in certain specified circumstances and/or upon the occurrence of a change in control. The payments and benefits provided under the Amended CIC Plan are subject to compliance with certain post-employment obligations regarding the use of confidential and/or proprietary information and limiting the ability of participants to compete with us or solicit our employees or customers. The payments and benefits offered under the Amended CIC Plan are described in greater detail under “—Executive Compensation—Potential Payments Upon Termination and Change in Control.”

Neither the employment agreements nor the Amended CIC Plan provides any potential tax gross-up payments if a covered executive receives golden parachute payments in connection with a change in control. Instead, these arrangements include provisions providing that the executive will be required to pay in full any excise taxes associated with any golden parachute payments received, unless reducing the payments to the executive within the Section 280G safe harbor amount would put the executive in a better net after-tax position.

Stock Ownership Guidelines

Our Board of Directors has adopted Stock Ownership Guidelines that establish minimum ownership levels for Named Executive Officers and a period during which Named Executive Officers should accumulate stock if they were not yet at minimum levels when the guidelines were adopted in November 2010. The Stock Ownership Guidelines are advisory in nature and designate the following ownership levels: (i) Vice Presidents—one times annual base salary, (ii) Senior Vice Presidents and Executive Vice Presidents—two times annual base salary, and (iii) Chairman, President and Chief Executive Officer—five times annual base salary. Effective January 1, 2014, in connection with his promotion to President and Chief Operating Officer, Mr. Reid became subject to an ownership guideline equal to five times his annual base salary. All of our Named Executive Officers own stock in excess of the minimum ownership levels currently applicable to them. For our non-employee directors, the Stock Ownership Guidelines designate a minimum ownership level of three times the annual cash retainer fee, and all of our non-employee directors own stock in excess of this minimum ownership level.

Prohibitions on Hedging, Insider Trading, and Pledging Company Securities

Our securities trading policy provides that executive officers, including our Named Executive Officers, and our directors, may not, among other things, purchase or sell puts or calls to sell or buy our stock, engage in short sales with respect to our stock, buy our securities on margin, or otherwise hedge their ownership of our stock. The purchase or sale of stock by our executive officers and directors may only be made during certain windows of time and under the other conditions contained in our policy. In addition, effective May 3, 2013, we updated our securities trading policy to specify that our executive officers are prohibited from pledging our stock without prior approval by our Board of Directors.

Clawback Policy

To date, our Board of Directors has not adopted a formal clawback policy to recoup incentive based compensation upon the occurrence of a financial restatement, misconduct, or other specified events. However, restricted stock and PSU agreements covering grants made to our Named Executive Officers and other service providers in 2011 and later years do include language providing that the award may be cancelled and the award recipient may be required to reimburse us for any realized gains to the extent required by applicable law or any clawback policy that we adopt. In addition, the Amended LTIP and Amended AICP include provisions specifying that awards under those arrangements are subject to any clawback policy we adopt. Our Compensation Committee is currently evaluating the practical, administrative and other implications of implementing and enforcing a clawback policy, and intends to adopt a clawback policy in compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 once additional guidance is promulgated by the SEC.

Executive Compensation

Summary Compensation Table

The following table shows information concerning the annual compensation for services provided to us by our Named Executive Officers during the fiscal years ended December 31, 2011, 2012, and 2013.

Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Thomas B. Nusz	2013	$625,000	$1,188,000	$2,926,994	$24,408	$4,764,402
Chairman and	2012	$429,167	$810,000	$3,954,211	$69,608	$5,262,986
Chief Executive Officer	2011	$325,000	$0	$468,750	$9,522	$803,272

Taylor L. Reid	2013	$433,333	$540,000	$1,510,082	$24,408	$2,507,823
President and	2012	$337,500	$420,000	$2,340,112	$25,839	$3,123,451
Chief Operating Officer	2011	$275,000	$0	$331,250	$18,926	$625,176

Michael H. Lou	2013	$345,000	$420,000	$1,183,404	$25,008	$1,973,412
Executive Vice President and Chief Financial Officer	2012	$312,500	$384,000	$2,034,632	$24,658	$2,755,790
	2011	$228,750	$0	$553,946	$15,506	$798,202

Nickolas J. Lorentzatos	2013	$293,333	$270,000	$639,916	$25,008	$1,228,257
Executive Vice President, General Counsel and Corporate Secretary	2012	$250,000	$234,000	$1,259,780	$23,649	$1,767,429

Roy W. Mace	2013	$272,500	$247,500	$586,671	$23,214	$1,129,885
Senior Vice President and	2012	$250,000	$234,000	$1,023,478	$22,895	$1,530,373
Chief Accounting Officer	2011	$199,167	$85,000	$292,188	$15,723	$592,078

(1)	Reflects each Named Executive Officer’s current title and position; during fiscal year 2013, Mr. Nusz served as Chairman, President and Chief Executive Officer, Mr. Reid served as Executive Vice President and Chief Operating Officer and Mr. Lorentzatos served as Senior Vice President, General Counsel and Corporate Secretary.
(2)	Reflects the base salary earned by each Named Executive Officer during fiscal year 2013. Base salary increases for 2013 were effective March 1, 2013.
(3)	Reflects amounts paid for services provided in fiscal year 2013 as annual performance-based cash bonus awards pursuant to the Incentive Plan. The bonus amounts reported above were paid in February 2014.
(4)

Reflects the aggregate grant date fair value of restricted stock awards and PSUs granted under our LTIP in fiscal year 2013, computed in accordance with FASB ASC Topic 718, and does not reflect the actual value that may be realized by the executive. See Note 12 to our consolidated financial statements on Form 10-K for fiscal year 2013 for additional detail regarding assumptions underlying the value of these equity awards. The grant date fair value for restricted stock awards is based on the closing price of our common stock on

February 15, 2013, the grant date for those awards, which was $37.46 per share. With respect to the PSUs granted on February 15, 2013, the compensation expense amounts included were calculated based on the initial number of PSUs granted at a grant date fair value price per unit of $42.01, which is consistent with the probability of achieving the applicable performance objectives and the estimate of aggregate compensation cost to be recognized over the performance period of the awards as of the grant date in accordance with FASB ASC Topic 718. The grant date fair value price of the PSUs was determined using a Monte Carlo simulation model, which resulted in an expected percentage of PSUs earned of 112%, and was applied to the closing price of our common stock on the date of grant of $37.46.
(5)	The following items are reported in the “All Other Compensation” column for fiscal year 2013:

Name	Health Club Dues	Parking	401(k) Plan Match	401(k) Employer Discretionary Contribution	Total
Thomas B. Nusz	$0	$4,008	$15,300	$5,100	$24,408
Taylor L. Reid	$0	$4,008	$15,300	$5,100	$24,408
Michael H. Lou	$600	$4,008	$15,300	$5,100	$25,008
Nickolas J. Lorentzatos	$600	$4,008	$15,300	$5,100	$25,008
Roy W. Mace	$450	$2,364	$15,300	$5,100	$23,214

Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards to each of our Named Executive Officers under the LTIP during fiscal year 2013.

Name	Grant Date	Date of Compensation Committee Action (if different from Grant Date)	Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock Awards ($)(3)
			Threshold	Target	Maximum
Thomas B. Nusz	2/15/2013	12/11/2012				35,240	$1,320,090
	2/15/2013	12/11/2012				2,950	$110,507
	2/15/2013	12/11/2012	26,715	44,525	71,240		$1,496,397

Taylor L. Reid	2/15/2013	12/11/2012				18,020	$675,029
	2/15/2013	12/11/2012				1,870	$70,050
	2/15/2013	12/11/2012	13,658	22,763	36,420		$765,003

Michael H. Lou	2/15/2013	12/11/2012				14,010	$524,815
	2/15/2013	12/11/2012				1,690	63,307
	2/15/2013	12/11/2012	10,628	17,713	28,340		$595,282

Nickolas J. Lorentzatos	2/15/2013	12/11/2012				8,010	$300,055
	2/15/2013	12/11/2012	6,068	10,113	16,180		$339,861

Roy W. Mace	2/15/2013	12/11/2012				7,340	$274,956
	2/15/2013	12/11/2012	5,565	9,275	14,840		$311,715

(1)

Amounts reported (a) in the “Threshold” column reflect 75% of the initial number of PSUs granted in 2013, which is the minimum amount payable under the PSU awards (assuming a relative TSR in the 25th to 50th percentile), (b) in the “Target” column reflect 125% of the initial number of PSUs granted in 2013, which is the target amount payable under the PSU awards (assuming a relative TSR in the 50th to 75th percentile), and (c) in the “Maximum” column reflect 200% of the initial number of PSUs granted in 2013, which is the maximum amount that may be earned pursuant to the awards (assuming a relative TSR at the 75th percentile or above). If relative TSR is below the 25th percentile, then 0% of the initial number of PSUs granted in 2013 will be earned. The number of our common shares actually received by the executive at the end of the initial performance period (or the extended performance period, if applicable) may vary from the initial number, based on our relative TSR as compared to the TSR of the other peer group companies. Performance targets and target awards are described under “—Compensation Discussion and Analysis—Elements of Our Compensation and Why We Pay Each Element—Long-Term Equity-Based Incentives.”
(2)	Reflects restricted stock awards granted in 2013, including the Discretionary Grants.
(3)	Reflects the aggregate grant date fair value of restricted stock awards and PSUs granted under our LTIP in fiscal year 2013, computed in accordance with FASB ASC Topic 718. The grant date fair value for restricted stock awards is based on the closing price of our common stock on the February 15, 2013 grant date, which was $37.46 per share. With respect to the PSUs granted on February 15, 2013, the compensation expense amounts included were calculated based on the initial number of PSUs granted at a grant date fair value price per unit of $42.01, which is consistent with the probability of achieving the applicable performance objectives and the estimate of aggregate compensation cost to be recognized over the performance period of the awards as of the grant date in accordance with FASB ASC Topic 718. The grant date fair value price of the PSUs was determined using a Monte Carlo simulation model, which resulted in an expected percentage of PSUs earned of 112%, and was applied to the closing price of our common stock on the date of grant of $37.46.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning outstanding equity awards held by each of our Named Executive Officers as of December 31, 2013.

	Stock Awards
	Restricted Stock Awards		PSUs
Name	Number of Shares of Stock That Have Not Vested(1)	Market Value of Shares of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares that Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares that Have Not Vested(4)
Thomas B. Nusz	126,817	$5,956,594	140,720	$6,609,618
Taylor L. Reid	73,216	$3,438,956	76,940	$3,613,872
Michael H. Lou	64,653	$3,036,751	65,400	$3,071,838
Nickolas J. Lorentzatos	36,003	$1,691,061	36,240	$1,702,193
Roy W. Mace	31,570	$1,482,843	34,900	$1,639,253

(1)	Includes the following outstanding restricted stock awards held by our Named Executive Officers:

Name	2011 Annual Award (a)	2012 Annual Award (b)	One-Time Retention Grant (c)	Discretionary Awards (d)(e)	2013 Annual Award (f)	2013 Discretionary Grants (g)	Total
Thomas B. Nusz	5,000	19,227	64,400	—	35,240	2,950	126,817
Taylor L. Reid	3,533	11,213	38,580	—	18,020	1,870	73,216
Michael H. Lou	2,967	8,813	34,140	3,033	14,010	1,690	64,653
Nickolas J. Lorentzatos	1,733	4,273	17,820	4,167	8,010	—	36,003
Roy W. Mace	3,117	4,273	16,840	—	7,340	—	31,570

(a)	The shares subject to the 2011 Annual Award vest in three substantially equal annual installments. The first 1/3 tranche vested on March 15, 2012 and the second 1/3 tranche vested on December 14, 2012 (due to accelerated vesting approved by the Compensation Committee at its December 2012 meeting). The final 1/3 tranche will vest on March 15, 2014. The accelerated vesting provisions applicable to these awards are described below under “—Potential Payments upon Termination or Change in Control.”
(b)	The shares subject to the 2012 Annual Award vest in three substantially equal annual installments. The first 1/3 vested on December 14, 2012 (due to accelerated vesting approved by the Compensation Committee at its December 2012 meeting). The second tranche vested on February 15, 2014 and the third tranche will vest on February 15, 2015. The accelerated vesting provisions applicable to these awards are described below under “—Potential Payments upon Termination or Change in Control.”

(c)	The shares subject to the One-Time Retention Grant vest in full on the earlier to occur of a change in control or the Named Executive Officer’s termination of employment due to death or disability, by us without cause, by the executive for good reason, or upon retirement (upon attaining age 60 and continuous employment from the date of grant until the three year anniversary of the award).
(d)	For Mr. Lou, reflects shares awarded in connection with his promotion to Executive Vice President and Chief Financial Officer in August 2011. These shares vest ratably over three years, with the final 1/3 tranche vesting on August 1, 2014. The accelerated vesting provisions applicable to these awards are described below under “—Potential Payments upon Termination or Change in Control.”
(e)	For Mr. Lorentzatos, reflects shares granted to him on March 1, 2012 in recognition of his achievements and contributions to us, which vest in three substantially equal annual installments. The first 1/3 vested on December 14, 2012 (due to accelerated vesting approved by the Compensation Committee at its December 2012 meeting). The second tranche vested on March 1, 2014 and the third tranche will vest on March 1, 2015. The accelerated vesting provisions applicable to these awards are described below under “—Potential Payments upon Termination or Change in Control.”
(f)	The shares subject to the 2013 Annual Award vest in three substantially equal annual installments on February 15, 2014, February 15, 2015, and February 15, 2016. The accelerated vesting provisions applicable to these awards are described below under “—Potential Payments upon Termination or Change in Control.”
(g)	Reflects Discretionary Grants made to Messrs. Nusz, Reid and Lou in recognition of their achievements and contributions to us. The Discretionary Grants were effective February 15, 2013 and vest in three substantially equal annual installments on February 15, 2014, February 15, 2015 and February 15, 2016. The accelerated vesting provisions applicable to these awards are described below under “—Potential Payments upon Termination or Change in Control.”
(2)	This column reflects the closing price of our common stock on December 31, 2013 (the last trading day of fiscal year 2013), which was $46.97, multiplied by the number of outstanding shares of restricted stock.
(3)	Reflects 200% of the initial number of PSUs granted to the each of the Named Executive Officers:
•

On July 30, 2012, with the following initial number of PSUs: (a) Mr. Nusz—34,740, (b) Mr. Reid—20,206, (c) Mr. Lou—18,530, (d) Mr. Lorentzatos—10,030, and (e) Mr. Mace—10,030. The initial performance period for these awards commenced on August 1, 2012 and ends on July 31, 2015.

•

On February 15, 2013, with the following initial number of PSUs: (a) Mr. Nusz—35,620, (ii) Mr. Reid—18,210, (iii) Mr. Lou—14,170, (iv) Mr. Lorentzatos—8,090, and (v) Mr. Mace—7,420. The initial performance period for these awards commenced on February 15, 2013 and ends on February 14, 2016.

Vesting of the PSUs is contingent upon continuous active employment with us at the end of the initial performance period (or the extended performance period, if applicable) and the level of achievement of the TSR vesting objective. See “—Compensation Discussion and Analysis—Elements of Compensation and Why We Pay Each Element—Long-Term Equity-Based Incentives” above for more information.

(4)	This column reflects the closing price of our common stock on December 31, 2013 (the last trading day of fiscal year 2013), which was $46.97, multiplied by 200% of the initial number of PSUs granted to the each of the Named Executive Officers.

Options Exercised and Stock Vested

The following restricted stock awards held by our Named Executive Officers vested during fiscal year 2013:

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting (2)
Thomas B. Nusz	—	—
Taylor L. Reid	—	—
Michael H. Lou	3,034	$131,585
Nickolas J. Lorentzatos	2,833	$144,483
Roy W. Mace	—	—

(1)	Reflects the following restricted stock awards held by our Named Executive Officers that vested during fiscal year 2013:
•

For Mr. Lou, reflects shares awarded in connection with Mr. Lou’s promotion to Executive Vice President and Chief Financial Officer in August 2011. These shares vest ratably over three years, with the second 1/3 tranche vesting on August 1, 2013; and

•

For Mr. Lorentzatos, reflects shares awarded in connection with Mr. Lorentzatos’ appointment as our Senior Vice President, General Counsel and Corporate Secretary in September 2010, with the final 1/3 tranche vesting on October 1, 2013.

(2)	The value realized upon vesting of restricted stock is based on the following:
•	A closing price per share of our common stock of $43.37, for shares that vested on August 1, 2013; and
•	A closing price per share of our common stock of $51.00, for shares that vested on October 1, 2013.

Pension Benefits

Other than our 401(k) plan, we do not have any plan that provides for payments or other benefits at, following, or in connection with, retirement.

Non-Qualified Deferred Compensation

We do not have any plan that provides for the deferral of compensation on a basis that is not tax qualified.

Potential Payments Upon Termination and Change in Control

During fiscal 2013, we had employment agreements with Messrs. Nusz, Reid and Lou containing provisions regarding payments to be made to such individuals upon termination of their employment in certain circumstances, including in connection with a change in control. We also maintain the Amended CIC Plan, in which our Named Executive Officers, other than those with employment agreements, participated during fiscal 2013.

Effective January 1, 2014, in connection with his promotion to Executive Vice President, General Counsel and Corporate Secretary, we entered into an employment agreement with Mr. Lorentzatos, which made him ineligible for continued participation in the Amended CIC Plan. Mr. Lorentzatos’ employment agreement contains the same severance and change in control provisions as our employment agreement with Mr. Lou, which is described below. We also entered into an amended and restated employment agreement with Mr. Reid, effective January 1, 2014, in connection with his promotion to President and Chief Operating Officer. Mr. Reid’s amended and restated employment agreement contains the same severance provisions as our employment agreement with Mr. Nusz, which is described below. In order to provide our stockholders with the most relevant and up-to-date disclosures regarding our currently existing arrangements, we have described in footnote (7) to the table under “Quantification of Payments” below the benefits Messrs. Reid and Lorentzatos are eligible to receive as of January 1, 2014. In addition, for all Named Executive Officers, we disclose and quantify benefits based on the arrangements in place as of December 31, 2013 in the table under “Quantification of Benefits” below. None of the Named Executive Officers receives any tax gross ups related to excise taxes that could be imposed on our Named Executive Officers under Section 280G or 4999 of the Internal Revenue Code related to potential golden parachute payments.

Employment Agreements

Under the employment agreements in effect during 2013 with Messrs. Nusz, Reid and Lou that are described in this section, upon any termination of employment, the executives are entitled to receive accrued but unpaid salary, any unpaid annual performance bonus earned for the calendar year prior to the year in which the executive terminates, reimbursement of eligible expenses and any employee benefits due pursuant to their terms. In addition, if the executives are terminated due to death or “disability,” then they will be entitled to receive the following amounts: (i) a pro-rata portion of the annual performance bonus for the calendar year of termination, (ii) an amount equal to 12 months’ worth of the executive’s base salary, payable in a lump sum within 60 days following termination, and (iii) an amount equal to 18 months’ worth of COBRA premiums, if the executive elects and remains eligible for COBRA.

If we terminate the employment of Messrs. Nusz, Reid or Lou for reasons other than “cause” (including if we do not elect to renew the employment agreement with the executive), or if the executive terminates employment for “good reason,” then the executive will be entitled to receive the following amounts: (i) a pro-rata portion of the annual performance bonus for the calendar year of termination; (ii) an amount equal to the sum of (a) the aggregate amount of base salary payable for the remainder of the employment term (or, if greater, an amount equal to 12 months’ worth of the executive’s base salary (for Mr. Nusz, 24 months’ worth of base salary)), plus (b) the aggregate of each annual target performance bonus the executive would have been entitled to receive if he had continued to perform services for the remainder of the then-current employment term (or, if greater, one times the target performance bonus that the executive would have been eligible to receive for the calendar year of termination (for Mr. Nusz, two times the target performance bonus)), payable in equal monthly installments (with amounts in excess of certain limitations under Section 409A of the Internal Revenue Code payable in a lump sum within 60 days); (iii) an amount equal to 18 months’ worth of COBRA premiums, if the executive elects and remains eligible for COBRA; and (iv) accelerated vesting of all outstanding equity awards. Severance amounts, other than the pro-rata bonus amount, are subject to the executive’s delivery to us (and nonrevocation) of a release of claims within 50 days of his termination date.

In the event a “change in control” occurs, all outstanding equity awards held by Messrs. Nusz, Reid and Lou will be immediately vested in full. In addition, in the event Messrs. Nusz, Reid or Lou are terminated by us other than for “cause” (including if we do not elect to renew the employment agreements) or if the executive terminates employment for “good reason,” in each case, within 24 months following a “change in control,” the executives (or their respective estates) are entitled to receive (i) an amount equal to 2.99 times the sum of (a) the executive’s annualized base salary, and (b) the target annual performance bonus he is eligible to receive for the then-current year if he had continued to perform services for the remainder of the calendar year of termination (or, if greater, the average performance bonus paid or payable to the executive for the two calendar years preceding the date of termination); and (ii) an amount equal to 18 months’ worth of COBRA premiums, if the executive elects and is eligible to receive COBRA. If Messrs. Nusz, Reid and Lou are terminated in connection with a change in control and would receive greater benefits under another provision of their employment agreements, they will be entitled to receive the greater benefits.

In the event any payments made pursuant to the employment agreements in connection with a change in control would result in an executive receiving golden parachute payments that are subject to excise tax under Section 280G and 4999 of the Internal Revenue Code, we will not provide any gross-up payment for such excise taxes. Instead, the employment agreements provide that any golden parachute payments will be paid to the executive in full (with the executive responsible for paying in full any related excise tax liability), unless reducing the amount of such payments to $1 less than the 280G safe harbor amount would result in a better net after tax position for the executive. Generally, the 280G safe harbor amount is equal to three times the executive’s average annual compensation from us for the preceding five years, or such lesser period during which the executive was employed by us.

Messrs. Nusz, Reid and Lou are subject to certain confidentiality, noncompete and nonsolicitation provisions contained in the employment agreements. The confidentiality covenants are perpetual, while the noncompete and nonsolicitation covenants apply during the term of the employment agreements and for 12 months following the employee’s termination date, except that the latter covenants will cease to apply if the executive is terminated for any reason on or after a change in control.

Amended and Restated Executive Change in Control and Severance Benefit Plan

Our Amended CIC Plan provides severance and change in control benefits to our Named Executive Officers who do not have employment agreements and other officers of the Company who have been selected for participation. During fiscal 2013, Messrs. Lorentzatos and Mace participated in the Amended CIC Plan. Effective January 1, 2014, Mr. Mace is the only Named Executive Officer who participates in the plan.

Participants in the Amended CIC Plan are entitled to receive, upon any termination of their employment, accrued but unpaid base salary, any unpaid annual performance bonus earned for the calendar year prior to the year in which the participant’s employment is terminated, reimbursement of eligible expenses and any employee benefits due pursuant to their terms. In addition, if a participant in the Amended CIC Plan is terminated due to death or “disability,” then the participant is entitled to receive the following amounts: (i) a pro-rata portion of the annual performance bonus for the calendar year of termination, (ii) an amount equal to 12 months’ worth of the participant’s base salary, payable in a lump sum, and (iii) an amount equal to 18 months’ worth of COBRA premiums, if the participant elects and remains eligible for COBRA.

If we terminate the employment of a participant in the Amended CIC Plan for a reason other than “cause” or if a participant terminates employment for “good reason,” then the participant is entitled to receive the following amounts: (i) a pro-rata portion of the annual performance bonus for the calendar year of termination, (ii) an amount equal to 12 months’ worth of the participant’s base salary, payable in 12 equal monthly installments, (iii) a lump sum payment equal to the participant’s target performance bonus for the year of termination, (iv) an amount equal to 18 months’ worth of COBRA premiums, if the participant elects and remains eligible for COBRA, and (v) accelerated vesting of all outstanding equity awards. Severance amounts, other than the pro-rata bonus amount, are subject to the participant’s delivery to us (and nonrevocation) of a release of claims within 50 days of the termination date.

In the event a “change in control” occurs, all outstanding equity awards held by participants in the Amended CIC Plan will be immediately vested in full. In addition, in the event a participant is terminated by us other than for “cause” or if the participant terminates employment for “good reason,” in each case, within 24 months following a “change in control,” the participant (or his or her estate) is entitled to receive (i) an amount equal to two times the sum of (a) the participant’s annualized base salary and (b) the participant’s target performance bonus for the calendar year in which the “change in control” occurs, and (ii) an amount equal to 18 months’ worth of COBRA premiums, if the participant elects and remains eligible for COBRA. If the employment of a participant in the Amended CIC Plan is terminated in connection with a “change in control” and the participant would receive greater benefits under another provision of the Amended CIC Plan, the participant will be entitled to receive the greater benefits.

In the event any payments made pursuant to the Amended CIC Plan in connection with a change in control would result in an executive receiving golden parachute payments that are subject to excise tax under Section 280G and 4999 of the Internal Revenue Code, we will not provide any gross-up payment for such excise taxes. Instead, the Amended CIC Plan provides that any golden parachute payments will be paid to the participant in full (with the participant responsible for paying in full any related excise tax liability), unless reducing the amount of such payments to $1 less than the 280G safe harbor amount would result in a better net after tax position for the participant. Generally, the 280G safe harbor amount is equal to three times the participant’s average annual compensation from us for the preceding five years, or such lesser period during which the participant was employed by us.

Participants in the Amended CIC Plan are subject to certain confidentiality, noncompete and nonsolicitation provisions contained in the plan. The confidentiality provisions are perpetual, while the noncompete and nonsolicitation covenants apply while a participant is employed by us and for 12 months following the participant’s employment termination date, except that the latter covenants will cease to apply if the participant is terminated for any reason on or after a change in control.

Annual Incentive Compensation Plan

Under our Annual Incentive Compensation Plan, upon the occurrence of a “change in control,” participants (including our Named Executive Officers) will receive the target annual cash bonus award amount that the participant is eligible to earn for the calendar year in which the “change in control” occurs, payable within 30 days after the date of the “change in control.”

Applicable Definitions

For purposes of the employment agreements, the Amended CIC Plan and the Incentive Plan, the terms listed below are defined as follows:

(i) “cause” means (a) the executive has been convicted of a misdemeanor involving moral turpitude or a felony, (b) the executive has engaged in grossly negligent or willful misconduct in performing his duties, which has a material detrimental effect on us, and (with respect to participants in the Amended CIC Plan) which acts continued for a period of 30 days after notice of such failure of performance, (c) the executive has breached a material provision of the employment agreement or the plan, as applicable, (d) the executive has engaged in conduct that is materially injurious to us or (e) the executive has committed an act of fraud. Messrs. Nusz, Reid and Lou will have a limited period of 30 days to cure events (unless the cause event is that described in clause (a) above).

(ii) “change in control” means (a) a person acquires 50% or more of our outstanding stock or outstanding voting securities, subject to certain limited exceptions, (b) individuals who serve as board members on the effective date of the employment agreements or the plan, as applicable (or who are subsequently approved by a majority of such individuals), cease for any reason to constitute at least a majority of our Board of Directors, (c) consummation of a reorganization, merger, consolidation or a sale of all or substantially all of our assets, subject to certain limited exceptions, or (d) approval by our stockholders of a complete liquidation or dissolution.

(iii) “disability” means the executive’s inability to perform the executive’s essential functions with or without reasonable accommodation, if required by law, due to physical or mental impairment.

(iv) “good reason” means, without the executive’s express written consent, (a) a material breach by us of the employment agreement or of our obligations under the plan, as applicable, (b) a material reduction in the executive’s base compensation, (c) a material diminution in the executive’s authority, duties or responsibilities, (d) a change in the geographic location where the executive must normally perform services by more than 50 miles or (e) a requirement that the executive report to an employee instead of to our Board of Directors (for Mr. Nusz) or a material reduction in the authority, duties or responsibilities of the person to whom the executive reports (for all other Named Executive Officers). The executive must notify us within 60 days of the occurrence of any such event and we have 30 days following notice to cure.

Restricted Stock Awards

Our Named Executive Officers each hold outstanding awards of restricted stock under our LTIP as previously described in the section above entitled “—Compensation Discussion and Analysis—Elements of Our Compensation and Why We Pay Each Element—Long-Term Equity-Based Incentives.” The vesting of the restricted stock awards will accelerate in full if a Named Executive Officer’s employment is terminated due to either death or disability. In addition, the awards are subject to the accelerated vesting provisions contained in, as applicable, the employment agreements and the Amended CIC Plan, which are described above in this section “—Potential Payments upon Termination and Change in Control.”

Certain restricted stock awards granted to the Named Executive Officers vest only upon the earliest to occur of a change in control or termination of employment due to death, disability, termination without cause or for good reason or retirement (after attaining age 60 and completing three years of service with us following the grant date of the award). None of our Named Executive Officers is currently eligible to retire for these purposes.

For purposes of all outstanding restricted stock awards, “disability,” “cause,” “good reason” and “change in control” have generally the same meaning as set forth above with respect to the employment agreements and the Amended CIC Plan.

Performance Share Unit Awards

Our Named Executive Officers each hold outstanding awards of PSUs under our LTIP as previously described in the section above entitled “—Compensation Discussion and Analysis—Elements of Our Compensation and Why We Pay Each Element—Long-Term Equity-Based Incentives.” These PSUs contain certain accelerated vesting provisions in the event certain specified events occur prior to the end of the applicable performance period. If a “change in control” occurs, a Named Executive Officer will be deemed to have earned the number of PSUs he would have earned at the end of the performance period, assuming that the performance period ended on the date the change in control occurs and the determination of the extent to which the TSR vesting objective has been reached will be based on actual performance against the stated criteria through the change in control date; provided, that, with respect to PSUs granted in 2013 and later years, the determination of the extent to which the TSR vesting objective has been reached will be based on the value per share received in the “change in control” transaction. If a Named Executive Officer’s employment is terminated due to death or “disability,” a Named Executive Officer will be deemed to have earned a number of PSUs equal to 200% of the initial number of PSUs awarded. If a Named Executive Officer’s employment is terminated by us without cause or by the executive for good reason, a Named Executive Officer will be deemed to have earned, as of the end of the performance period (or the extended performance period, if applicable), the number of PSUs that the executive would have earned if he had remained employed through the end of the performance period (or the extended performance period, if applicable). For purposes of the PSUs, “disability,” “cause,” “good reason” and “change in control” generally have the same meaning as set forth above with respect to the employment agreements and the Amended CIC Plan.

Quantification of Payments

The table below discloses the amount of compensation and/or benefits due to our Named Executive Officers in the event of their termination of employment and/or in the event we undergo a change in control, in either case, on December 31, 2013, and assuming that the price per share of common stock was $46.97, which was the closing price per share of our common stock on December 31, 2013. The amounts below constitute estimates of the amounts that would be paid to our Named Executive Officers upon their respective terminations and/or upon a change in control under such arrangements, and do not include any amounts accrued through fiscal 2013 year-end that would be paid in the normal course of continued employment, such as accrued but unpaid salary, and benefits generally available to all our salaried employees. The actual amounts to be paid are dependent on various factors, which may or may not exist at the time a Named Executive Officer is actually terminated and/or a change in control actually occurs. Therefore, such amounts and disclosures should be considered “forward-looking statements.”

Named Executive Officer	Termination Due to Death or Disability	Termination Without Cause or for Good Reason(1)	Termination Without Cause or for Good Reason Following a Change in Control	Change in Control
Thomas B. Nusz
Salary(2)	$660,000	$1,320,000	—	—
Bonus Amounts(2)	$1,188,000	$2,772,000	$792,000	$792,000
COBRA Premiums(3)	$36,073	$36,073	$36,073	—
Change in Control Payments(4)	—	—	$4,341,480	—
Accelerated Equity Vesting(5)	$12,566,213	$12,566,213	$12,566,213	$12,566,213
Total(6)	$14,450,286	$16,694,286	$17,735,766	$13,358,213

Taylor L. Reid(7)
Salary(2)	$450,000	$525,000	—	—
Bonus Amounts(2)	$540,000	$960,000	$360,000	$360,000
COBRA Premiums(3)	$36,073	$36,073	$36,073	—
Change in Control Payments(4)	—	—	$2,421,900	—
Accelerated Equity Vesting(5)	$7,052,827	$7,052,827	$7,052,827	$7,052,827
Total(6)	$8,078,900	$8,573,900	$9,870,800	$7,412,827

Michael H. Lou
Salary(2)	$350,000	$408,333	—	—
Bonus Amounts(2)	$420,000	$746,666	$280,000	$280,000
COBRA Premiums(3)	$36,073	$36,073	$36,073	—
Change in Control Payments(4)	—	—	$1,883,700	—
Accelerated Equity Vesting(5)	$6,108,589	$6,108,589	$6,108,589	$6,108,589
Total(6)	$6,914,662	$7,299,661	$8,308,362	$6,388,589

Nickolas J. Lorentzatos(7)
Salary(2)	$300,000	$300,000	—	—
Bonus Amounts(2)	$270,000	$450,000	$180,000	$180,000
COBRA Premiums(3)	$36,073	$36,073	$36,073	—
Change in Control Payments(4)	—	—	$960,000	—
Accelerated Equity Vesting(5)	$3,393,254	$3,393,254	$3,393,254	$3,393,254
Total(6)	$3,999,327	$4,179,327	$4,569,327	$3,573,254

Roy W. Mace
Salary(2)	$275,000	$275,000	—	—
Bonus Amounts(2)	$247,500	$412,500	$165,000	$165,000
COBRA Premiums(3)	$36,073	$36,073	$36,073	—
Change in Control Payments	—	—	$880,000	—
Accelerated Equity Vesting(5)	$3,122,096	$3,122,096	$3,122,096	$3,122,096
Total(6)	$3,680,669	$3,845,669	$4,203,169	$3,287,096

(1)	Also reflects amounts for termination due to non-extension of the employment agreement for Messrs. Nusz, Reid and Lou.
(2)	Based on rate of annualized salary and annual bonus opportunity in effect for each Named Executive Officer as of December 31, 2013. For purposes of calculating any pro-rata bonus, the dollar value of the bonus awards actually awarded to each Named Executive Officer by our Compensation Committee for 2013 service was used. For purposes of quantifying the amount of the severance payments to Messrs. Nusz, Reid and Lou in the event of their termination without “cause” or for “good reason,” (a) the “Salary” amount was calculated as the base salary that the executive would have received for the remaining one year and two months of the term of the employment agreements at the rate in effect as of December 31, 2013 (for a period of 24 months in the case of Mr. Nusz), and (b) the “Bonus Amount” was calculated as one times the target performance bonus amount for 2013 (two times, in the case of Mr. Nusz), plus the pro-rata bonus amount.
(3)	Reflects 18 months’ worth of COBRA premiums at $2,004.08 per month.
(4)	Calculated taking into account the 2013 base salary rate and target performance bonus amount the executive was eligible to receive for 2013.
(5)	The accelerated vesting of equity awards is based upon the closing price per share of our common stock on December 31, 2013 (the last trading day of fiscal 2013), which was $46.97, multiplied by the number of outstanding restricted shares or PSUs that would vest upon the occurrence of the event indicated. The values reported in the table above only take into account awards that were outstanding on December 31, 2013, and do not include the awards granted to our Named Executive Officers in February 2014, which awards are discussed above in the CD&A.
(6)	The aggregate total amount of compensation payable in connection with the triggering events has not been reduced to reflect any cut back in benefits or payments that would be made in connection with a change in control pursuant to the terms of the employment agreements and the Amended CIC Plan. These arrangements provide that golden parachute payments will be paid in full or reduced to fall within the 280G safe harbor amount, whichever will provide a better net after-tax position for a Named Executive Officer. For purposes of this disclosure, we have reflected the maximum amount potentially payable to each Named Executive Officer under each given scenario even though such maximum amounts could be reduced pursuant to the cutback language included in the agreements and the plan.
(7)	As discussed in the narrative above, effective January 1, 2014, in connection with their promotions to President and Chief Operating Officer and Executive Vice President, General Counsel and Corporate Secretary, respectively, Messrs. Reid and Lorentzatos each entered into an employment agreement with the Company to reflect the promotion. Mr. Reid’s amended and restated employment agreement, effective January 1, 2014, contains the same severance provisions as our employment agreement in effect with Mr. Nusz during 2013, which is described in the narrative above. Mr. Lorentzatos’ employment agreement, effective January 1, 2014, contains the same severance provisions as our employment agreement in effect with Mr. Lou during 2013, which is described in the narrative above. The January 1, 2014 employment agreements with Messrs. Reid and Lorentzatos also provide these officers with new annual base salary rates and new target bonus percentages. Specifically, Mr. Reid’s 2014 base salary rate is $500,000 and his 2014 target bonus percentage is 100% (or $500,000), and Mr. Lorentzatos’ 2014 base salary rate is $360,000 and his 2014 target bonus percentage is 80% (or $288,000). If Mr. Reid’s or Mr. Lorentzatos’ employment with the Company was terminated following December 31, 2013, the severance, base salary and target bonus provisions of the January 1, 2014 agreements would apply for purposes of determining the “Salary,” “Bonus Amounts” and “Change in Control Payments” due to these individuals.

Director Compensation

We believe that attracting and retaining qualified non-employee directors is critical to our future value growth and governance, and that providing a total compensation package between the market 50th and 75th percentiles of our peer group is necessary to accomplish that objective. Our Board of Directors also believes that the compensation package for our non-employee directors should require a significant portion of the total compensation package to be equity-based to align the interests of our directors with our stockholders.

After review with Longnecker of non-employee director compensation paid by our 2013 compensation peer group, our Board of Directors approved the following compensation plan for non-employee directors, which was in effect for fiscal 2013:

•	an annual cash retainer fee of $50,000, plus cash payments of $1,500 for each Board of Directors’ meeting attended and $1,500 for each committee meeting attended; and

•	committee chairperson fees in the following amounts: (a) Audit Committee chair—$15,000, (b) Compensation Committee chair—$10,000, and (c) Nominating and Governance Committee chair—$10,000; and

•

an annual equity award for each non-employee director equal to a number of shares of restricted stock having a value of approximately $155,000 on the date of grant, based on the closing price of our common stock on the date of grant. For fiscal 2013, the restricted stock awards were granted on February 15, 2013, and each non-employee director received 4,140 shares of restricted stock. These restricted stock awards fully vested on February 15, 2014.

Our Compensation Committee reviews the compensation of our non-employee directors on an annual basis. For the 2014 fiscal year, our Compensation Committee has approved the following changes to the compensation plan for our non-employee directors, in order to bring the total compensation package between the market 50th and 75th percentiles of our 2014 compensation peer group and to help us retain qualified non-employee directors in a competitive market:

•	the annual cash retainer fee has been increased to $60,000 and is paid in quarterly installments.

•

the committee chairperson fee for the Audit Committee chair has been increased to $17,000 and for the Compensation Committee chair has been increased to $15,000. These fees are paid in quarterly installments.

•

the annual equity award for each non-employee director has been increased to a number of shares of restricted stock having a value of approximately $170,000 on the date of grant. For fiscal 2014, the restricted stock awards were granted on February 14, 2014, and each non-employee director received 4,000 shares of restricted stock.

Directors who are also our employees do not receive any additional compensation for their service on our Board of Directors.

Each director is reimbursed for (i) travel and miscellaneous expenses to attend meetings and activities of our Board of Directors or its committees; (ii) travel and miscellaneous expenses related to such director’s participation in our general education and orientation program for directors; and (iii) travel and miscellaneous expenses for each director’s spouse who accompanies a director to attend meetings and activities of our Board of Directors or any of our committees.

The following table provides information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
William J. Cassidy	$93,000	$155,084	—	$248,084
Ted Collins, Jr.	$71,000	$155,084	—	$226,084
Michael McShane	$92,000	$155,084	—	$247,084
Bobby S. Shackouls	$69,500	$155,084	—	$224,584
Douglas E. Swanson, Jr.	$85,500	$155,084	—	$240,584

(1)	Includes annual cash retainer fee, board and committee meeting fees, and committee chair fees for each non-employee director during fiscal 2013 as more fully explained above.

(2)	Reflects the aggregate grant date fair value of restricted stock awards granted under our LTIP in fiscal year 2013, computed in accordance with FASB ASC Topic 718. See Note 12 to our consolidated financial statements on Form 10-K for the year ended December 31, 2013 for additional detail regarding assumptions underlying the value of these equity awards. The grant date fair value for restricted stock awards is based on the closing price of our common stock on the grant date, which was $37.46 per share on February 15, 2013. As of December 31, 2013, each non-employee director held 4,140 outstanding shares of restricted stock. These restricted stock awards vested in full on February 15, 2014.

Compensation Practices as They Relate to Risk Management

We believe our compensation programs do not encourage excessive and unnecessary risk taking by executive officers (or other employees). Because our Compensation Committee retains the ability to apply discretion when determining the actual amount to be paid to executives pursuant to our annual performance-based cash incentive program, our Compensation Committee is able to assess the actual behavior of our executives as it relates to risk taking in awarding bonus amounts. Further, our use of long-term equity-based compensation serves our compensation program’s goal of aligning the interests of executives and stockholders, thereby reducing the incentives to unnecessary risk taking.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2013, no member of the Compensation Committee served as an executive officer of the Company. During 2013, there were no Compensation Committee interlocks with other companies.

COMPENSATION COMMITTEE REPORT

The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the Board of Directors

Douglas E. Swanson, Jr., Chairman

William J. Cassidy, Member

Michael McShane, Member

Bobby S. Shackouls, Member

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report and references in this proxy statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Company has determined that: (1) Messrs. McShane, Cassidy and Collins are independent, as defined in Section 10A of the Exchange Act and under the standards set forth by the New York Stock Exchange (“NYSE”) and (2) all current Audit Committee members are financially literate. In addition, Mr. McShane qualifies as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act.

During the last fiscal year, and earlier this year in preparation for the filing with the SEC of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, the Audit Committee:

•	reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2013 with management and with the independent registered public accountants;

•

considered the adequacy of the Company’s internal controls and the quality of its financial reporting, and discussed these matters with management and with the independent registered public accountants;

•

reviewed and discussed with the independent registered public accountants (1) their judgments as to the quality of the Company’s accounting policies, (2) the written disclosures and letter from the independent registered public accountants required by Public Company Accounting Oversight Board Independence Rules, and the independent registered public accountants’ independence, and (3) the matters required to be discussed by the Public Company Accounting Oversight Board’s AU Section 380, Communication with Audit Committees, and by the Auditing Standards Board of the American Institute of Certified Public Accountants;

•

discussed with management and with the independent registered public accountants the process by which the Company’s chief executive officer, chief financial officer and chief accounting officer make the certifications required by the SEC in connection with the filing with the SEC of the Company’s periodic reports, including reports on Forms 10-K and 10-Q;

•

pre-approved all auditing services and non-audit services to be performed for the Company by the independent registered public accountants as required by the applicable rules promulgated pursuant to the Exchange Act, considered whether the rendering of non-audit services was compatible with maintaining PricewaterhouseCoopers LLP’s independence, and concluded that PricewaterhouseCoopers LLP’s independence was not compromised by the provision of such services (details regarding the fees paid to PricewaterhouseCoopers LLP in 2013 for audit services, tax services and all other services, are set forth at “Audit and Other Fees” below); and

•

based on the reviews and discussions referred to above, recommended to the Board of Directors that the consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

As recommended by the NYSE’s corporate governance rules, the Audit Committee also considered whether, to assure continuing auditor independence, it would be advisable to regularly rotate the audit firm itself. The Audit Committee has concluded that the current benefits to the Company from continued retention of PricewaterhouseCoopers LLP warrant retaining the firm at this time. The Committee will, however, continue to review this issue on an annual basis.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee’s charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles.

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accountants are responsible for expressing an opinion on those financial statements. Committee members are not employees of the Company or accountants or auditors by profession. Therefore, the Committee has relied, without independent verification, on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accountants included in their report on the Company’s consolidated financial statements.

The Committee meets regularly with management and the independent registered public accountants, including private discussions with the independent registered public accountants, and receives the communications described above. The Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accountants do not assure that the Company’s consolidated financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards.

Audit Committee of the Board of Directors

Michael McShane, Chairman

William J. Cassidy, Member

Ted Collins, Jr., Member

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company’s Corporate Governance Guidelines cover the following principal subjects:

•	Role and functions of the Board of Directors and its Lead Director

•	Qualifications and independence of directors

•	Size of the Board of Directors and director selection process

•	Committee functions and independence of committee members

•	Meetings of non-employee directors

•	Self-evaluation

•	Ethics and conflicts of interest (a copy of the current “Code of Business Conduct and Ethics” is posted on the Company’s website at www.oasispetroleum.com)

•	Compensation of the Board of Directors

•	Succession planning

•	Access to senior management and to independent advisors

•	New director orientation

•	Continuing education

The “Corporate Governance Guidelines” are posted on the Company’s website at www.oasispetroleum.com/investors/corporate-governance/. The Corporate Governance Guidelines will be reviewed periodically and as necessary by the Company’s Nominating and Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines will be presented to the Board of Directors for its approval.

The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Guidelines comply with the NYSE rules.

Board Leadership

Mr. Nusz has served as Chairman and Chief Executive Officer of the Company since its initial public offering in June 2010. Mr. Nusz also served as the President and Chief Executive Officer of Oasis Petroleum LLC, a predecessor of the Company, from its inception in March 2007 until the Company’s initial public offering.

The Board believes the combined role of Chairman and CEO promotes unified leadership and direction for the Company, which allows for a single, clear focus for management to execute the Company’s strategy and business plans. As CEO, the Chairman is best suited to ensure that critical business issues are brought before the Board, which enhances the Board’s ability to develop and implement business strategies.

To ensure a strong and independent board, all directors of the Company, other than Mr. Nusz and Mr. Reid, are independent. In addition, the Company’s Corporate Governance Guidelines provide that the Board will designate one of its members as the Lead Director to preside over the meetings of the non-management directors and to provide, in conjunction with the Chairman and CEO, leadership and guidance to the Board.

Mr. McShane has served as Lead Director of the Board since August 9, 2010. In this capacity, Mr. McShane provides, in conjunction with the Chairman, leadership and guidance to the Board of Directors. He also (i) serves as chairman of the executive sessions of the independent directors; (ii) establishes the agenda for each meeting of the non-management directors; and (iii) serves as the Board’s contact for employee and stockholder communications with the Board of Directors. In addition, all directors are encouraged to suggest the inclusion of agenda items or revisions to meeting materials, and any director is free to raise at any Board meeting items that are not on the agenda for that meeting. All of these principles are set forth in the Company’s Corporate Governance Guidelines.

Additionally, the Board regularly meets in executive session without the presence of the CEO or other members of management. The Lead Director presides at these meetings and provides the Board’s guidance and feedback to the Chairman and the Company’s management team. Further, the Board has complete access to the Company’s management team.

Given the strong leadership of the Company’s Chairman and CEO, the effective counterbalancing role of the Lead Director and a Board comprised of strong and independent directors, the Board believes that, at the present time, the combined role of Chairman and CEO best serves the interests of the Company and its stockholders.

Communications with the Board of Directors

Stockholders or other interested parties can contact any director (including Mr. McShane, the Board’s Lead Director), any committee of the Board, or our non-management directors as a group, by writing to them c/o Corporate Secretary, Oasis Petroleum Inc., 1001 Fannin Street, Suite 1500, Houston, Texas 77002. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee. All such communications will be forwarded to the appropriate member(s) of the Board.

Director Independence

The Company’s standards for determining director independence require the assessment of directors’ independence each year. A director cannot be considered independent unless the Board of Directors affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment, including any of the relationships that would disqualify the director from being independent under the rules of the NYSE.

The Board of Directors has assessed the independence of each non-employee director and each nominee for director under the Company’s guidelines and the independence standards of the NYSE. The Board of Directors affirmatively determined that all five non-employee directors (Messrs. Cassidy, Collins, McShane, Shackouls and Swanson) are independent.

Financial Literacy of Audit Committee and Designation of Financial Experts

The Board of Directors evaluated each of the members of the Audit Committee for financial literacy and the attributes of a financial expert in July 2013. The Board of Directors determined that each of the Audit Committee members is financially literate and that the Chairman of the Audit Committee, Michael McShane, is an Audit Committee financial expert as defined by the SEC.

Oversight of Risk Management

Except as discussed below, the Board as a whole oversees the Company’s assessment of major risks and the measures taken to manage such risks. For example:

•

the Board oversees management of the Company’s commodity price risk through regular review with executive management of the Company’s derivatives strategy, and the oversight of the Company’s policy that limits the Company’s authority to enter into derivative commodity price instruments to a specified level of production, above which management must seek Board approval;

•

the Board has established specific dollar limits on the commitment authority of members of senior management and requires Board approval of expenditures exceeding that authority and of other material contracts and transactions; and

•	the Board reviews management’s capital spending plans, approves the Company’s capital budget and requires that management present for Board review significant departures from those plans.

The Company’s Audit Committee is responsible for overseeing the Company’s assessment and management of financial reporting and internal control risks, as well as other financial risks, such as the credit risks associated with counterparty exposure. Management and the Company’s independent registered public accountants report regularly to the Audit Committee on those subjects. The Board does not consider its role in oversight of the Company’s risk management function to be relevant to its choice of leadership structure.

Attendance at Annual Meetings

The Board of Directors encourages all directors to attend the annual meetings of stockholders, if practicable. All of the Company’s directors attended last year’s annual meeting, with the exception of Mr. Collins. We anticipate that all of our directors will attend the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of common stock as of March 3, 2014 by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of common stock, (ii) each named executive officer of the Company, (iii) each director of the Company and (iv) all directors and executive officers as a group. Unless otherwise noted, the mailing address of each person or entity named below is 1001 Fannin Street, Suite 1500, Houston, Texas 77002.

Name of Person or Identity of Group	Number of Shares	Percentage of Class(1)
T. Rowe Price Associates, Inc.(2)	7,852,165	7.8%
Paulson & Co. Inc.(3)	7,408,900	7.3%
BlackRock, Inc.(4)	5,950,659	5.9%
The Vanguard Group, Inc.(5)	5,179,063	5.1%
Thomas B. Nusz(6)(7)	2,384,515	2.4%
Taylor L. Reid(6)(8)	1,761,308	1.7%
Michael H. Lou(6)	148,926	*
Nickolas J. Lorentzatos(6)	71,786	*
Roy W. Mace(6)	154,042	*
William J. Cassidy(6)	18,150	*
Ted Collins, Jr.(6)	91,200	*
Michael McShane(6)	55,850	*
Bobby S. Shackouls(6)	13,450	*
Douglas E. Swanson, Jr.(6)	12,950	*
All directors and executive officers as a group (10 persons)(6)	4,712,177	4.7%

*	Less than 1%.
(1)	Based upon an aggregate of 101,201,720 shares outstanding as of March 3, 2014.
(2)	According to a Schedule 13G, dated February 11, 2014, filed with the SEC by T. Rowe Price Associates, Inc., it has sole voting power over 1,395,930 of these shares, no voting power over the remainder and the sole dispositive power over all of these shares. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (“Price Associates”) serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.
(3)	According to a Schedule 13G, dated February 14, 2014, filed with the SEC by Paulson & Co. Inc., it has sole voting power and sole dispositive power over all of these shares. Paulson & Co. Inc. (“Paulson”) is an investment advisor that is registered under the Investment Advisors Act of 1940, and its affiliates furnish investment advice to and manage onshore and offshore investment funds and separate managed accounts (such investment funds and accounts, the “Funds”). In its role as investment advisor, or manager, Paulson possesses voting and/or investment power over the securities of the Company that are owned by the Funds. All securities reported in said schedule are owned by the Funds. Paulson disclaims beneficial ownership of such securities. The address of Paulson & Co. Inc. is 1251 Avenue of the Americas, New York, New York 10020.
(4)

According to a Schedule 13G, dated January 30, 2014, filed with the SEC by BlackRock, Inc., it has sole voting power over 5,279,255 of these shares and dispositive power over all of these shares. BlackRock, Inc. filed this 13G as a parent holding company for the following subsidiaries: BlackRock (Luxembourg) S.A.; BlackRock Advisors (UK) Limited; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Ireland Limited; BlackRock Asset Management North Asia Limited; BlackRock Capital Management; BlackRock Financial Management, Inc.; BlackRock Fund

Advisors; BlackRock Fund Management Ireland Limited; BlackRock Fund Managers Ltd; BlackRock Institutional Trust Company, N.A.; BlackRock International Limited; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Ltd; BlackRock Investment Management, LLC; BlackRock Japan Co. Ltd; and BlackRock Life Limited. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.
(5)	According to a Schedule 13G, dated February 12, 2014, filed with the SEC by The Vanguard Group, Inc., it has sole voting power over 58,661 of these shares, sole dispositive power over 5,125,202 of these shares, and shared dispositive power over 53,861 of these shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 53,861 of these shares, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 4,800 of these shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(6)	Executive officer or director of the Company.
(7)	Mr. Nusz has pledged 657,986 of these shares as security for personal loans.
(8)	Mr. Reid has sole voting power over 1,161,308 of these shares and shared voting power over 600,000 of these shares. 600,000 of these shares are held by West Bay Partners, Ltd., a limited partnership formed for family investment purposes. The sole general partner of West Bay, a Texas limited liability company, is controlled by Mr. Reid and his wife, and the limited partners of West Bay consist of Mr. Reid, his immediate family members and trusts formed for their benefit.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The executive officers and directors of the Company and persons who own more than 10% of the Company’s common stock are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in common stock, as well as changes in that ownership. Based solely on its review of reports and written representations that the Company has received, the Company believes that all required reports were timely filed during 2013.

TRANSACTIONS WITH RELATED PERSONS

Procedures for Review, Approval and Ratification of Related Person Transactions

A “Related Party Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of the Company’s executive officers or one of its directors;

•	any person who is known by the Company to be the beneficial owner of more than 5.0% of the Company’s common stock;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5.0% of the Company’s common stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5.0% of the Company’s common stock; and

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10.0% or greater beneficial ownership interest.

The Board of Directors has determined that the Audit Committee will periodically review all related person transactions that the rules of the SEC require be disclosed in the Company’s proxy statement, and make a determination regarding the initial authorization or ratification of any such transaction.

The Audit Committee is charged with reviewing the material facts of all related person transactions and either approving or disapproving of the Company’s participation in such transactions under the Company’s Related Persons Transaction Policy adopted by the Board of Directors on May 17, 2010, which pre-approves certain related person transactions, including:

•	any employment of an executive officer if his or her compensation is required to be reported in the Company’s proxy statement under Item 402;

•	director compensation which is required to be reported in the Company’s proxy statement under Item 402;

•

any transaction with another company at which a Related Person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares is pre-approved or ratified (as applicable) if the aggregate amount involved for any particular service does not exceed the greater of $500,000 or 25% of that company’s total annual revenues; and

•

charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a Related Person’s only relationship is as an employee (other than an executive officer) or a director is pre-approved or ratified (as applicable) if the aggregate amount involved does not exceed the lesser of $200,000 or 10% of the charitable organization’s total annual receipts.

In determining whether to approve or disapprove entry into a Related Party Transaction, the Audit Committee shall take into account, among other factors, the following: (1) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (2) the extent of the Related Person’s interest in the transaction. Further, the policy requires that all Related Party Transactions required to be disclosed in the Company’s filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

There were no related persons transactions since May 17, 2010 which were required to be reported in “Transactions with Related Persons,” where the procedures described above did not require review, approval or ratification or where these procedures were not followed. In addition, since January 1, 2007, there has not been, any transaction or series of similar transactions to which the Company was or is a party in which the amount involved exceeded or exceeds $120,000 and in which any of the Company’s directors, executive officers, holders of more than 5% of any class of its voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described in “Executive Compensation and Other Information,” and the transactions described or referred to below.

Transactions Involving Directors

Mr. Collins, one of the Company’s directors, owns a working interest in four of the Company’s wells. During the year ended December 31, 2013, Mr. Collins received gross payments totaling $411,809.38 from the Company attributable to such working interest, which amounts are subject to reduction for severance tax obligations and joint interest billings.

ITEM TWO

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for 2014. PricewaterhouseCoopers LLP has audited the Company’s consolidated financial statements since its inception on February 26, 2007. The 2013 audit of the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting was completed on February 27, 2014.

The Board of Directors is submitting the selection of PricewaterhouseCoopers LLP for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the selection of that firm as the Company’s auditors.

The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company’s auditors. The stockholders’ ratification of the appointment of PricewaterhouseCoopers LLP does not limit the authority of the Audit Committee to change auditors at any time.

Audit and Other Fees

The table below sets forth the aggregate fees billed by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, for the last two years (in thousands):

	2013	2012
Audit Fees(1)	$1,174	$1,006
Tax Fees(2)	104	106
Other Fees	2	2

Total	$1,280	$1,114

(1)	Audit fees represent fees for professional services provided in connection with: (a) the annual audits of the Company’s consolidated financial statements and effectiveness of internal control over financial reporting; (b) the review of the Company’s quarterly consolidated financial statements; and (c) review of the Company’s other filings with the SEC, including review and preparation of registration statements, comfort letters, consents and research necessary to comply with generally accepted auditing standards for the years ended December 31, 2013 and 2012.
(2)	Tax fees represent tax return preparation and consultation on tax matters.

The charter of the Audit Committee and its pre-approval policy require that the Audit Committee review and pre-approve the plan and scope of PricewaterhouseCoopers LLP’s audit, tax and other services. For the year ended December 31, 2013, the Audit Committee pre-approved each of the services described above.

The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as the registered public accounting firm of the Company for 2014.

ITEM THREE

APPROVAL OF THE AMENDED AND RESTATED 2010 LONG TERM INCENTIVE PLAN

AND MATERIAL PLAN TERMS FOR PURPOSES OF COMPLYING WITH THE

REQUIREMENTS OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

At the 2014 Annual Meeting, the stockholders will be asked to approve the Company’s Amended and Restated 2010 Long Term Incentive Plan (the “Amended LTIP”) and the material terms thereof. The 2010 Long Term Incentive Plan was originally approved by the Board on May 17, 2010 and became effective as of the closing of our initial public offering in June 2010. The Amended LTIP was approved by the Board on February 19, 2014 to be effective on January 1, 2014, subject to approval by stockholders at the 2014 Annual Meeting. We believe approval of the Amended LTIP is advisable in order to allow us to grant awards that may qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

Background and Purpose of the Proposal

The use of stock-based awards under the 2010 Long Term Incentive Plan has been a key component of our compensation program since its original adoption in 2010. The Amended LTIP provides a means through which we and our subsidiaries may attract and retain able persons as employees, directors and consultants and provides a means whereby those persons, upon whom the responsibilities of the successful administration and management rest and whose present and potential contributions to our welfare are of importance, can acquire and maintain stock ownership or awards, the value of which is tied to our performance and the performance of our common stock. The closing market price of our common stock as of March 6, 2014 was $44.48 per share as reported on the NYSE. A further purpose of the Amended LTIP is to provide such employees, directors and consultants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. In addition to the general approval of the Amended LTIP, our stockholders are also being asked to approve the material terms of the Amended LTIP so that awards granted under the Amended LTIP that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) may be fully deductible by us and our subsidiaries.

Section 162(m) requires that an arrangement providing “performance-based compensation” must impose a limit on the size of awards payable under the arrangement. The Amended LTIP proposes to set the maximum size of awards that may be granted to any one individual under the Amended LTIP in any calendar year to 1,000,000 shares of common stock (subject to adjustment in accordance with the terms of the Amended LTIP), with respect to share-denominated awards, and $10,000,000, with respect to cash awards. In determining the appropriate maximum limits to include in the Amended LTIP, we considered the limits used by our peer group companies and disclosed in their public filings, as well as our current compensation structure. In addition, the Amended LTIP also makes certain other changes to the 2010 Long Term Incentive Plan, including (a) adding additional business criteria upon which performance goals may be based, (b) providing for the recoupment of compensation paid under the Amended LTIP in accordance with any clawback policy adopted by us, and (c) certain other changes that we believe are necessary and/or desirable so that the Amended LTIP may be operated and administered with appropriate flexibility and in accordance with applicable legal requirements, including requirements under Section 162(m) and the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Although we have not adopted a policy that all compensation paid to our executive officers must be tax-deductible and we expect we may continue to pay compensation to our executives that is not fully deductible, the Amended LTIP is designed, in part, so that awards may qualify for exemption from the deduction limitations of Section 162(m) by providing “performance-based compensation” to “covered employees” within the meaning of Section 162(m). Under Section 162(m), the federal income tax deductibility of compensation paid to our Chief Executive Officer and three other most highly compensated officers (other than our Chief Executive Officer or Chief Financial Officer) determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934 (“Covered Employees”) may be limited to the extent such compensation exceeds

$1,000,000 in any taxable year. However, we may deduct compensation paid to our Covered Employees in excess of that amount if it qualifies as “performance-based compensation” as defined in Section 162(m).

In addition to certain other requirements, in order for awards under the Amended LTIP to constitute “performance-based compensation,” the material terms of the Amended LTIP must be disclosed to and approved by our stockholders no later than the first meeting of our stockholders that occurs after the close of the third calendar year following the calendar year in which our initial public offering occurred and, subsequently, every five years. Based on certain transition relief provided to newly public companies under the Section 162(m) regulations, we were not previously subject to the deduction limitations of Section 162(m).

Under the Section 162(m) regulations, the material terms of the Amended LTIP are (i) the maximum amount of compensation that may be paid to a participant under the Amended LTIP during a specified period, (ii) the employees eligible to receive compensation under the Amended LTIP, and (iii) the business criteria on which the performance goals are based. We intend that awards under the Amended LTIP may be designed to qualify for exemption from the deduction limitations of Section 162(m) in the event we choose to structure compensation in a manner that will satisfy the “performance-based compensation” exemption to Section 162(m). Accordingly, we are asking stockholders to approve the material terms of the Amended LTIP for Section 162(m) purposes so that awards under the Amended LTIP that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) may be deductible by us.

As described above, the Amended LTIP specifies that (i) the maximum number of share-based awards that may be granted to an individual in any calendar year is 1,000,000 (subject to adjustment in accordance with the Amended LTIP), (ii) the maximum amount of cash awards that may be granted to an individual in any calendar year is $10,000,000 and (iii) adds additional business criteria that may be utilized in setting performance objectives under the Amended LTIP. The Amended LTIP does not change the employees who were eligible to participate in the 2010 Long Term Incentive Plan.

The material terms of the Amended LTIP for Section 162(m) purposes that the stockholders are being asked to approve are disclosed below as follows: (i) the maximum amount of compensation is described in the section entitled “Summary of the Amended LTIP—Individual Limitations on Awards,” (ii) the eligible employees are described in the section entitled “Summary of the Amended LTIP—Eligibility to Participate,” and (iii) the business criteria are described in the section entitled “Summary of the Amended LTIP—Performance Awards.”

Consequences of Failing to Approve the Proposal

Failure of our stockholders to approve this proposal will mean that our Covered Employees may not receive the compensation that we intended to provide them under the Amended LTIP and that the deductibility of awards granted to Covered Employees after the 2014 Annual Meeting will potentially be limited. If the Amended LTIP is not approved by stockholders, the 2010 Long Term Incentive Plan will remain in effect in its current form. As discussed above under “Executive Compensation—Compensation Discussion and Analysis—Accounting and Tax Considerations,” the Compensation Committee retains the ability to evaluate the performance of our Covered Employees and to pay appropriate compensation, even if some of it may be non-deductible, although no compensation will be payable to the Covered Employees under the Amended LTIP if our stockholders do not approve this proposal.

Summary of the Amended LTIP

A summary of the principal features of the Amended LTIP is provided below but does not purport to be a complete description of all of the provisions of the Amended LTIP. The summary below should be read in conjunction with, and is qualified in its entirety by reference to, the full text of the Amended LTIP, which is attached to this proxy statement as Annex A and incorporated by reference in this proposal.

Purposes of the Amended LTIP. The purposes of the Amended LTIP are to: (i) provide incentives to our employees and consultants (and those of our subsidiaries) and to members of our Board who are not employees or consultants to devote their abilities and energies to our success through affording such individuals a means to acquire and maintain stock ownership or awards, the value of which is tied to the performance of our common stock, and (ii) enable us to pay compensation that qualifies for the “performance-based compensation” exemption to Section 162(m) with respect to awards provided to Covered Employees. The Amended LTIP permits the grant of nonstatutory options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock, dividend equivalents, and other stock-based awards, any of which may be further designated as performance awards (collectively referred to as “Awards”).

Administration. The Amended LTIP will be administered by a committee of our Board (the “committee”) pursuant to its terms and all applicable state, federal or other rules or laws. However, our Board may also take any action designated to the committee, unless it is determined that administration of the Amended LTIP by “outside directors” is necessary with respect to awards intended to qualify as “performance-based compensation” under Section 162(m). The Compensation Committee of our Board will act as the “committee” for purposes of the Amended LTIP. The committee has the sole discretion to determine the eligible employees, directors and consultants to whom Awards are granted under the Amended LTIP and the manner in which such Awards will vest. Awards may be granted by the committee to employees, directors and consultants in such amounts (measured in cash, shares of common stock or as otherwise designated), at such times and on such terms and conditions as the committee shall determine. Subject to applicable law and the terms of the Amended LTIP, the committee is authorized to interpret the Amended LTIP, to establish, amend and rescind any rules and regulations relating to the Amended LTIP, to delegate duties under the Amended LTIP, to terminate, modify or amend the Amended LTIP (except for certain amendments that require stockholder approval as described below), and to make any other determinations that it deems necessary or desirable for the administration of the Amended LTIP. The committee may correct any defect, supply any omission or reconcile any inconsistency in the Amended LTIP in the manner and to the extent the committee deems necessary or desirable. All determinations of the committee shall be final, binding and conclusive upon all parties.

Eligibility to Participate. Consistent with certain provisions of Section 162(m) and the accompanying regulations, the employees eligible to receive compensation must be set forth in the plan and approved by our stockholders. The employees eligible to receive Awards under the Amended LTIP are our employees and those of our subsidiaries. Members of our Board who are not employees or consultants of us or our subsidiaries are eligible to receive Awards and individuals who provide consulting, advisory or other similar services to us or our subsidiaries are also eligible to receive Awards. As of February 14, 2014, we had 436 employees and 5 non-employee directors who would be eligible to participate in the Amended LTIP. In addition, individuals who are not employees or directors but who provide consulting, advisory or other similar services to us and our subsidiaries are also potentially eligible to participate in the Amended LTIP. While we made stock awards to certain consultants under the 2010 Long Term Incentive Plan in connection with our initial public offering, it has not been our practice to make awards to such individuals since that time. In 2013, we had approximately 150 consultants who would have been eligible to participate in the Amended LTIP. Eligible employees, directors or consultants who are designated by the committee to receive an Award under the Amended LTIP are referred to as “participants.”

Individual Limitations on Awards. Consistent with certain provisions of Section 162(m) and accompanying regulations, restrictions on the maximum amount of compensation that may be awarded to an individual in a specified period must be provided for in the plan and approved by our stockholders. The Amended LTIP provides that no participant may receive grants of share-denominated Awards during a calendar year with respect to more than 1,000,000 shares of our common stock (subject to adjustment in accordance with the terms of the Amended LTIP), and that, for dollar-denominated Awards, the maximum aggregate dollar amount that may be granted to any participant in any calendar year is limited to $10,000,000. These limits are not intended to suggest that the amount of compensation received by any Covered Employee or other participant will be the maximum set forth in the Amended LTIP.

Number of Shares Subject to the Amended LTIP. The maximum number of shares of our common stock that may be issued under the Amended LTIP, since the initial inception of the 2010 Long Term Incentive Plan, is 7,200,000 shares, subject to certain adjustments as provided in the Amended LTIP. The 7,200,000 shares include, as of February 14, 2014, (i) awards currently outstanding with respect to 1,789,073 restricted stock awards and 428,270 performance share unit awards (initial units awarded), (ii) 4,326,832 shares remaining available for future grants, and (iii) 655,825 shares already issued pursuant to awards. If an Award is surrendered, exchanged, forfeited, settled in cash or otherwise lapses, expires, terminates, or is canceled without the actual delivery of the shares, including (a) shares forfeited with respect to restricted stock, and (b) the number of shares withheld or surrendered in payment of any exercise or purchase price of an Award or taxes related to an Award, the shares subject to those Awards will again be available for issuance under the Amended LTIP, unless an applicable law or regulation prevents such re-issuance.

Source of Shares. Common stock issued under the Amended LTIP may come from authorized but unissued shares of our common stock, from treasury stock held by us or from previously issued shares of common stock reacquired by us, including shares purchased on the open market.

Stock Options. Stock options to purchase one or more shares of our common stock may be granted under the Amended LTIP. The committee may determine to grant stock options that are either incentive stock options governed by Section 422 of the Internal Revenue Code, or stock options that are not intended to meet these requirements (called “nonstatutory options”). The committee will determine the specific terms and conditions of any stock option at the time of grant. The exercise price of any stock option will not be less than 100% of the fair market value of our common stock on the date of the grant (other than in limited situations pertaining to substitute Awards), and in the case of an incentive stock option granted to an eligible employee that owns more than 10% of our common stock, the exercise price will not be less than 110% percent of the fair market value of our common stock on the date of grant. The term for a stock option may not exceed 10 years. The committee will determine the methods and form of payment for the exercise price of an Option (including, in the discretion of the committee, payment in common stock, other Awards, or other property) and the methods and forms in which common stock will be delivered to a participant. The committee will determine at the time of a grant whether to require forfeiture of the options upon a termination of employment for any reason.

Stock Appreciation Rights. The committee may grant stock appreciation rights (or “SARs”) independent of or in connection with a stock option. The exercise price per share of an SAR will be an amount determined by the committee. However, SARs must generally have an exercise price not less than the fair market value of the common stock on the date the SAR is granted. Generally, each SAR will entitle a participant upon exercise to an amount equal to (i) the excess of (a) the fair market value of one share of common stock on the exercise date over (b) the exercise price, times (ii) the number of shares of common stock covered by the SAR. Payment shall be made in common stock or in cash, or partly in common stock and partly in cash, as determined by the committee. The term of an SAR may not exceed 10 years.

Restricted Stock. Restricted stock may be granted under the Amended LTIP, which means shares of our common stock are granted to an individual subject to transfer limitations, a risk of forfeiture and other restrictions imposed by the committee in its discretion. During the restricted period, the participant may not sell, assign or otherwise dispose of the restricted stock, and any stock certificate will contain an appropriate legend noting the restrictions upon such common stock until such time as all restrictions have been removed. Restrictions may lapse at such times and under such circumstances as determined by the committee. During the restricted period, the holder will have rights as a stockholder, including the right to vote the common stock subject to the award and to receive cash dividends thereon (which may, if required by the committee be held by us during the restricted period subject to the same “vesting” terms as applicable to the underlying restricted stock award). Unless otherwise determined by the committee, Common Stock distributed to a holder of a Restricted Stock Award in connection with a stock split or stock dividend, and other property (other than cash) distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the underlying Restricted Stock Award with respect to which such Common Stock or other property has been distributed. Unless otherwise noted in an individual Award agreement, the Company shall have the right to repurchase or recover any Restricted Stock if the Participant shall terminate employment before the end of the restrictive period or the Restricted Stock is forfeited for any other reason.

Restricted Stock Units. Restricted stock units (“RSUs”) are rights to receive shares of common stock, cash or a combination thereof at the end of a specified period. The committee may subject RSUs to restrictions (which may include a risk of forfeiture) to be specified in the Award agreement and such restrictions may lapse at such times determined by the committee. RSUs granted under the Amended LTIP subject to certain specified performance conditions are referred to as “performance share units.” RSUs may be satisfied by delivery of shares of common stock, cash equal to the fair market value of the specified number of shares of common stock covered by the RSUs, or any combination thereof determined by the committee at the date of grant or thereafter. Dividend equivalents on the specified number of shares of common stock covered by RSUs will either be paid on the dividend payment date with respect to such RSUs in cash or in shares of unrestricted common stock having a fair market value equal to the amount of such dividends or deferred with respect to such RSUs and the amount or value thereof automatically deemed reinvested in additional RSUs or other Awards, unless otherwise determined by the Committee on the date of grant.

Bonus Stock. Bonus stock awards may be granted to eligible individuals. Each bonus stock award will constitute a transfer of unrestricted shares of common stock on terms and conditions determined by the committee.

Dividend Equivalents. Dividend equivalents may be granted to eligible individuals, entitling the participant to receive cash, common stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of common stock, or other periodic payments at the discretion of the committee. Dividend equivalents may be awarded on a freestanding basis or in connection with another Award. The committee may provide that dividend equivalents will be payable or distributed when accrued, deferred until a later payment date or deemed reinvested in additional common stock, Awards, or other investment vehicles. The committee will specify any restrictions on transferability and risks of forfeiture imposed upon dividend equivalents.

Other Stock-Based Awards. Other stock-based awards may be granted that consist of a right denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock, subject to applicable legal limitations and the terms of the Amended LTIP. In the discretion of the committee, other stock-based awards may be subject to such vesting and other terms as the committee may establish, including performance goals. Cash awards may be granted as an element of or a supplement to any other stock-based awards permitted under the Amended LTIP.

Performance Awards. The committee may designate that certain Awards granted under the Plan constitute “performance” Awards. A performance Award is any Award the grant, exercise or settlement of which is subject to one or more performance standards. If the committee determines that an eligible person is a Covered Employee under Section 162(m) or the regulations thereunder and the contemplated Award is intended to qualify as “performance-based compensation” under such section, then the grant, exercise and/or settlement of such Award will be contingent upon the achievement of one or more pre-established performance goals based on one or more of the business criteria set forth below. Consistent with certain provisions of Section 162(m) and accompanying regulations, the business criteria on which performance goals may be based must be provided for in the plan and approved by our stockholders. With respect to Awards intended to constitute “performance-based compensation,” performance goals will be designed to be objective, “substantially uncertain” of achievement at the date of grant and to otherwise meet the requirements of Section 162(m) and regulations thereunder. Performance goals may vary among Award recipients or among Awards to the same recipient. Performance goals will be established not later than 90 days after the beginning of any performance period applicable to such Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m).

One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, divisions, businesses or geographical units of the Company (except with respect to stock price and earnings per share criteria), will be used by the committee in establishing performance goals: (i) earnings per share (diluted or basic); (ii) revenues; (iii) cash flow; (iv) cash flow from operations; (v) cash flow return on investment; (vi) return on net assets; (vii) return on assets; (viii) return on investment; (ix) return on capital; (x) return on equity; (xi) economic value added; (xii) operating margin; (xiii) contribution margin; (xiv) net income; (xv) net income per share; (xvi) pretax earnings; (xvii) pretax earnings before interest, depreciation and amortization; (xviii) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (xix) total stockholder return; (xx) debt reduction or management; (xxi) market share; (xxii) stock price; (xxiii) operating income; (xxiv) reserve growth; (xxv) reserve replacement; (xxvi) production growth; (xxvii) finding/ development costs; (xxviii) lease operating expense; (xxix) sales; (xxx) expense reduction or management; (xxxi) stockholder value added; (xxxii) net operating profit; (xxxiii) net operating profit after tax; (xxxiv) effective equipment utilization; (xxxv) achievement of savings from business improvement projects; (xxxvi) capital project deliverables; (xxxvii) performance against environmental targets; (xxxviii) safety performance and/or incident rate; (xxxix) human resources management targets, including medical cost reductions and time to hire; (xl) leverage ratios including debt to equity and debt to total capital; (xli) new or expanded market penetration; (xlii) satisfactory internal or external audits; (xliii) inventory or reserves growth; and (xliv) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. To the extent consistent with Section 162(m) with respect to Awards intended to constitute “performance-based compensation,” in establishing or adjusting a performance goal, the committee may exclude the impact of any of the following events or occurrences which the committee determines should appropriately be excluded: (i) any amounts accrued by us or our subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (ii) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (iii) asset write-downs; (iv) litigation, claims, judgments or settlements; (v) the effect of changes in tax law or other such laws or regulations affecting reported results; (vi) accruals for reorganization and restructuring programs; (vii) any extraordinary, unusual or nonrecurring items as described in the Accounting Standards Codification Topic 225, as the same may be amended or superseded from time to time; (viii) any change in accounting principle as defined in the Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time; (ix) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (x) goodwill impairment charges; (xi) operating results for any business acquired during a specified calendar year; (xii) third party expenses associated with any acquisition by us or any subsidiary; (xiii) items that the Board has determined do not represent core operations of the Company (such as interest, expenses, taxes, depreciation and depletion, amortization and accretion charges); (xiv) marked-to-market adjustments for financial instruments; (xv) impairment to assets; and (xvi) any other extraordinary events or occurrences identified by the committee.

The committee may establish an unfunded pool for purposes of measuring performance against performance goals. Settlement of performance pool Awards may be in common stock, cash, or a combination of common stock and cash at the discretion of the committee. The committee may not increase the amount of a performance Award payable to a Covered Employee for purposes of Section 162(m) that is intended to be “performance-based compensation” under Section 162(m) but may exercise discretion to reduce any such Award. All determinations by the committee as to the establishment, amount and achievement of performance goals will be made in writing and the committee may not delegate any responsibility relating to such Awards granted to Covered Employees under Section 162(m).

Tax Withholding. We and our subsidiaries are authorized to withhold from any Award granted, or any payment relating to an Award under the Amended LTIP, including from a distribution of common stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take any other action the committee may deem advisable to enable us and participants to satisfy obligations for the payment of withholding taxes and other tax obligations related to an Award.

Subdivision or Consolidation. In the event of certain changes to our capitalization, such as a stock split, stock combination, stock dividend, extraordinary cash dividend, exchange of shares, or other recapitalization, merger or otherwise, that result in an increase or decrease in the number of outstanding shares of common stock, appropriate adjustments will be made by the committee as to the number and price of shares subject to an Award, the number of shares available for issuance under the Amended LTIP, and the maximum individual limitations applicable to share-based Awards.

Change in Control. Upon a “change in control” (as defined in the Amended LTIP), the committee shall have the discretion without the consent or approval of any holder to take any of the following actions: (i) accelerate the time at which Awards may be exercisable or become vested; (ii) require the surrender of an Award with or without a cash payment; or (iii) make any such adjustments as the committee determines appropriate.

Amendment. The Board may amend, alter, suspend, discontinue or terminate the Amended LTIP at any time, subject to the approval of our stockholders if required by any state or federal law or regulation or the rules of any stock exchange; provided, that without the consent of an affected participant, no such action by the Board may materially and adversely affect the rights of such participant under any previously granted and outstanding Award. The committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award previously granted, except as otherwise provided in the Amended LTIP; provided, that without the consent of an affected participant, no such committee action may materially and adversely affect the rights of a participant under such Award.

Term and Termination of the Plan. No further Awards may be granted under the Amended LTIP after June 16, 2020. The Board in its discretion may terminate the Amended LTIP at any time with respect to any shares of common stock that are not subject to previous Awards. The Amended LTIP will remain in effect until all Awards granted under the Amended LTIP have been satisfied or have expired.

Transferability of Awards. Awards will not generally be transferable other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order issued by a court of competent jurisdiction. An incentive stock option will not be transferable other than by will or the laws of descent and distribution. With respect to a specific nonstatutory option or SAR, in accordance with rules and procedures established by the committee from time to time, the Participant may transfer, for estate planning purposes, all or part of such Award to one or more immediate family members or related family trusts or partnerships or similar entities, as determined by the committee. Any attempt to transfer an Award in violation of the terms of the Amended LTIP or without proper notification to the committee shall be deemed null and void, and at the discretion of the committee, may result in a forfeiture of that Award.

Clawback Policy. The Amended LTIP will be subject to any written clawback policy we adopt, which policy may subject a participant’s Awards, or amounts paid or realizable under such Awards, under the Amended LTIP to reduction, cancellation, forfeiture or recoupment if certain events or wrongful conduct specified in the policy occur.

Federal Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences of certain transactions contemplated under the Amended LTIP. This description is based on current laws in effect on March 10, 2014, which are subject to change (possibly retroactively). The tax treatment of participants in the Amended LTIP may vary depending on each participant’s particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences. Participants are advised to consult with a tax advisor concerning the specific tax consequences of participating in the Amended LTIP.

Tax Consequences to Participants under the Amended LTIP

Stock Options and Stock Appreciation Rights. Participants will not realize taxable income upon the grant of a stock option or an SAR. Upon the exercise of a nonstatutory option or an SAR, a participant will recognize ordinary compensation income (subject to our withholding obligations if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price of the Award. A participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a nonstatutory option or SAR that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Consequences to our Company” below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules. When a participant sells the common stock acquired as a result of the exercise of a nonstatutory option or SAR, any appreciation (or depreciation) in the value of the common stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common stock must be held for more than 12 months to qualify for long-term capital gain treatment.

Participants eligible to receive a stock option intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code will not recognize taxable income on the grant of an incentive stock option. Upon the exercise of an incentive stock option, a participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the incentive stock option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive stock option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Stock. However, if a participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Stock. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

We will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless a participant makes a Disqualifying Disposition of the ISO Stock. If a participant makes a Disqualifying Disposition, we will then, subject to the discussion below under “Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

Under current rulings, if a participant transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a stock option, whether a nonstatutory option or an incentive stock option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the nonstatutory option or incentive stock option exercise price (although a participant would still recognize ordinary compensation income upon exercise of an nonstatutory option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered in satisfaction of the nonstatutory option or incentive stock option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the nonstatutory option or incentive stock option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above.

The Amended LTIP generally prohibits the transfer of Awards other than by will or according to the laws of descent and distribution or pursuant to a qualified domestic relations order, but the Amended LTIP allows the committee to permit the transfer of Awards (other than incentive stock options) in limited circumstances, in its discretion. For income and gift tax purposes, certain transfers of nonstatutory options should generally be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of nonstatutory options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock options. If a nonstatutory option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a participant transfers a vested nonstatutory option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the nonstatutory option at the time of the gift. The value of the nonstatutory option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the nonstatutory option and the illiquidity of the nonstatutory option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $14,000 per donee (for 2014, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted nonstatutory option will not be included in the participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested nonstatutory options has not been extended to unvested nonstatutory options. Whether such consequences apply to unvested nonstatutory options or to SARs is uncertain and the gift tax implication of such a transfer is a risk the transferor will bear upon such a disposition.

Restricted Stock Units; Restricted Stock; Bonus Stock; Cash Awards. A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. Individuals will not have taxable income at the time of grant of a restricted stock unit, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or a share of our common stock in settlement of the restricted stock unit award, as applicable, in an amount equal to the cash or the fair market value of the common stock received. The dividend equivalents, if any, received with respect to a restricted stock unit award will be taxable as ordinary compensation income, not dividend income, when paid.

A recipient of restricted stock or bonus stock generally will be subject to tax at ordinary income tax rates on the fair market value of the common stock when it is received, reduced by any amount paid by the recipient; however, if the common stock is not transferable and is subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable and is no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Internal Revenue Code, or (ii) when the Award is received, in cases where a participant makes a valid election under Section 83(b) of the Internal Revenue Code. If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a

Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above. The tax basis in the common stock received by a participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse. Subject to the discussion below under “Tax Consequences to our Company,” we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax Consequences to our Company

Reasonable Compensation. In order for the amounts described above to be deductible by us (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments. Our ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the Amended LTIP could also be limited by the golden parachute rules of Section 280G of the Internal Revenue Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Performance-Based Compensation. Our ability (or the ability of one of our subsidiaries) to obtain a deduction for amounts paid under the Amended LTIP could be limited by Section 162(m). Section 162(m) limits our ability to deduct compensation, for federal income tax purposes, paid during any year to a Covered Employee in excess of $1,000,000. However, an exception applies to this limitation in the case of certain “performance-based compensation.” In order to exempt “performance-based compensation” from the $1,000,000 deductibility limitation, the grant, vesting, exercise or settlement of the Award must be based on the satisfaction of one or more performance goals selected by the committee and certain other requirements must be met, including stockholder approval requirements. To allow Awards to qualify as “performance-based compensation,” we are seeking stockholder approval of the Amended LTIP and the material terms thereof, including the maximum amount of compensation that may be paid under the Amended LTIP. Performance awards intended to comply with Section 162(m) may not be granted in a given period if such Awards relate to a number of shares of common stock that exceeds a specified limitation or, alternatively, the performance awards may not result in cash compensation, for a participant, in a given year that exceeds a specified limitation. Under the terms of the Amended LTIP, a participant who receives an Award or Awards intended to satisfy the “performance-based compensation” exception to the $1,000,000 deductibility limitation may not receive performance awards relating to more than (i) 1,000,000 shares of common stock in a given calendar year in the case of stock-denominated Awards (subject to adjustment in a manner consistent with the other provisions of the Amended LTIP), or (ii) $10,000,000 in a given calendar year with respect to cash-denominated Awards. Although the Amended LTIP has been drafted to satisfy the requirements for the “performance-based compensation” exception, we may determine that it is in our best interests not to satisfy the requirements for the exception in certain situations.

The above summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents for U.S. federal income tax purposes.

Amended LTIP Benefits

The future Awards, if any, that will be made to eligible individuals under the Amended LTIP are subject to the discretion of the committee, and thus we cannot currently determine the benefits or number of shares subject to Awards that may be granted to participants in the future under the Amended LTIP. Therefore, the New Plan Benefits Table is not provided.

The Board unanimously recommends that stockholders vote FOR the approval of the Amended LTIP and the material terms thereof.

ITEM FOUR

APPROVAL OF THE AMENDED AND RESTATED 2010 ANNUAL INCENTIVE COMPENSATION

PLAN AND MATERIAL PLAN TERMS FOR PURPOSES OF COMPLYING WITH THE

REQUIREMENTS OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

At the 2014 Annual Meeting, the stockholders will be asked to approve the Company’s Amended and Restated 2010 Annual Incentive Compensation Plan (the “Amended AICP”) and the material terms thereof. The 2010 Annual Incentive Compensation Plan was originally approved by the Board on May 17, 2010, and became effective as of the closing of our initial public offering in June 2010. The Amended AICP was approved by the Board on February 19, 2014 to be effective on January 1, 2014, subject to approval by stockholders at the 2014 Annual Meeting.

Background and Purpose of the Proposal

The Amended AICP provides annual cash incentive compensation to employees and other individuals pursuant to such terms, conditions, restrictions and limitations, if any, as the plan administrator may establish. In addition to the general approval of the Amended AICP, our stockholders are also being asked to approve the material terms of the Amended AICP so that awards granted under the Amended AICP that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) may be fully deductible by us and our subsidiaries.

Section 162(m) requires that an arrangement providing “performance-based compensation” must impose a limit on the size of awards payable under the arrangement. The Amended AICP proposes to set the maximum size of any award that may be paid to an individual under the 2010 Annual Incentive Compensation Plan in any calendar year at $10,000,000. In determining the appropriate maximum limits to include in the Amended AICP, we considered the limits used by our peer group companies and disclosed in their public filings, as well as our current compensation structure. In addition, the Amended AICP also makes certain other changes to the 2010 Annual Incentive Compensation Plan, including (a) clarifying the adjustment powers under the Amended AICP, (b) adding additional business criteria upon which performance goals may be based, (c) providing for the recoupment of compensation paid under the Amended AICP in accordance with any clawback policy adopted by us, and (d) certain other changes that we believe are necessary and/or desirable so that the Amended AICP may be operated and administered with appropriate flexibility and in accordance with applicable legal requirements, including requirements under Section 162(m) and the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Although we have not adopted a policy that all compensation paid to our executive officers must be tax-deductible and we expect we may continue to pay compensation to our executives that is not fully deductible, the Amended AICP is designed, in part, so that awards may qualify for exemption from the deduction limitations of Section 162(m) by providing “performance-based compensation” to “covered employees” within the meaning of Section 162(m). Under Section 162(m), the federal income tax deductibility of compensation paid to our Chief Executive Officer and three other most highly compensated officers (other than our Chief Executive Officer or Chief Financial Officer) determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934 (“Covered Employees”) may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, we may deduct compensation paid to our Covered Employees in excess of that amount if it qualifies as “performance-based compensation” as defined in Section 162(m).

In addition to certain other requirements, in order for awards under the Amended AICP to constitute “performance-based compensation,” the material terms of the Amended AICP must be disclosed to and approved by our stockholders no later than the first meeting of our stockholders that occurs after the close of the third calendar year following the calendar year in which our initial public offering occurred and, subsequently, every five years. Based on certain transition relief provided to newly public companies under the Section 162(m) regulations, we were not previously subject to the deduction limitations of Section 162(m).

Under the Section 162(m) regulations, the material terms of the Amended AICP are (i) the maximum amount of compensation that may be paid to a participant under the Amended AICP during a specified period, (ii) the employees eligible to receive compensation under the Amended AICP, and (iii) the business criteria on which the performance goals are based. We intend that awards under the Amended AICP may be designed to qualify for exemption from the deduction limitations of Section 162(m) in the event we choose to structure compensation in a manner that will satisfy the “performance-based compensation” exemption to Section 162(m). Accordingly, we are asking stockholders to approve the material terms of the Amended AICP for Section 162(m) purposes so that awards under the Amended AICP that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) may be deductible by us.

As described above, the Amended AICP specifies that the maximum amount of compensation that may be paid to an individual under the Amended AICP in any calendar year is $10,000,000 and adds additional business criteria that may be utilized in setting performance goals under the Amended AICP. The Amended AICP does not change the employees who were eligible to participate in the 2010 Annual Incentive Compensation Plan.

The material terms of the Amended AICP for Section 162(m) purposes that the stockholders are being asked to approve are disclosed below as follows: (i) the maximum amount of compensation is described in the section entitled “Summary of the Amended AICP—Individual Limitations on Awards,” (ii) the eligible employees are described in the section entitled “Summary of the Amended AICP—Eligibility to Participate,” and (iii) the business criteria are described in the section entitled “Summary of the Amended AICP—Performance Measures” and potential adjustments to the business criteria are described in the sections entitled “Summary of the Amended AICP—Setting Performance Goals” and “—Adjustment of Awards.”

Consequences of Failing to Approve the Proposal

Failure of our stockholders to approve this proposal will mean that our Covered Employees may not receive the compensation that we intended to provide to them under the Amended AICP and that the deductibility of awards granted to Covered Employees after the 2014 Annual Meeting will potentially be limited. The Amended AICP will not be implemented unless approved by stockholders. As discussed above under “Executive Compensation—Compensation Discussion and Analysis—Accounting and Tax Considerations,” the Compensation Committee retains the ability to evaluate the performance of our Covered Employees and to pay appropriate compensation, even if some of it may be non-deductible, although no compensation will be payable to the Covered Employees under the Amended AICP if our stockholders do not approve this proposal.

Summary of the Amended AICP

A summary of the principal features of the Amended AICP is provided below but does not purport to be a complete description of all of the provisions of the Amended AICP. The summary below should be read in conjunction with, and is qualified in its entirety by reference to, the full text of the Amended AICP, which is attached to this proxy statement as Annex B.

Purposes of the Amended AICP. The purposes of the Amended AICP are to: (i) attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to our success; (ii) create incentives and rewards that are designed to motivate participants to put forth maximum effort toward our success and growth; and (iii) enable us to pay compensation that qualifies for the “performance-based compensation” exemption to Section 162(m) with respect to awards provided to Covered Employees.

Administration. The Amended AICP will generally be administered by a committee of two or more “outside directors” under Section 162(m) appointed by the Board to administer the Amended AICP, except to the extent (i) there is no need for the Amended AICP to then comply with Section 162(m) regulations or (ii) the Board elects to administer the Amended AICP (the “plan administrator”). The Compensation Committee of our Board will act as the “committee” for purposes of the Amended AICP. Subject to the terms of the Amended

AICP, the plan administrator has authority (i) to select employees and other individuals to participate in the Amended AICP; (ii) to determine the size, terms and conditions of awards under the Amended AICP; (iii) to construe and interpret the Amended AICP; (iv) to select performance measures and performance goals; (v) to delegate it duties and functions under the Amended AICP; and (vi) to make all other determinations that may be necessary or advisable for Amended AICP administration. With respect to all participants in the Amended AICP, the full Board or the committee will be solely responsible for determining the extent to which any performance goals tied to our performance as a whole have been met. All determinations of the plan administrator shall be final, binding and conclusive upon all parties.

Eligibility to Participate. Consistent with certain provisions of Section 162(m) and the accompanying regulations, the employees eligible to receive compensation must be set forth in the plan and approved by our stockholders. Each of our employees and those of our subsidiaries and affiliates will be eligible to participate in the Amended AICP for a specified calendar year, including our Covered Employees and any other persons who provide services to us and our subsidiaries. Under our current annual cash performance incentive program, as of February 14, 2014, we had 436 employees who would be eligible to receive an award under the Amended AICP. Additional employees may become eligible in the future. Eligible individuals who have received an award under the Amended AICP are referred to as “participants.”

Individual Limitations on Awards. Consistent with certain provisions of Section 162(m) and the accompanying regulations, restrictions on the maximum amount of compensation that may be awarded to an individual in a specified period must be provided for in the plan and approved by our stockholders. The Amended AICP provides that the maximum award payable to any Covered Employee in connection with any one calendar year is $10,000,000. This limit is not intended to suggest that the amount of compensation payable to any Covered Employee or other participant will be the maximum set forth in the Amended AICP.

Awards under the AIP Plan. For each calendar year, the plan administrator may grant awards under the Amended AICP to any eligible individual pursuant to the terms of the Amended AICP. The grant of an award under Amended AICP does not create a claim to receive any future awards.

Establishment of Individual Award Opportunities. If the plan administrator determines that an award under the Amended AICP to a Covered Employee should qualify as “performance-based compensation” under Section 162(m), then no later than 90 days after the beginning of each calendar year, the plan administrator will adopt one or more performance measures, establish written performance goals with respect to each selected performance measure and determine the individual award opportunities for each Covered Employee for that calendar year. For example, for a particular calendar year, the plan administrator may select our return on capital employed as a performance measure, establish various levels of our return on capital employed as performance goals and link each such performance goal to an individual award opportunity (i.e., how much cash compensation a Covered Employee is eligible to earn if a performance goal is attained). The plan administrator will set a target award for each Covered Employee each calendar year and may establish ranges of attainment of the performance goals that correspond to various levels of individual award opportunities. The performance measures, performance goals and individual award opportunities may vary among Covered Employees and from year to year. For awards that are provided to participants that are not Covered Employees, the plan administrator shall establish the performance goals applicable to such award in its sole discretion.

Performance Measures. Consistent with certain provisions of Section 162(m) and accompanying regulations, the business criteria on which performance goals may be based must be provided for in the plan and approved by our stockholders. The Amended AICP provides that the performance measures that may serve as determinants of a Covered Employee’s individual award opportunities are limited to one or more of the following business criteria for us, on a consolidated basis, and/or for specified subsidiaries or business or geographical units: (i) earnings per share (diluted or basic); (ii) revenues; (iii) cash flow; (iv) cash flow from operations; (v) cash flow return on investment; (vi) return on net assets; (vii) return on assets; (viii) return on investment; (ix) return on capital; (x) return on equity; (xi) economic value added;

(xii) operating margin; (xiii) contribution margin; (xiv) net income; (xv) net income per share; (xvi) pretax earnings; (xvii) pretax earnings before interest, depreciation and amortization; (xviii) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (xix) total stockholder return; (xx) debt reduction or management; (xxi) market share; (xxii) stock price; (xxiii) operating income; (xxiv) reserve growth; (xxv) reserve replacement; (xxvi) production growth; (xxvii) finding/ development costs; (xxviii) lease operating expense; (xxix) sales; (xxx) expense reduction or management; (xxxi) stockholder value added; (xxxii) net operating profit; (xxxiii) net operating profit after tax; (xxxiv) effective equipment utilization; (xxxv) achievement of savings from business improvement projects; (xxxvi) capital project deliverables; (xxxvii) performance against environmental targets; (xxxviii) safety performance and/or incident rate; (xxxix) human resources management targets, including medical cost reductions and time to hire; (xl) leverage ratios including debt to equity and debt to total capital; (xli) new or expanded market penetration; (xlii) satisfactory internal or external audits; (xliii) inventory or reserves growth; and (xliv) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the plan administrator including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.

Setting Performance Goals. Awards to Covered Employees that are intended to qualify as “performance-based compensation” under Section 162(m) will be objective and otherwise meet the requirements of Section 162(m). To the extent consistent with Section 162(m) with respect to Awards intended to constitute “performance-based compensation,” in establishing or adjusting a performance goal, the plan administrator may exclude the impact of any of the following events or occurrences which the plan administrator determines should appropriately be excluded: (i) any amounts accrued by us or our subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (ii) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (iii) asset write-downs; (iv) litigation, claims, judgments or settlements; (v) the effect of changes in tax law or other such laws or regulations affecting reported results; (vi) accruals for reorganization and restructuring programs; (vii) any extraordinary, unusual or nonrecurring items as described in the Accounting Standards Codification Topic 225, as the same may be amended or superseded from time to time; (viii) any change in accounting principle as defined in the Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time; (ix) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (x) goodwill impairment charges; (xi) operating results for any business acquired during a specified calendar year; (xii) third party expenses associated with any acquisition by us or any subsidiary; (xiii) items that the Board has determined do not represent core operations of the Company (such as interest, expenses, taxes, depreciation and depletion, amortization and accretion charges); (xiv) marked-to-market adjustments for financial instruments; (xv) impairment to assets; and (xvi) any other extraordinary events or occurrences identified by the plan administrator.

Adjustment of Awards. To the extent it would not adversely impact the ability of an award intended to qualify under the Amended AICP as “performance-based compensation” to so qualify, in the event of any extraordinary events, such as special charges or significant acquisitions or divestitures, that may affect the determination of performance, the plan administrator may adjust the performance measures, performance goals and individual award opportunities applicable to awards for a particular calendar year in order to avoid distortions in the operation of the Amended AICP.

Payment of Final Awards. A Covered Employee’s final award will be based on (i) the Covered Employee’s target award, (ii) the potential individual award opportunities established by the plan administrator, and (iii) our actual performance in relation to the pre-established performance goals. Following the completion of each calendar year, the plan administrator will certify in writing whether the performance goals were satisfied. Covered Employees will not receive any payout under the Amended AICP when the minimum performance goals are not met. As soon as practicable after the end of the calendar year, but in any event no later than March 15 of the year following such calendar year, final awards will be computed for each participant and will, subject to applicable withholding requirements, be paid in a lump sum in cash. The plan administrator may, in its discretion, reduce the amount of a payment otherwise to be made in connection with an award that is intended to qualify as “performance-based compensation,” but may not exercise discretion to increase any such amount.

Termination of Employment. A participant must generally be employed on the date of payment in order to receive cash payment in settlement of his award. However, the plan administrator may specify circumstances in which an award may still be paid in the event of termination of employment prior to the end of the applicable calendar year or payment of the award, unless the participant is a Covered Employee and the plan administrator has determined that such a payment would cause an award intended to qualify as “performance-based compensation” to fail to so qualify. A participant who is terminated for “cause” (as defined in the Amended AICP) will not be eligible to receive an award payment.

Change in Control. In the event of a “change in control” (as defined in the Amended AICP), the target award amount that a participant is eligible to earn for the calendar year in which the change in control occurs will be deemed earned by the participant and will be paid to the participant in cash within 30 days after the date of the change in control.

Amendment and Termination. The Board or the Committee may modify, amend, suspend or terminate the Amended AICP at any time. No such modification, amendment, suspension or termination may, without a participant’s consent, reduce the participant’s right to a payment or distribution under the Amended AICP to which he is entitled.

Clawback Policy. The Amended AICP will be subject to any written clawback policy we adopt, which policy may subject a participant’s rights and benefits under the Amended AICP to reduction, cancellation, forfeiture or recoupment if certain events or wrongful conduct specified in the policy occur.

Federal Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to participants arising from participation in the Amended AICP. This description is based on current laws in effect on March 10, 2014, which are subject to change (possibly retroactively). The tax treatment of participants in the Amended AICP may vary depending on each participant’s particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences. Participants are advised to consult with a tax advisor concerning the specific tax consequences of participating in the Amended AICP.

Cash Awards. A participant will recognize ordinary compensation income (subject to withholding) upon receipt of cash pursuant to an award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. A participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income.

Tax Code Limitations on Deductibility. For the amounts described above to be deductible by us (or by our subsidiaries), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Our ability (and the ability of our subsidiaries) to obtain a deduction for future payments under the Amended AICP could also be limited by the golden parachute payment rules of Section 280G of the Internal Revenue Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer corporation.

Finally, our ability (and the ability of our subsidiaries) to obtain a deduction for amounts paid under the Amended AICP could be limited by Section 162(m). Section 162(m) limits our ability to deduct compensation, for federal income tax purposes, paid during any year to a Covered Employee in excess of $1,000,000. However, an exception applies to this limitation in the case of certain “performance-based compensation.” In order to exempt “performance-based compensation” from the $1,000,000 deductibility limitation, awards must be based on the satisfaction of one or more performance goals selected by the plan administrator and certain other requirements must be met, including stockholder approval requirements. To allow Awards to qualify as “performance-based compensation,” we are seeking stockholder approval of the Amended AICP and the material terms thereof, including the maximum amount of compensation that may be paid under the Amended AICP. Awards intended to comply with Section 162(m) may not result in cash compensation, for a participant, in a given year that exceeds a specified limitation. Under the terms of the Amended AICP, the maximum amount payable to any Covered Employee with respect to an award intended to satisfy the “performance-based compensation” exception to the $1,000,000 deductibility limitation in connection with any one calendar year is $10,000,000. Although the Amended AICP has been drafted to satisfy the requirements for the “performance-based compensation” exception, we may determine that it is in our best interests not to satisfy the requirements for the exception in certain situations.

Application of Section 409A. Section 409A of the Internal Revenue Code (“Section 409A”) imposes an additional 20% tax and interest on an individual receiving nonqualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “nonqualified deferred compensation” includes certain performance award programs. Generally speaking, Section 409A does not apply to incentive awards that are paid at or shortly following the time the award vests. Awards made pursuant to the Amended AICP are designed to be exempt from the application of Section 409A.

The above summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents for U.S. federal income tax purposes.

Amended AICP Benefits

The future awards, if any, that will be made to eligible individuals under the Amended AICP are subject to the discretion of the plan administrator and are dependent on the attainment of performance goals, and thus we cannot currently determine the benefits or amounts that may be granted or paid to participants in the future under the Amended AICP. Therefore, the New Plan Benefits Table is not provided.

The Board unanimously recommends that stockholders vote FOR the approval of the Amended AICP and the material terms thereof.

STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES

Any stockholder of the Company who desires to submit a proposal for action at the 2015 annual meeting of stockholders and wishes to have such proposal (a “Rule 14a-8 Proposal”) included in the Company’s proxy materials, must submit such Rule 14a-8 Proposal to the Company at its principal executive offices no later than November 10, 2014 unless the Company notifies the stockholders otherwise. Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company’s proxy materials.

Any stockholder of the Company who desires to submit a proposal for action at the 2015 annual meeting of stockholders, but does not wish to have such proposal (a “Non-Rule 14a-8 Proposal”) included in the Company’s proxy materials, must submit such Non-Rule 14a-8 Proposal to the Company at its principal executive offices so that it is received between January 1, 2015 and January 31, 2015, unless the Company notifies the stockholders otherwise. If a Non-Rule 14a-8 Proposal is not received by the Company on or before January 31, 2015, then the Company intends to exercise its discretionary voting authority with respect to such Non-Rule 14a-8 Proposal.

“Discretionary voting authority” is the ability to vote proxies that stockholders have executed and submitted to the Company, on matters not specifically reflected in the Company’s proxy materials, and on which stockholders have not had an opportunity to vote by proxy.

It is the responsibility of the Nominating and Governance Committee to identify, evaluate and recommend to the Board the Directors nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board of Directors that may occur between annual meetings. The Nominating and Governance Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a U.S. independent oil and gas company; who exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board of Director duties; and who are likely to be able to serve on the Board of Directors for a sustained period.

The Nominating and Governance Committee’s charter requires consideration of the diversity of, and the optimal enhancement of the current mix of talent and experience on the Board. In that regard, the Nominating and Governance Committee endeavors to achieve an overall variety and mix of diversity in professional experiences, skills, race, gender, attributes and viewpoints among our directors. The Nominating and Governance Committee believes the current members of the Board reflect diverse experience in the oil and gas industry, accounting and investment analysis, among other areas. In connection with this consideration, the Nominating and Governance Committee considered Mr. McShane’s experience as a chief executive officer, chief financial officer, and accounting officer in the oil and gas industry, and Mr. Shackouls’ experience as a chief executive officer in the oil and gas industry. Messrs. Cassidy, Collins, McShane, Shackouls and Swanson each have experience with investment analysis in the oil and gas industry. Messrs. Collins, Nusz, Reid and Shackouls each have significant operational experience in the oil and gas industry. The Nominating and Governance Committee will continue to seek opportunities to enhance this diversity. The Nominating and Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

In identifying potential director candidates, the Nominating and Governance Committee relies on any source available for the identification and recommendation of candidates, including current directors and officers. In addition, the Nominating and Governance Committee from time to time will engage a third party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third party search firm will be paid a fee. The search firm will also assist the Nominating and Governance Committee to identify candidates reflecting diversity, including with regard to race, gender and specialized experience.

The Nominating and Governance Committee will also consider any nominee recommended by stockholders for election at the annual meeting of stockholders to be held in 2015 if that nomination is submitted in writing, between January 1, 2015 and January 31, 2015, to Oasis Petroleum Inc., 1001 Fannin Street, Suite 1500, Houston, Texas 77002, Attention: Corporate Secretary. With respect to each such nominee, the following information must be provided to the Company with the written nomination:

a) the nominee’s name, address and other personal information;

b) the number of shares of each class and series of stock of the Company held by such nominee;

c) the nominating stockholder’s name, residential address and telephone number, and business address and telephone number; and

d) all other information required to be disclosed pursuant to Regulation 14A of the Securities and Exchange Act of 1934.

Each submission must also include a statement of the qualifications of the nominee, a notarized consent signed by the nominee evidencing a willingness to serve as a director, if elected, and a written representation and agreement that such person (i) is not and will not become a party to any voting agreement or compensation agreement that has not been disclosed to the Company or that could limit or interfere with the nominee’s ability to comply with their fiduciary duties under applicable law and (ii) will comply with all of the Company’s applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

Written requests for inclusion of any stockholder proposal should be addressed to Oasis Petroleum Inc., 1001 Fannin Street, Suite 1500, Houston, Texas 77002, Attention: Corporate Secretary. The Company suggests that any such proposal be sent by certified mail, return receipt requested.

SOLICITATION OF PROXIES

Solicitation of Proxies may be made via the Internet, by mail, personal interview or telephone by officers, directors and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. In addition, the Company has retained Broadridge Financial Solutions, Inc. (“Broadridge”) to tabulate votes for a fee estimated not to exceed $10,000. The Company will bear all costs of solicitation.

STOCKHOLDER LIST

In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Houston, Texas, a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting.

PROXY MATERIALS ANNUAL REPORT AND OTHER INFORMATION

The Company’s Annual Report to Stockholders for the year ended December 31, 2013, is being made available to stockholders concurrently with this proxy statement and does not form part of the proxy solicitation material.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 1, 2014:

A COPY OF THE PROXY STATEMENT, THE FORM OF PROXY, THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2013 AND THE 2013 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE FREE OF CHARGE AT www.proxyvote.com.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC, will be sent to any stockholder without charge upon written request. One copy of the Notice, this proxy statement and our Annual Report on Form 10-K (the “Proxy Materials”) will be sent to stockholders who share an address, unless they have notified the Company that they want to continue receiving multiple packages. A copy of the Proxy Materials will also be sent upon written or oral request to any stockholder of a shared address to which a single copy of the Proxy Materials was delivered. If two or more stockholders with a shared address are currently receiving only one copy of the Proxy Materials, then the stockholders may request to receive multiple packages in the future, or if a stockholder is currently receiving multiple packages of the Proxy Materials, then the stockholder may request to receive a single copy in the future. Such requests may be made by writing to Investor Relations, Oasis Petroleum Inc., 1001 Fannin Street, Suite 1500, Houston, Texas 77002 or by calling (281) 404-9600. The Annual Report on Form 10-K is also available at the SEC’s website in its EDGAR database at www.sec.gov.

INTERNET AND PHONE VOTING

For shares of stock that are registered in your name, you may vote by internet or phone using procedures provided by Broadridge. Votes submitted by internet or phone must be received by 11:59 p.m., Eastern Time, on Wednesday, April 30, 2014. The giving of such a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

The internet and phone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting by internet should remember that the stockholder must bear costs associated with electronic access, such as usage charges from internet access providers and telephone companies.

For shares of stock that are registered in a street name (the stockholder owns shares in the name of a bank, broker or other holder of record on the books of the Company’s transfer agent), you will receive instructions with your proxy materials that you must follow in order to have your shares voted. Please review your Proxy or voting instruction card to determine whether you can vote by phone or electronically.

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IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE BY INTERNET, BY PHONE OR IF YOU HAVE RECEIVED PAPER COPIES OF THE PROXY MATERIAL, BY COMPLETING, SIGNING AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

By Order of the Board of Directors,

Nickolas J. Lorentzatos

Corporate Secretary

Houston, Texas

March 10, 2014

ANNEX A

OASIS PETROLEUM INC.

AMENDED AND RESTATED

2010 LONG TERM INCENTIVE PLAN

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ii

OASIS PETROLEUM INC.

Amended and Restated

2010 Long Term Incentive Plan

1. Purpose. The purpose of the Oasis Petroleum Inc. Amended and Restated 2010 Long Term Incentive Plan (the “Plan”) is to provide a means through which Oasis Petroleum Inc., a Delaware corporation (the “Company”), and its Subsidiaries may attract and retain able persons as employees, directors and consultants and provide a means whereby those persons, upon whom the responsibilities of the successful administration and management rest and whose present and potential contributions to the welfare of the Company and its Subsidiaries are of importance, can acquire and maintain stock ownership or awards, the value of which is tied to the performance of the Company, thereby strengthening their concern for the welfare of the Company and its Subsidiaries and their desire to remain employed. A further purpose of this Plan is to provide such employees, directors and consultants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, this Plan primarily provides for the granting of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Bonus Stock, Dividend Equivalents, and Other Stock-Based Awards, any of which may be further designated as Performance Awards.

2. Definitions. For purposes of this Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

(a) “Award” means any Option, SAR (including Limited SAR), Restricted Stock Award, Restricted Stock Unit, Bonus Stock, Dividend Equivalent or Other Stock-Based Award, including any of the foregoing that is designated as a Performance Award, together with any other right or interest granted to a Participant under this Plan.

(b) “Beneficiary” means one or more persons, trusts or other entities which have been designated by a Participant, in his or her most recent written beneficiary designation filed with the Committee, to receive the benefits specified under this Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(a) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the persons, trusts or other entities entitled by will or the laws of descent and distribution to receive such benefits.

(c) “Board” means the Company’s Board of Directors.

(d) “Bonus Stock” means Stock granted as a bonus pursuant to Section 6(f).

(e) “Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions in the state of Texas are authorized or obligated by law or executive order to close.

(f) “Change in Control” means the occurrence of any of the following events:

(i) The consummation of an agreement to acquire or a tender offer for beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act by any Person, of 50% or more of either (x) the then outstanding shares of Stock (the “Outstanding Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this paragraph (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (A), (B) and (C) of paragraph (iii) below;

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(ii) Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board;

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then outstanding shares of common stock or common equity interests and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock or common equity interests of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body of such entity except to the extent that such ownership results solely from ownership of the Company that existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors or similar governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

For purposes of an Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules, to the extent the impact of a Change in Control on such Award would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules, a Change in Control for purposes of such Award will mean both a Change in Control and a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation” within the meaning of the Nonqualified Deferred Compensation Rules.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(h) “Committee” means a committee of two or more directors designated by the Board to administer this Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be a Qualified Member (except to the extent administration of this Plan by “outside directors” is not then required in order to qualify for tax deductibility under section 162(m) of the Code).

(i) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 8(d) of this Plan.

(j) “Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(k) “Effective Date” means January 1, 2014. The 2010 Long Term Incentive Plan was originally approved by the Board on May 17, 2010 and became effective as of the closing of the Company’s initial public offering on June 16, 2010.

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(l) “Eligible Person” means all officers and employees of the Company or of any of its Subsidiaries, and other persons who provide services to the Company or any of its Subsidiaries, including directors of the Company. An employee on leave of absence may be considered as still in the employ of the Company or any of its Subsidiaries for purposes of eligibility for participation in this Plan.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(n) “Fair Market Value” means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on that date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter at the time a determination of its fair market value is required to be made under the Plan, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded; (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate including, without limitation, the Nonqualified Deferred Compensation Rules; or (iv) on the date of a Qualifying Public Offering of Stock, the offering price under such Qualifying Public Offering.

(o) “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code or any successor provision thereto.

(p) “Incumbent Board” means the portion of the Board constituted of the individuals who are members of the Board as of the Effective Date, and any individual who becomes a director of the Company after the Effective Date and whose election or appointment by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board.

(q) “Nonqualified Deferred Compensation Rules” means the limitations or requirements of section 409A of the Code and the guidance and regulations promulgated thereunder.

(r) “Nonqualified Stock Option” means any Option that is not intended to be and that is not designated as an Incentive Stock Option.

(s) “Option” means a right, granted to an Eligible Person under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(t) “Other Stock-Based Awards” means Awards granted to an Eligible Person under Section 6(h) hereof.

(u) “Participant” means a person who has been granted an Award under this Plan which remains outstanding, including a person who is no longer an Eligible Person.

(v) “Performance Award” means a right, granted to an Eligible Person under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

(w) “Performance Share Unit” means a Restricted Stock Unit that has been designated hereunder as a Performance Award.

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(x) “Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity; a Person, together with that Person’s Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act, provided that “registrant” as used in Rule 12b-2 shall mean the Company), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such Person, shall be deemed a single “Person.”

(y) “Qualifying Public Offering” means a firm commitment underwritten public offering of Stock for cash where the shares of Stock registered under the Securities Act are listed on a national securities exchange.

(z) “Qualified Member” means a member of the Committee who is a “nonemployee director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of Treasury Regulation §1.162-27 under section 162(m) of the Code.

(aa) “Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(bb) “Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified vesting or deferral period.

(cc) “Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act, as from time to time in effect and applicable to this Plan and Participants.

(dd) “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

(ee) “Stock” means the Company’s Common Stock, par value $0.001 per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 9.

(ff) “Stock Appreciation Rights” or “SAR” means a right granted to an Eligible Person under Section 6(c) hereof.

(gg) “Subsidiary” means, with respect to the Company, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company.

3. Administration.

(a) Authority of the Committee. This Plan shall be administered by the Committee except to the extent the Board elects to administer this Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan and Rule 16b-3, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the Eligible Persons to whom, and the time or times at which, Awards shall be granted; (iii) determine the amount of cash and/or the number of Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Bonus Stock, Dividend Equivalents, or Other Stock-Based Awards, including any of the foregoing that are designated as Performance Awards, as applicable, or any combination thereof, that shall be the subject of each Award; (iv) determine the terms and provisions of each Award agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of the Options, (B) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted,

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(C) except as otherwise provided herein, the effect of termination of employment, or termination of the service relationship with the Company, of a Participant on the Award, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (v) accelerate the time of exercisability of any Award that has been granted; (vi) construe the respective Award agreements and the Plan; (vii) make determinations of the Fair Market Value of the Stock pursuant to the Plan; (viii) delegate its duties under the Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties where such delegation would violate state corporate law, or with respect to making Awards to, or otherwise with respect to Awards granted to, Eligible Persons who are subject to section 16(b) of the Exchange Act or who are Covered Employees receiving Awards that are intended to constitute “performance-based compensation” within the meaning of section 162(m) of the Code; (ix) subject to Section 10(c), terminate, modify or amend the Plan; and (x) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3 and section 162(m) of the Code, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 3(a) shall be final and conclusive.

(b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to an Eligible Person who is then subject to section 16 of the Exchange Act in respect of the Company, or relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of this Plan. Any action of the Committee shall be final, conclusive and binding on all Persons, including the Company, its Subsidiaries, stockholders, Participants, Beneficiaries, and transferees under Section 10(a) hereof or other persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any of its Subsidiaries, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3 for Awards granted to Participants subject to section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under section 162(m) of the Code to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of its Subsidiaries, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Company or any of its Subsidiaries acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

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4. Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for issuance in connection with Awards under this Plan shall not exceed 7,200,000 shares, and such total will be available for the issuance of Incentive Stock Options.

(b) Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award exceeds the number of shares of Stock remaining available under this Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c) Availability of Shares Not Issued under Awards. Shares of Stock subject to an Award under this Plan that expire or are canceled, forfeited, settled in cash or otherwise terminated without an issuance of shares to the Participant, including (i) shares forfeited with respect to Restricted Stock, (ii) the number of shares withheld in payment of any exercise or purchase price of an Award or taxes relating to Awards, and (iii) the number of shares surrendered in payment of any exercise or purchase price of an Award or taxes relating to any Award, will again be available for Awards under this Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

(d) Stock Offered. The shares to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

5. Eligibility; Per Person Award Limitations. Awards may be granted under this Plan only to Persons who are Eligible Persons at the time of grant thereof. In each calendar year, during any part of which the Plan is in effect, a Covered Employee may not be granted (a) Awards (other than Awards designated to be paid only in cash or the settlement of which is not based on a number of shares of Stock) relating to more than 1,000,000 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9 and (b) Awards designated to be paid only in cash, or the settlement of which is not based on a number of shares of Stock, having a value determined on the date of grant in excess of $10,000,000.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(c)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant, or termination of the Participant’s service relationship with the Company, and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under this Plan; provided, however, that the Committee shall not have any discretion to accelerate, waive or modify any term or condition of an Award that is intended to qualify as “performance-based compensation” for purposes of section 162(m) of the Code if such discretion would cause the Award to not so qualify or to accelerate the terms of payment of any Award that provides for deferral of compensation under the Nonqualified Deferred Compensation Rules if such acceleration would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules.

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(b) Options. The Committee is authorized to grant Options, which may be designated as either Incentive Stock Options or Nonqualified Stock Options, to Eligible Persons on the following terms and conditions:

(i) Exercise Price. Each Option agreement shall state the exercise price per share of Stock (the “Exercise Price”); provided, however, that the Exercise Price per share of Stock subject to an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of the grant of an ISO to an individual who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its parent or any subsidiary, 110% of the Fair Market Value per share of the Stock on the date of grant).

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such Exercise Price may be paid or deemed to be paid, the form of such payment, including without limitation cash, Stock, other Awards or awards granted under other plans of the Company or any Subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock subject to Section 6(d). In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued as of the date of exercise.

(iii) ISOs. The terms of any ISO granted under this Plan shall comply in all respects with the provisions of section 422 of the Code. Except as otherwise provided in Section 9, no term of this Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify either this Plan or any ISO under section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of this Plan or the approval of this Plan by the Company’s stockholders. Notwithstanding the foregoing, the Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) subject to any other ISO (within the meaning of section 422 of the Code) of the Company or a parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISOs are granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

(c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

(i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

(ii) Rights Related to Options. An SAR granted pursuant to an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Section 6(c)(ii)(B). That Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms of the Award agreement governing the Option, which shall comply with the following provisions in addition to those applicable to Options:

(A) An SAR granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferable.

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(B) Upon the exercise of an SAR related to an Option, a Participant shall be entitled to receive payment from the Company of an amount determined by multiplying:

(1) the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by

(2) the number of shares as to which that SAR has been exercised.

(iii) Right Without Option. An SAR granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award agreement governing the SAR, which Award agreement shall comply with the following provisions:

(A) Each Award agreement shall state the total number of shares of Stock to which the SAR relates.

(B) Each Award agreement shall state the time or periods in which the right to exercise the SAR or a portion thereof shall vest and the number of shares of Stock for which the right to exercise the SAR shall vest at each such time or period.

(C) Each Award agreement shall state the date at which the SARs shall expire if not previously exercised.

(D) Each SAR shall entitle a Participant, upon exercise thereof, to receive payment of an amount determined by multiplying:

(1) the difference obtained by subtracting the Fair Market Value of a share of Stock on the date of grant of the SAR from the Fair Market Value of a share of Stock on the date of exercise of that SAR, by

(2) the number of shares as to which the SAR has been exercised.

(iv) Terms. Except as otherwise provided herein, the Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. SARs may be either freestanding or in tandem with other Awards.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Certificates for Stock. Restricted Stock granted under this Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name

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of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iii) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards under this Plan or deferred without interest to the date of vesting of the associated Award of Restricted Stock; provided, that, to the extent applicable, any such election shall comply with the Nonqualified Deferred Compensation Rules. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units (including Performance Share Units), which are rights to receive Stock or cash (or a combination thereof) at the end of a specified deferral period (which may or may not be coterminous with the vesting schedule of the Award), to Eligible Persons, subject to the following terms and conditions:

(i) Award and Restrictions. Settlement of an Award of Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Restricted Stock Units shall be satisfied by the delivery of cash or Stock in the amount equal to the Fair Market Value of the specified number of shares of Stock covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii) Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Restricted Stock Units shall be either (A) paid with respect to such Restricted Stock Units on the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Units and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Bonus Stock, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements; provided, that, in the case of Participants subject to section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Stock to an officer of the Company or any of its Subsidiaries in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to an Eligible Person, entitling a Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that

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Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of, or the performance of, specified Subsidiaries of the Company. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under this Plan, may also be granted pursuant to this Section 6(h).

7. Certain Provisions Applicable to Awards.

(a) Termination of Employment. Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and the Company or any Subsidiary shall be specified in the agreement controlling such Award.

(b) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under this Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, or any of its Subsidiaries, or of any business entity to be acquired by the Company or any of its Subsidiaries, or any other right of an Eligible Person to receive payment from the Company or any of its Subsidiaries. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. Notwithstanding the foregoing, but subject to Section 9 of the Plan, without the approval of stockholders, the terms of outstanding Awards may not be amended to reduce the Exercise Price of outstanding Options or SARs or to cancel outstanding Options and SARs in exchange for cash, other Awards, or Options or SARs with an Exercise Price that is less than the Exercise Price of the original Options or SARs. Awards under this Plan may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any of its Subsidiaries, in which the value of Stock subject to the Award is equivalent in value to the cash compensation. Awards granted pursuant to the preceding sentence shall be designed, awarded and settled in a manner that does not result in additional taxes under the Nonqualified Deferred Compensation Rules.

(c) Term of Awards. Except as specified herein, the term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under section 422 of the Code).

(d) Form and Timing of Payment under Awards. Subject to the terms of this Plan and any applicable Award agreement, payments to be made by the Company or any of its Subsidiaries upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including without limitation cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis; provided, however, that any such deferred payment will be set forth in the agreement evidencing such Award and/or otherwise made in a manner that will not result in additional taxes under the Nonqualified Deferred Compensation Rules. Except as otherwise provided herein, the

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settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(c) of this Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee and in compliance with the Nonqualified Deferred Compensation Rules. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company and shall be made pursuant to the Nonqualified Deferred Compensation Rules. This Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(e) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to section 16 of the Exchange Act shall be exempt from such section pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under section 16(b) of the Exchange Act.

(f) Non-Competition Agreement. Each Participant to whom an Award is granted under this Plan may be required to agree in writing as a condition to the granting of such Award not to engage in conduct in competition with the Company or any of its Subsidiaries for a period after the termination of such Participant’s employment with the Company and its Subsidiaries as determined by the Committee.

8. Performance Awards.

(a) Performance Conditions. The right of an Eligible Person to receive a grant, and the right of a Participant to exercise or receive settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 8(b) hereof in the case of a Performance Award intended to qualify under section 162(m) of the Code.

(b) Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award may be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b); provided, however, that nothing in this Section 8(b) or elsewhere in the Plan shall be interpreted as preventing the Committee from granting Awards to Covered Employees that are not intended to constitute “performance-based compensation” within the meaning of section 162(m) of the Code or from determining that it is no longer necessary or appropriate for any such Awards to qualify as “performance-based compensation” within the meaning of section 162(m) of the Code.

(i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the

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achievement of performance goals being “substantially uncertain” at the time the Committee actually establishes the performance goal or goals. The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants. In establishing or adjusting a performance goal, the Committee may exclude the impact of any of the following events or occurrences which the Committee determines should appropriately be excluded: (a) any amounts accrued by the Company or its Subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (b) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (c) asset write-downs; (d) litigation, claims, judgments or settlements; (e) the effect of changes in tax law or other such laws or regulations affecting reported results; (f) accruals for reorganization and restructuring programs; (g) any extraordinary, unusual or nonrecurring items as described in the Accounting Standards Codification Topic 225, as the same may be amended or superseded from time to time; (h) any change in accounting principle as defined in the Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time; (i) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (j) goodwill impairment charges; (k) operating results for any business acquired during the applicable performance period; (l) third party expenses associated with any acquisition by the Company or any Subsidiary; (m) items that the Board has determined do not represent core operations of the Company, specifically including but not limited to interest, expenses, taxes, depreciation and depletion, amortization and accretion charges; (n) marked-to-market adjustments for financial instruments; (o) impairment to assets; and (p) any other extraordinary events or occurrences identified by the Committee, including but not limited to, such items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in the Company’s annual report to stockholders for the applicable year.

(ii) Business and Individual Performance Criteria.

(A) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share (diluted or basic); (2) revenues; (3) cash flow; (4) cash flow from operations; (5) cash flow return on investment; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) contribution margin; (14) net income; (15) net income per share; (16) pretax earnings; (17) pretax earnings before interest, depreciation and amortization; (18) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (19) total stockholder return; (20) debt reduction or management; (21) market share; (22) stock price; (23) operating income; (24) reserve growth; (25) reserve replacement; (26) production growth; (27) finding/ development costs; (28) lease operating expense; (29) sales; (30) expense reduction or management; (31) stockholder value added; (32) net operating profit; (33) net operating profit after tax; (34) effective equipment utilization; (35) achievement of savings from business improvement projects; (36) capital project deliverables; (37) performance against environmental targets; (38) safety performance and/or incident rate; (39) human resources management targets, including medical cost reductions and time to hire; (40) leverage ratios including debt to equity and debt to total capital; (41) new or expanded market penetration; (42) satisfactory internal or external audits; (43) inventory or reserves growth; and (44) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.

(B) Individual Performance Criteria. The grant, exercise and/or settlement of Performance Awards may also be contingent upon individual performance goals established by the Committee, including

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individual business objectives and criteria specific to an individual’s position and responsibility with the Company or its Subsidiaries. If required for compliance with section 162(m) of the Code, such criteria shall be approved by the stockholders of the Company.

(iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code.

(iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may, in its discretion, adjust the amount of such Performance Award pool to reflect the events or occurrences set forth in Section 8(b)(i). The Committee may specify the amount of the Performance Award pool as a percentage of any such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.

(v) Settlement of Performance Awards; Other Terms. After the end of each performance period, the Committee shall determine (A) the amount, if any, of the Performance Award pool, and the maximum amount of the potential Performance Award payable to each Participant who is designated to participate in the Performance Award pool, or (B) the amount of the potential Performance Award otherwise payable to each Participant. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, and/or adjust the amount of a settlement otherwise to be made in connection with such Performance Awards to reflect the events or occurrences set forth in Section 8(b)(i), but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). For purposes of clarity, in the event that an adjustment made solely pursuant to Section 8(b)(i) above results in an increase in a payment under an Award that is intended to qualify as “performance-based compensation” under section 162(m) of the Code, the Committee will not be deemed to have made an impermissible increase to the amount payable pursuant to that Award. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(c) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards, and the achievement of performance goals relating to and final settlement of Performance Awards under Section 8(b) shall be made in writing in the case of any Award intended to qualify under section 162(m) of the Code. The Committee may not delegate any responsibility relating to such Performance Awards.

(d) Status of Section 8(b) Performance Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards under Section 8(b) hereof granted to Persons who are designated by the Committee as likely to be Covered Employees within the meaning of section 162(m) of the Code and the regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Eligible Person will be a Covered Employee with

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respect to a fiscal year that has not yet been completed, the term “Covered Employee” as used herein shall mean only a Person designated by the Committee, at the time of grant of a Performance Award, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of this Plan as in effect on the date of adoption of any agreements relating to Performance Awards that are designated as intended to comply with section 162(m) of the Code does not comply or is inconsistent with the requirements of section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

9. Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.

(a) Existence of Plans and Awards. The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. In no event will any action taken by the Committee pursuant to this Section 9 result in the creation of deferred compensation within the meaning of the Nonqualified Deferred Compensation Rules.

(b) Subdivision or Consolidation of Shares. The terms of an Award and the number of shares of Stock authorized pursuant to Section 4 for issuance under the Plan shall be subject to adjustment from time to time, in accordance with the following provisions:

(i) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock or in the event the Company distributes an extraordinary cash dividend, then, as appropriate, (A) the maximum number of shares of Stock available for the Plan or in connection with Awards as provided in Sections 4 and 5 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (A) the maximum number of shares of Stock for the Plan or available in connection with Awards as provided in Sections 4 and 5 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(iii) Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Section 9(b), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall promptly provide each affected Participant with such notice.

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(iv) Adjustments under Sections 9(b)(i) and (ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

(c) Corporate Recapitalization. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”) without the occurrence of a Change in Control, the number and class of shares of Stock covered by an Option or an SAR theretofore granted shall be adjusted so that such Option or SAR shall thereafter cover the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by such Option or SAR and the share limitations provided in Sections 4 and 5 shall be adjusted in a manner consistent with the recapitalization.

(d) Additional Issuances. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

(e) Change in Control. Upon a Change in Control, the Committee, acting in its sole discretion without the consent or approval of any holder, shall affect one or more of the following alternatives, which may vary among individual holders and which may vary among Options or SARs (collectively “Grants”) held by any individual holder: (i) accelerate the time at which Grants then outstanding may be exercised so that such Grants may be exercised in full for a limited period of time on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised Grants and all rights of holders thereunder shall terminate, (ii) require the mandatory surrender to the Company by selected holders of some or all of the outstanding Grants held by such holders (irrespective of whether such Grants are then exercisable under the provisions of this Plan) as of a date, before or after such Change in Control, specified by the Committee, in which event the Committee shall thereupon cancel such Grants and pay to each holder an amount of cash per share equal to the excess, if any, of the amount calculated in Section 9(f) (the “Change in Control Price”) of the shares subject to such Grants over the Exercise Price(s) under such Grants for such shares (except to the extent the Exercise Price under any such Grant is equal to or exceeds the Change in Control Price, in which case no amount shall be payable with respect to such Grant), or (iii) make such adjustments to Grants then outstanding as the Committee deems appropriate to reflect such Change in Control; provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Grants then outstanding; provided, further, however, that the right to make such adjustments shall include, but not require or be limited to, the modification of Grants such that the holder of the Grant shall be entitled to purchase or receive (in lieu of the total number of shares of Stock as to which an Option or SAR is exercisable (the “Total Shares”) or other consideration that the holder would otherwise be entitled to purchase or receive under the Grant (the “Total Consideration”)), the number of shares of stock, other securities, cash or property to which the Total Shares or Total Consideration would have been entitled to in connection with the Change in Control (A) (in the case of Options), at an aggregate exercise price equal to the Exercise Price that would have been payable if the Total Shares had been purchased upon the exercise of the Grant immediately before the occurrence of the Change in Control, and (B) in the case of SARs, if the SARs had been exercised immediately before the occurrence of the Change in Control.

(f) Change in Control Price. The “Change in Control Price” shall equal the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the price per share offered to holders of Stock in any merger or consolidation, (ii) the per share Fair Market Value of the Stock immediately before the Change in Control without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of Stock in any tender offer

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or exchange offer whereby a Change in Control takes place, or (v) if such Change in Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 9(f), the Fair Market Value per share of the Stock that may otherwise be obtained with respect to such Grants or to which such Grants track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Grants. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 9(f) or in Section 9(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

(g) Impact of Corporate Events on Awards Generally. In the event of changes in the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 9, any outstanding Awards and any Award agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion, which adjustment may, in the Committee’s discretion, be described in the Award agreement and may include, but not be limited to, adjustments as to the number and price of shares of Stock or other consideration subject to such Awards, accelerated vesting (in full or in part) of such Awards, conversion of such Awards into awards denominated in the securities or other interests of any successor Person, or the cash settlement of such Awards in exchange for the cancellation thereof. In the event of any such change in the outstanding Stock, the aggregate number of shares of Stock available under this Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

10. General Provisions.

(a) Transferability.

(i) Permitted Transferees. The Committee may, in its discretion, permit a Participant to transfer all or any portion of an Option or SAR, or authorize all or a portion of an Option or SAR to be granted to an Eligible Person to be on terms which permit transfer by such Participant; provided that, in either case, the transferee or transferees must be a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, an individual sharing the Participant’s household (other than a tenant or employee of the Company), a trust in which any of the foregoing individuals have more than fifty percent of the beneficial interest, a foundation in which any of the foregoing individuals (or the Participant) control the management of assets, or any other entity in which any of the foregoing individuals (or the Participant) own more than fifty percent of the voting interests (collectively, “Permitted Transferees”); provided further that, (A) there may be no consideration for any such transfer and (B) subsequent transfers of Options or SARs transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Option or SAR and transfers to other Permitted Transferees of the original holder. Agreements evidencing Options or SARs with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 10(a)(i).

(ii) Qualified Domestic Relations Orders. An Option, Stock Appreciation Right, Restricted Stock Unit Award, Restricted Stock Award or other Award may be transferred, to a Permitted Transferee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.

(iii) Other Transfers. Except as expressly permitted by Sections 10(a)(i) and 10(a)(ii), Awards shall not be transferable other than by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 10, an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution.

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(iv) Effect of Transfer. Following the transfer of any Award as contemplated by Sections 10(a)(i), 10(a)(ii) and 10(a)(iii), (A) such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Participant” shall be deemed to refer to the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Participant or other transferee, as applicable, to the extent appropriate to enable the Participant to exercise the transferred Award in accordance with the terms of this Plan and applicable law and (B) the provisions of the Award relating to exercisability shall continue to be applied with respect to the original Participant and, following the occurrence of any applicable events described therein the Awards shall be exercisable by the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Participant, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

(v) Procedures and Restrictions. Any Participant desiring to transfer an Award as permitted under Sections 10(a)(i), 10(a)(ii) or 10(a)(iii) shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if (A) it would give rise to short swing liability under section 16(b) of the Exchange Act or (B) it may not be made in compliance with all applicable federal, state and foreign securities laws.

(vi) Registration. To the extent the issuance to any Permitted Transferee of any shares of Stock issuable pursuant to Awards transferred as permitted in this Section 10(a) is not registered pursuant to the effective registration statement of the Company generally covering the shares to be issued pursuant to this Plan to initial holders of Awards, the Company shall not have any obligation to register the issuance of any such shares of Stock to any such transferee.

(b) Taxes. The Company and any of its Subsidiaries are authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee; provided, that if such tax obligations are satisfied through the withholding of shares of Stock that are otherwise issuable to the Participant pursuant to an Award (or through the surrender of shares of Stock by the Participant to the Company), the number of shares of Stock that may be so withheld (or surrendered) shall be limited to the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such tax liabilities determined based on the applicable minimum statutory withholding rates for U.S. federal, state and/or local tax purposes, including payroll taxes, as determined by the Committee.

(c) Changes to this Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of stockholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in this Plan; provided, however, that, without the consent of an affected Participant, no such Committee action may materially

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and adversely affect the rights of such Participant under such Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 9 will be deemed not to materially or adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

(d) Limitation on Rights Conferred under Plan. Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of its Subsidiaries, (ii) interfering in any way with the right of the Company or any of its Subsidiaries to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(e) Unfunded Status of Awards. To the extent applicable, Awards under this Plan are unfunded and unsecured.

(f) Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not qualify under section 162(m) of the Code. Nothing contained in this Plan shall be construed to prevent the Company or any of its Subsidiaries from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award made under this Plan. No employee, beneficiary or other person shall have any claim against the Company or any of its Subsidiaries as a result of any such action.

(g) Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h) Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of this Plan or any Award agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to section 16(b) of the Exchange Act) or section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or section 422 of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed an Option not subject to section 422 of the Code for all purposes of the Plan.

(i) Governing Law. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Texas, without giving effect to any conflict of law provisions thereof, except to the extent Texas state law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

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(j) Conditions to Delivery of Stock. Nothing herein or in any Award granted hereunder or any Award agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of a Restricted Stock Award, Restricted Stock Unit, or other Award the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or settlement of any Restricted Stock Award, Restricted Stock Unit or other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. No Option or Stock Appreciation Right shall be exercisable and no settlement of any Restricted Stock Award or Restricted Stock Unit shall occur with respect to a Participant unless and until the holder thereof shall have paid cash or property to, or performed services for, the Company or any of its Subsidiaries that the Committee believes is equal to or greater in value than the par value of the Stock subject to such Award.

(k) Section 409A of the Code. In the event that any Award granted pursuant to this Plan provides for a deferral of compensation within the meaning of the Nonqualified Deferred Compensation Rules, it is the general intention, but not the obligation, of the Company to design such Award to comply with the Nonqualified Deferred Compensation Rules and such Award shall be interpreted accordingly. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules on account of a “separation from service” (as defined under the Nonqualified Deferred Compensation Rules), to the extent required by the Code, such payment shall not occur until the date that is six months plus one day from the date of such separation from service. Any amount that is otherwise payable within the six-month period described herein will be aggregated and paid in a lump sum without interest.

(l) Clawback. This Plan is subject to any written clawback policies the Company, with the approval of the Board, may adopt. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards under this Plan to reduction, cancellation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to this Plan.

(m) Plan Effective Date and Term. This Plan was adopted by the Board on the Effective Date, and approved by the stockholders of the Company on [                    ], 2014, to be effective as of the Effective Date. No Awards may be granted under this Plan on and after June 16, 2020.

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ANNEX B

OASIS PETROLEUM INC.

AMENDED AND RESTATED

2010 ANNUAL INCENTIVE COMPENSATION PLAN

January 1, 2014

SECTION 1

PURPOSE

SECTION 1.1 Purpose. This Amended and Restated 2010 Annual Incentive Compensation Plan (the “Plan”), effective as of January 1, 2014 (the “Effective Date”), is established by Oasis Petroleum Inc., a Delaware corporation (the “Company”), to create incentives and rewards that are designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company’s success. Toward these objectives, the Plan permits the grant of Awards subject to the conditions set forth in the Plan.

SECTION 2

DEFINITIONS

For purposes of this Plan, terms not otherwise defined in the Plan shall be defined as set forth below:

SECTION 2.1 “Award” means a conditional right to receive annual cash incentive compensation granted under the Plan to an Employee or other Participant by the Plan Administrator for a calendar year pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Plan Administrator may establish.

SECTION 2.2 “Board” means the Company’s Board of Directors.

SECTION 2.3 “Cause” shall have the meaning given such term in any employment agreement between the Company and an Employee or, if an Employee is a participant in the Company’s Amended and Restated Executive Change in Control and Severance Benefit Plan, as amended and/or restated from time to time (the “CIC Plan”), the meaning given such term in that plan; provided, however, that if there is no existing employment agreement between the Company and an Employee and the Employee does not participate in the CIC Plan, the term “Cause” shall mean, when used in connection with the termination of an Employee’s employment with the Company, the termination of the Employee’s employment by the Company on account of:

(i)	the willful and continued failure by the Employee to substantially perform his or her duties and obligations (other than any such failure resulting from his or her incapacity due to physical or mental illness), after a written demand for substantial performance has been delivered to the Employee by the Company or by the Employee’s supervisor, which demand identifies in reasonable detail the manner in which the Employee is believed to have not substantially performed his or her duties;

(ii)	the Employee’s willful and serious misconduct which has resulted in or could reasonably be expected to result in material injury to the business, financial condition or reputation of the Company;

(iii)	the Employee’s conviction of, or entering of a plea of nolo contendere to, a crime that constitutes a felony or serious misdemeanor; or

(iv)	the breach by the Employee of any written covenant or agreement with the Company not to disclose any information pertaining to the Company or not to compete or interfere with the Company.

SECTION 2.4 “Change in Control” means the occurrence of any of the following events:

(i)	The consummation of an agreement to acquire or a tender offer for beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by any Person, of 50% or more of either (x) the then outstanding shares of the Company’s Common Stock, par value $0.001 per share (the “Outstanding Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this paragraph (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (A), (B) and (C) of paragraph (iii) below;

(ii)	Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board;

(iii)	Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then outstanding shares of common stock or common equity interests and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock or common equity interests of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body of such entity except to the extent that such ownership results solely from ownership of the Company that existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors or similar governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

SECTION 2.5 “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

SECTION 2.6 “Committee” means a committee of two or more directors designated by the Board to administer this Plan; provided, however, that unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be an “outside director” within the meaning of Treasury Regulation §1.162 27 under section 162(m) of the Code, except to the extent administration of this Plan by “outside directors” is not then required in order to qualify for tax deductibility under section 162(m) of the Code.

SECTION 2.7 “Covered Employee” means an Employee who is a Covered Employee as specified in Section 6 of this Plan.

SECTION 2.8 “Employee” means any employee (including, without limitation, officers and directors who are also employees) of the Company who provides services to the Company or any subsidiary or affiliated entity

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thereof as a common law employee and whose remuneration is subject to the withholding of federal income tax pursuant to section 3401 of the Code. Employee shall not include any individual (A) who provides services to the Company or any subsidiary or affiliated entity thereof under an agreement, contract, or any other arrangement pursuant to which the individual is initially classified as an independent contractor or (B) whose remuneration for services has not been treated initially as subject to the withholding of federal income tax pursuant to section 3401 of the Code even if the individual is subsequently reclassified as a common law employee as a result of a final decree of a court of competent jurisdiction or the settlement of an administrative or judicial proceeding. Leased employees shall not be treated as Employees under this Plan.

SECTION 2.9 “Incumbent Board” means the portion of the Board constituted of the individuals who are members of the Board as of the Effective Date, and any individual who becomes a director of the Company after the Effective Date and whose election or appointment by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board.

SECTION 2.10 “Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity; a Person, together with that Person’s “affiliates” and “associates” (as those terms are defined in Rule 12b-2 under the Exchange Act, provided that “registrant” as used in Rule 12b-2 shall mean the Company), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such Person, shall be deemed a single “Person.”

SECTION 3

ADMINISTRATION

SECTION 3.1 Plan Administrator. This Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan (the “Plan Administrator”). The Plan Administrator shall have the authority, in its sole and absolute discretion, to delegate its duties and functions under the Plan to such agents as it may appoint from time to time, provided the Plan Administrator may not delegate its duties where such delegation would violate state corporate law or with respect to making Awards to, or otherwise with respect to Awards granted to, individuals who are Covered Employees receiving Awards that are intended to constitute “performance-based compensation” within the meaning of section 162(m) of the Code.

SECTION 3.2 Powers of the Plan Administrator. Subject to Section 3.3, the Plan Administrator shall have complete authority and power to interpret the Plan, select Employees and other individuals to be granted Awards, select performance measures and performance goals, determine a Participant’s right to an Award and the amount of the Award, determine the time or times when Awards will be made, determine the form of an Award and all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, and take all other actions necessary or desirable for the administration of the Plan including, but not limited to, prescribing, amending and rescinding rules relating to administration of the Plan. All actions of the Plan Administrator shall be final and binding upon all Participants.

SECTION 3.3 Determination of Company Performance. With respect to all Participants, the Board or Committee shall be solely responsible for determining the extent to which any performance goals tied to the performance of the Company as a whole have been met.

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SECTION 4

PARTICIPANTS

SECTION 4.1 Participants. The Plan Administrator shall determine and designate the Employees of the Company and any of its subsidiaries, and other persons who provide services to the Company or any of its subsidiaries, who will receive an Award under the Plan for a specified calendar year (the “Participants”). The grant of any Award hereunder shall not create a claim for any future Awards.

SECTION 5

AWARD DETERMINATION

SECTION 5.1 Establishment of Awards. For each calendar year, the Plan Administrator shall determine the Participants in the Plan who will receive Awards, shall select one or more performance measures, and shall establish the performance goals with respect to each selected performance measure. The Plan Administrator shall establish the Award opportunities and other terms of the Award to be made to each Participant; provided, however, that the maximum Award payment that any Covered Employee may receive for any given calendar year is $10,000,000. The selected performance measures and goals may be different for different Participants.

SECTION 5.2 Adjustments in Performance Goals. Subject to Section 6 with respect to Awards to Covered Employees, the Plan Administrator may adjust the performance goals established for a particular calendar year to account for extraordinary events which may affect the determination of performance, in order to avoid distortions in the operation of the Plan. Such events may include, without limitation, special charges and other extraordinary items or significant acquisitions or divestitures.

SECTION 5.3 Determination of Awards Earned. Subject to Section 3.3, after the end of the calendar year, the Plan Administrator shall determine the extent to which the applicable performance goals have been satisfied and the amount, if any, payable to the Participant pursuant to his or her Award by reason of such performance. The Plan Administrator may, at its discretion, increase, decrease or eliminate the Award for a Participant based on its assessment of the Participant’s individual performance, subject to Section 6 with respect to Awards to Covered Employees.

SECTION 5.4 Termination of Employment. The Plan Administrator shall have full authority in its discretion to determine whether an Employee whose employment terminates for any reason other than for Cause during a calendar year shall receive any payment pursuant to an Award for that calendar year and, if so, the amount of such payment; provided, that, with respect to Awards to Covered Employees that are intended to constitute “performance based compensation” within the meaning of section 162(m) of the Code, the Plan Administrator shall not take any action in this regard that would cause any such Award to fail to so qualify. Employees who are terminated for Cause will not be eligible to receive an Award payment.

SECTION 6

AWARDS TO COVERED EMPLOYEES

SECTION 6.1 Awards Granted to Designated Covered Employees. If the Plan Administrator determines that an Award to be granted to an Employee who is designated by the Plan Administrator as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, such Award shall be subject to the terms set forth in this Section 6, notwithstanding any contrary term otherwise provided in this Plan; provided, however, that nothing in this Section 6 or elsewhere in the Plan shall be interpreted as preventing the Plan Administrator from granting Awards to Covered Employees that are not

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intended to constitute “performance based compensation” within the meaning of section 162(m) of the Code or from determining that it is no longer necessary or appropriate for such Awards to qualify as “performance based compensation” within the meaning of section 162(m) of the Code.

SECTION 6.2 Performance Goals Generally. The performance goals for Awards subject to this Section 6 shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Plan Administrator consistent with this Section 6.2. Performance goals shall be objective and shall otherwise meet the requirements of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Plan Administrator result in the achievement of performance goals being “substantially uncertain” at the time the Plan Administrator actually establishes the performance goal or goals. The Plan Administrator may determine that such Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the payment of such Awards. Performance goals may differ for Awards granted to any one Participant or to different Participants. In establishing or adjusting a performance goal, the Plan Administrator may exclude the impact of any of the following events or occurrences which the Plan Administrator determines should appropriately be excluded: (i) any amounts accrued by the Company or its subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (ii) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (iii) asset write-downs; (iv) litigation, claims, judgments or settlements; (v) the effect of changes in tax law or other such laws or regulations affecting reported results; (vi) accruals for reorganization and restructuring programs; (vii) any extraordinary, unusual or nonrecurring items as described in the Accounting Standards Codification Topic 225, as the same may be amended or superseded from time to time; (viii) any change in accounting principle as defined in the Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time; (ix) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (x) goodwill impairment charges; (xi) operating results for any business acquired during a specified calendar year; (xii) third party expenses associated with any acquisition by the Company or any subsidiary; (xiii) items that the Board has determined do not represent core operations of the Company, specifically including but not limited to interest, expenses, taxes, depreciation and depletion, amortization and accretion charges; (xiv) marked-to-market adjustments for financial instruments; (xv) impairment to assets; and (xvi) any other extraordinary events or occurrences identified by the Plan Administrator, including but not limited to, such items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in the Company’s annual report to stockholders for the applicable year.

SECTION 6.3 Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Plan Administrator in establishing performance goals for Awards that are subject to this Section 6: (i) earnings per share (diluted or basic); (ii) revenues; (iii) cash flow; (iv) cash flow from operations; (v) cash flow return on investment; (vi) return on net assets; (vii) return on assets; (viii) return on investment; (ix) return on capital; (x) return on equity; (xi) economic value added; (xii) operating margin; (xiii) contribution margin; (xiv) net income; (xv) net income per share; (xvi) pretax earnings; (xvii) pretax earnings before interest, depreciation and amortization; (xviii) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (xix) total stockholder return; (xx) debt reduction or management; (xxi) market share; (xxii) stock price; (xxiii) operating income; (xxiv) reserve growth; (xxv) reserve replacement; (xxvi) production growth; (xxvii) finding/ development costs; (xxviii) lease operating expense; (xxix) sales; (xxx) expense reduction or management; (xxxi) stockholder value added; (xxxii) net operating profit; (xxxiii) net operating profit after tax; (xxxiv) effective equipment utilization; (xxxv) achievement of savings from business improvement projects; (xxxvi) capital project deliverables; (xxxvii) performance against environmental targets; (xxxviii) safety performance and/or incident rate; (xxxix) human resources management targets, including

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medical cost reductions and time to hire; (xl) leverage ratios including debt to equity and debt to total capital; (xli) new or expanded market penetration; (xlii) satisfactory internal or external audits; (xliii) inventory or reserves growth; and (xliv) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Plan Administrator including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.

SECTION 6.4 Individual Performance Criteria. Payment of Awards subject to this Section 6 may also be contingent upon individual performance goals established by the Plan Administrator, including individual business objectives and criteria specific to an individual’s position and responsibility with the Company or its subsidiaries. If required for compliance with section 162(m) of the Code, such criteria shall be approved by the stockholders of the Company.

SECTION 6.5 Time for Establishing Performance Goals. Performance goals applicable to Awards subject to this Section 6 shall be established not later than 90 days after the beginning of the calendar year applicable to such Awards, or at such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code.

SECTION 6.6 Payout of Awards. After the end of each applicable calendar year, the Plan Administrator shall determine the amount of any Award that is subject to this Section 6 payable to each Participant. The Committee may, in its discretion, reduce the amount of a payment otherwise to be made in connection with an Award that subject to this Section 6, and/or adjust the amount of a payment otherwise to be made in connection therewith to reflect the events or occurrences set forth in Section 6.2, but may not exercise discretion to increase any such amount in the case of an Award intended to qualify as “performance-based compensation” under section 162(m) of the Code. For purposes of clarity, in the event that an adjustment made solely pursuant to Section 6.2 above results in an increase in a payment under an Award that is intended to qualify as “performance based compensation” under section 162(m) of the Code, the Committee will not be deemed to have made an impermissible increase to the amount payable pursuant to that Award. The Committee shall specify the circumstances in which such an Award shall be paid or forfeited in the event of termination of employment by an Employee prior to the end of the applicable calendar year or payment of such Award; provided, that, with respect to Awards intended to constitute “performance-based compensation” within the meaning of section 162(m) of the Code, the Plan Administrator shall not take any action in this regard that would cause any such Award to fail to so qualify.

SECTION 6.7 Written Determinations. All determinations by the Plan Administrator as to the establishment of performance goals, the amount of any Award, and the achievement of performance goals relating to and final payment of Awards under this Section 6 shall be made in writing in the case of any Award intended to qualify as “performance-based compensation” under section 162(m) of the Code. The Plan Administrator may not delegate any responsibility relating to such Awards.

SECTION 6.8 Status of Awards under Section 162(m) of the Code. It is the intent of the Company that Awards under this Section 6 granted to Employees who are designated by the Plan Administrator as likely to be Covered Employees within the meaning of section 162(m) of the Code and the regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto) shall, if so designated by the Plan Administrator, constitute “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder. Accordingly, the terms of this Section 6, including the definitions of Covered Employee and other terms used herein, shall be interpreted in a manner consistent with section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Plan Administrator cannot determine with certainty whether a given Employee will be a Covered Employee with respect to a calendar year that has not yet been completed, the term “Covered Employee” as used herein shall mean only an Employee designated by the Plan Administrator, at the time of grant of an Award, who is likely to be a Covered Employee with respect to that calendar year. If any provision of this Plan as in effect on the date of adoption of any agreements relating to Awards that are designated as intended to comply with section 162(m) of the Code does

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not comply or is inconsistent with the requirements of section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

SECTION 7

PAYMENT OF INCENTIVE AWARD

SECTION 7.1 Payment of Awards. Each Participant shall be paid his or her Award, to the extent earned (as determined by the Plan Administrator in its sole discretion), for the respective calendar year in the form of a cash payment as soon as reasonably practicable following the date on which the amount payable under the Award is determined by the Plan Administrator, but in no event will any such payment be made later than March 15th of the calendar year following the calendar year to which such Award relates.

SECTION 7.2 Payment Upon Change in Control. Notwithstanding any other provision of this Plan, in the event of a Change in Control of the Company, the target Award amount that a Participant is eligible to earn for the calendar year in which the Change in Control occurs shall be deemed earned by such Participant and shall be paid to such Participant in cash within 30 days after the date of the Change in Control.

SECTION 8

GENERAL

SECTION 8.1 Amendment or Termination of Plan. The Board or Committee may at any time suspend or terminate the Plan, in whole or in part, or revise or amend it in any respect whatsoever. Nothing herein shall restrict the Plan Administrator’s ability to exercise its discretionary authority pursuant to Section 3 hereof, which discretion may be exercised without amendment to the Plan. However, no action hereunder may, without the consent of a Participant, reduce the Participant’s rights to receive any benefits accrued hereunder prior to the effective date of such amendment, suspension or termination. Nothing herein shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

SECTION 8.2 Incapacity of Participant. If the Plan Administrator finds that any Participant to whom a payment is payable under the Plan is unable to care for his or her affairs because of illness or accident or is under a legal disability, any payment due (unless a prior claim shall have been made by a duly appointed legal representative) at the discretion of the Plan Administrator, may be paid to the spouse, child, parent, brother or sister of such Participant or to any person whom the Plan Administrator has determined has incurred expense for such Participant. Any such payment shall be a complete discharge of the obligations of the Company under the provisions of the Plan.

SECTION 8.3 No Right to Continued Employment. Nothing contained in the Plan shall confer upon any Employee any right to continued employment with the Company nor interfere in any way with the right of the Company to terminate the employment of such Employee at any time or to increase or decrease the compensation of the Employee.

SECTION 8.4 No Right to an Award. Nothing contained in the Plan shall be deemed to give any Employee or any other individual any right to be selected as a Participant or to be granted an Award.

SECTION 8.5 Nonassignment. The right of a Participant to the payment of any amounts under the Plan may not be assigned, transferred, pledged or encumbered in any manner nor shall such right or other interests be subject to attachment, garnishment, execution or other legal process.

SECTION 8.6 Withholding Taxes. Appropriate taxes shall be withheld from all payments made to Participants pursuant to this Plan.

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SECTION 8.7 Unfunded Obligations. The amounts to be paid to Participants pursuant to this Plan are unfunded obligations of the Company. The Company is not required to segregate any monies from its general funds, to create any trusts, or to make any special deposits with respect to this obligation.

SECTION 8.8 Applicable Law. Except to the extent superseded by applicable federal law, the Plan shall be governed by and construed in accordance with the laws of the State of Texas.

SECTION 8.9 Clawback. This Plan is subject to any written clawback policies the Company, with the approval of the Board, may adopt. Any such policy may subject a Participant’s rights and benefits under this Plan to reduction, cancellation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to this Plan.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000198889_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Ted Collins, Jr. 02 Douglas E. Swanson, Jr. OASIS PETROLEUM INC. 1001 FANNIN STREET, SUITE 1500 HOUSTON TX 77002 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2014. 3. To approve the Amended and Restated 2010 Long Term Incentive Plan. 4 To approve the Amended and Restated 2010 Annual Incentive Compensation Plan. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000198889_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report on Form 10-K is/are available at www.proxyvote.com . OASIS PETROLEUM INC. Annual Meeting of Shareholders May 1, 2014 9:00 AM CDT This proxy is solicited by the Board of Directors The undersigned hereby appoints Thomas B. Nusz and Nickolas J. Lorentzatos, and each of them, as attorneys in fact and proxies with full power of substitution and revocation as to each of them, to represent the undersigned and to vote all the shares of common stock of Oasis Petroleum Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 1, 2014, and any adjournment or postponement thereof, upon the matters set forth on the reverse side. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THE NAMED PROXIES WILL VOTE “FOR ALL” ON THE ELECTION OF DIRECTOR NOMINEES AND “FOR” AS TO ITEMS 2, 3 AND 4. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED. Continued and to be signed on reverse side